UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PEAK RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(i) Common Stock, par value $0.01 per share, of Peak Resorts, Inc., and (ii) Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of Peak Resorts, Inc.

(2)
Aggregate number of securities to which transaction applies:

As of July 31, 2019: (i) 15,227,562 shares of common stock issued and outstanding; (ii) 6,359,300 shares of common stock issuable upon conversion of issued and outstanding shares of Series A cumulative convertible preferred stock; (iii) 459,027 shares of common stock issuable pursuant to outstanding awards of restricted stock units; and (iv) 7,188,036 shares of common stock issuable pursuant to outstanding warrants to purchase shares of common stock.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value of the transaction was determined based upon the sum of:    (i) 15,227,562 shares of common stock multiplied by $11.00 per share; (ii) (a) 20,000 shares of Series A cumulative convertible preferred stock multiplied by $1,769.0292 (consisting of  $1,748.81, plus $20.2192 per share of accrued and unpaid dividends on such issuance of Series A cumulative convertible preferred stock as of July 31, 2019), plus (b) 20,000 shares of Series A cumulative convertible preferred stock multiplied by $1,748.81 (consisting of  $1,748.81, plus no accrued and unpaid dividends on such issuance of Series A cumulative convertible preferred stock as of July 31, 2019); (iii) 459,027 shares of common stock issuable pursuant to outstanding awards of restricted stock units multiplied by $11.00 per restricted stock unit; and (iv) 7,188,036 shares of common stock issuable pursuant to outstanding warrants to purchase shares of common stock multiplied by $3.00 per share (which is equal to the difference between $11.00 and $8.00, the weighted average exercise price of such warrants).
In accordance with Exchange Act Rule 0-11, as amended, the filing fee of  $32,054.17 was determined by multiplying the proposed maximum aggregate value of the transaction of  $264,473,371 by 0.0001212.

(4)
Proposed maximum aggregate value of transaction:
$264,473,371

(5)
Total fee paid:
$32,054.17

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 2, 2019
Peak Resorts, Inc.
17409 Hidden Valley Drive
Wildwood, Missouri 63025
[•], 2019
To the Shareholders of Peak Resorts, Inc.:
You are cordially invited to attend a special meeting of the shareholders (the “Special Meeting”) of Peak Resorts, Inc., a Missouri corporation (“Peak Resorts,” the “Company,” “we,” “us,” or “our”), to be held on [•], 2019, at [•], Central time, at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025.
At the Special Meeting, you will be asked to consider and vote on proposals (i) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 20, 2019, by and among Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), the Company, and, solely for the purposes stated in Section 9.14 of the Merger Agreement, Vail Resorts, Inc., a Delaware corporation (“Vail Resorts”), and approve the Merger (as defined below) and the other transactions contemplated thereby, relating to the proposed acquisition of the Company by Parent, a direct, wholly-owned subsidiary of Vail Resorts, and (ii) regarding the adjournment of the Special Meeting. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts.
If the Merger is completed, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock, par value $0.01 per share (the “common stock”), that you own (unless you have properly exercised and perfected your appraisal rights with respect to your shares under Missouri law), which represents a premium of approximately (i) 116% over the closing share price of our common stock on The Nasdaq Global Market (“Nasdaq”) on July 19, 2019, the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 147% over the three-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019, and (iii) 144% over the six-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019.
Each share of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81; plus (ii) the aggregate amount of all accrued and unpaid dividends on the applicable issuance of Series A Preferred Stock as of the effective time of the Merger, in cash, without interest.
The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the accompanying proxy statement and after consultation with the Company’s legal and financial advisors, has (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board unanimously recommends that you vote:

(1)
“FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and

(2)
“FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of  [ • ], 2019, the record date for the Special Meeting, voting together as a single class on an as-converted basis. Please note that any abstention or other failure to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on either of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. In addition, you may obtain information about us from documents that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the accompanying proxy statement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. I encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information related to the Merger Agreement and the Merger.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Banks, Brokers and Shareholders Call Toll-Free: (800) 509-1312
On behalf of the Board, I thank you for your continued support and appreciate your consideration of these matters.
Sincerely,
Timothy D. Boyd
Chief Executive Officer, President and Chairman of the Board

The accompanying proxy statement is dated [•], 2019 and, together with the enclosed form of proxy card, is first being mailed to shareholders on or about [•], 2019.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 2, 2019
Peak Resorts, Inc.
17409 Hidden Valley Drive
Wildwood, Missouri 63025
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [•], 2019
To the Shareholders of Peak Resorts, Inc.:
Notice is hereby given that a special meeting of the shareholders (the “Special Meeting”) of Peak Resorts, Inc., a Missouri corporation (“Peak Resorts,” the “Company,” “we,” “us,” or “our”), will be held on [•], 2019, at [•], Central time, at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 20, 2019, by and among Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), the Company, and, solely for the purposes stated in Section 9.14 of the Merger Agreement, Vail Resorts, Inc., a Delaware corporation (“Vail Resorts”), and approve the Merger (as defined below) and the other transactions contemplated thereby, relating to the proposed acquisition of the Company by Parent, a direct, wholly-owned subsidiary of Vail Resorts. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

2.
To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

Any action on the items of business described above may be considered at the Special Meeting or at any time and date to which the Special Meeting may be properly adjourned or postponed.
Only holders of record of our common stock, par value $0.01 per share (the “common stock”), and holders of record of our Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in each case, as of the close of business on [•], 2019 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.
A list of shareholders of record will be available for inspection at our corporate headquarters located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, during ordinary business hours during the 10-day period before the Special Meeting.
The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the proxy statement and after consultation with the Company’s legal and financial advisors, has (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger

Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board unanimously recommends that you vote:
(1)
“FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and

(2)
“FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the proxy statement. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. Please note that any abstention or other failure to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. Abstentions will have the same effect as a vote “AGAINST” this proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of this proposal.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on either of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby.
Shareholders who do not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will have the right to seek appraisal of the fair value of their shares if they comply with the applicable requirements of Missouri law, which are summarized in the proxy statement and reproduced in their entirety in Annex C to the proxy statement.
You are encouraged to read the proxy statement and its annexes, including all documents incorporated by reference into the proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Banks, Brokers and Shareholders Call Toll-Free: (800) 509-1312

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the proxy statement.
By Order of the Board of Directors,
Timothy D. Boyd
Chief Executive Officer, President and Chairman of the Board
Dated: [•], 2019
The accompanying proxy statement is dated [•], 2019 and, together with the enclosed form of proxy card, is first being mailed to shareholders on or about [•], 2019.

i

ii

SUMMARY
This summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement, including with respect to the Merger Agreement, the Merger and the other transactions contemplated thereby, and may not contain all of the information that may be important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to, or incorporate by reference, in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 104. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger (Page 32)
Peak Resorts, Inc.
Peak Resorts, Inc. is a Missouri corporation (“Peak Resorts,” the “Company,” “we,” “us,” or “our”). We are a leading owner and operator of high-quality, individually branded ski resorts in the U.S. We currently operate 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest United States, 16 of which we own. The majority of our resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Washington D.C., Baltimore, Cleveland, Kansas City and St. Louis, enabling day and overnight drive accessibility. Our resorts are comprised of more than 2,300 acres of skiable terrain that appeal to a wide range of ages and abilities. We offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking, zip tours, golf, and other summer activities. We believe that both the day and overnight drive segments of the ski industry are appealing given their stable revenue base, high margins and attractive risk-adjusted returns. We have maintained our targeted acquisition growth strategy and successfully acquired and integrated 14 ski resorts since our incorporation in 1997. We were incorporated in Missouri on September 24, 1997, as a holding company to own or lease and operate day and overnight drive ski resorts through wholly-owned subsidiaries. Please see “Where You Can Find More Information” beginning on page 104 for additional information regarding us.
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “SKIS.”
Our principal executive office is located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, and our telephone number is (636) 938-7474.
Vail Resorts, Inc.
Vail Resorts, Inc. (“Vail Resorts”), a Delaware corporation, was organized as a holding company in 1997 and operates through various subsidiaries. Vail Resorts’ subsidiaries operate 17 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe and Okemo in Vermont; Mt. Sunapee in New Hampshire; Stevens Pass in Washington; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts. Vail Resorts’ common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MTN.”
Vail Resorts’ principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.

Vail Holdings, Inc.
Vail Holdings, Inc. (“Parent”) is a Colorado corporation and a direct, wholly-owned subsidiary of Vail Resorts. Parent was incorporated in 1965, and is one of the principal operating subsidiaries of Vail Resorts.
Parent’s principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.
VRAD Holdings, Inc.
VRAD Holdings, Inc. (“Merger Sub”) is a Missouri corporation and a direct, wholly-owned subsidiary of Parent. Merger Sub was incorporated in 2019 by Parent solely for the purposes of entering into the transactions contemplated by the Merger Agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the Merger.
Merger Sub’s principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.
The Special Meeting (Page 25)
Date, Time and Place
The Special Meeting will be held on [•], 2019, at [•], Central time, at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025.
Purpose of the Special Meeting
At the Special Meeting, we will ask shareholders to vote on proposals to: (1) adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; and (2) adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Record Date; Shares Entitled to Vote
Holders of the outstanding shares of common stock and Series A Preferred Stock as of the close of business on [•], 2019, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. The terms of the Series A Preferred Stock provide that the holder of record of the Series A Preferred Stock, Cap 1 LLC (“Cap 1”), is entitled to vote together with holders of our common stock, voting together as a single class on an as-converted basis, on all matters submitted to a vote of the holders of our common stock.
On the Record Date, there were [•] shares of our common stock outstanding, each entitled to one vote per share, for an aggregate of  [•] votes, and there were 40,000 shares of our Series A Preferred Stock outstanding, for aggregate votes of 6,359,300 (or 158.9825 votes per share of Series A Preferred Stock, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date). Therefore, a total of [•] votes are eligible to be cast at the Special Meeting.
Quorum
As of the Record Date, there were [•] shares of common stock outstanding and entitled to vote at the Special Meeting, assuming the conversion of the 40,000 shares of Series A Preferred Stock outstanding as of the Record Date into 6,359,300 shares of common stock (as calculated pursuant to the conversion provisions of the certificate of designation for the Series A Preferred Stock). A majority of the issued and outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, present in person or represented by proxy at the Special Meeting, shall constitute a quorum at the Special Meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present, however “broker non-votes” (described in more detail below in “—Voting of Proxies”), if any, will not be counted as present for the purpose of determining whether a quorum is present at the Special Meeting.
Vote Required
The General and Business Corporation Law of the State of Missouri (the “MGBCL”) requires that two-thirds of the shares of common stock and Series A Preferred Stock outstanding and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis, vote in favor of the Merger Agreement in order for the Merger to be consummated. The failure of any shareholder to vote, abstentions, and broker non-votes, if any, will have the same effect as a vote by that shareholder “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. Abstentions will have the same effect as a vote “AGAINST” this proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of this proposal.
Each share of common stock is entitled to one vote per share. Each share of Series A Preferred Stock will have the equivalent of 158.9825 votes per share, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date (as calculated pursuant to the conversion provisions of the certificate of designation for the Series A Preferred Stock).
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [•] shares of common stock, or approximately [•]% of the aggregate shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting. The directors and executive officers have informed the Company that they currently intend to vote all of their shares “FOR” each of the proposals to be considered and voted on at the Special Meeting. The Supporting Shareholders (as defined in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62 and, each, a “Supporting Shareholder”), some of whom are directors and executive officers and/or their affiliates, have entered into Support Agreements (as defined in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62) pursuant to which they have agreed to, among other things, and subject to certain conditions, vote shares representing approximately 45% of the total shares entitled to notice of, and to vote at, the Special Meeting, as of the date of the Merger Agreement, in favor of the proposal to the adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62.
Voting of Proxies
Any shareholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee on how you wish to vote your shares using the instructions provided by your broker, bank, trustee or other nominee. Under applicable stock exchange rules, brokers, banks, trustees and other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and brokers, banks, trustees and other nominees cannot vote on either of these proposals without your instructions. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes, if any, will not be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Broker non-votes, if any, will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present. Because neither of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting. Therefore, it is important that you cast your vote or instruct your broker, bank, trustee or other nominee on how you wish to vote your shares.
All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Shares represented at the Special Meeting but not voted, including shares for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.
Only shares affirmatively voted for the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal.
If you abstain from voting, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and “AGAINST” the proposal to adjourn the Special Meeting, whether or not a quorum is present.
If you do not execute a proxy card, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present.
Revocability of Proxies
If you are a shareholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (i) signing another proxy card with a later date and returning it to us prior to the Special Meeting; (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (iii) delivering a written notice of revocation to our Corporate Secretary at 17409 Hidden Valley Drive, Wildwood, Missouri 63025; or (iv) attending the Special Meeting and voting in person by ballot (however, simply attending the Special Meeting will not cause your proxy to be revoked).
If you hold your shares in “street name,” you should contact your broker, bank, trustee or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your broker, bank, trustee or other nominee.
The Merger (Page 32)
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts.
Effect on the Company if the Merger is Not Completed
If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by the required vote of our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares. Instead, we will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic and current reports with the Securities and Exchange Commission (the “SEC”). If the Merger is not completed, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement. Under specified circumstances, we will be required to pay Parent the Termination Fee or the Parent Expenses (each as defined in “—Termination Fees and Treatment of Expenses”) upon the termination of the Merger Agreement. For more details, see “The Merger—Effect on the Company if the Merger is Not Completed” beginning on page 33.
Merger Consideration
Upon completion of the Merger, the Company will cease to be a publicly traded company and at the effective time of the Merger (the “Effective Time”):
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each share of common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in “The Merger—Merger Consideration” beginning on page 34)) will cease to be outstanding and will be converted into the right to receive $11.00 in cash, without interest and less any applicable withholding taxes (the “Common Merger Consideration”); and

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each share of Series A Preferred Stock that is outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81, the product of  $11.00 multiplied by the amount equal to the quotient of  $1,000 divided by $6.29; plus (ii) the aggregate amount of all accrued and unpaid dividends on the applicable issuance of Series A Preferred Stock as of the Effective Time, in cash without interest.

Following the completion of the Merger, you will no longer own any shares of the capital stock of the surviving corporation. You will, however, have the right to receive the applicable Merger Consideration (as defined below), but you will no longer have any other rights as a shareholder of the Company (except that shareholders who have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the MGBCL, as described in “The Merger—Appraisal Rights” beginning on page 64).
As used in this proxy statement, “Merger Consideration” means the Common Merger Consideration, the First Issuance Preferred Merger Consideration (as defined in “The Merger—Merger Consideration” beginning on page 34), the Second Issuance Preferred Merger Consideration (as defined in “The Merger—Merger Consideration” beginning on page 34), the RSU Merger Consideration (as defined in “—Treatment of Restricted Stock Units”) or the Warrant Merger Consideration (as defined in “—Treatment of Warrants”), as applicable.
Treatment of Restricted Stock Units
As a result of the Merger, each restricted stock unit (each, an “RSU”) awarded pursuant to the Company’s 2014 Equity Incentive Plan, as amended from time to time (the “Equity Incentive Plan”), that remains outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to (i) $11.00, multiplied by (ii) the number of RSUs held by such holder (the “RSU Merger Consideration”), less withholdings for any applicable taxes.
Treatment of Warrants
As a result of the Merger, each warrant to purchase shares of common stock that is issued and outstanding immediately prior to the Effective Time (collectively, and as further defined in “Security Ownership of Certain Beneficial Owners and Management” beginning on page 96, the “Warrants”) will be cancelled with the consent of the holder thereof in exchange for the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of common stock in respect of such Warrant; multiplied by (ii) the excess of  $11.00 over the per share exercise price under such Warrant (the “Warrant Merger Consideration”).
Financing of the Merger
The consummation of the Merger is not subject to a financing condition. The Company and Parent estimate that the total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses will be approximately $276 million, consisting of approximately $264 million in cash Merger consideration and approximately $12 million in transaction related fees and expenses. Parent expects this amount to be funded through a combination of cash on hand, Vail Resorts’ existing revolving credit facility and an expansion of Vail Resorts’ existing credit facility. In addition, Vail Resorts will be assuming, paying off or refinancing our outstanding debt. See “The Merger—Financing of the Merger” beginning on page 58.
Conditions to Completion of the Merger
The respective obligations of each party to consummate the Merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of certain customary conditions, including, but not limited to, the adoption and approval, as applicable of the Merger Agreement, the Merger and the other transactions contemplated thereby by the holders of at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis (the “Shareholder Approval”); the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); the absence of certain governmental proceedings; the accuracy of the representations and warranties of the parties, subject to certain exceptions (including material adverse effect qualifications regarding their accuracy and matters contained in the disclosure schedule delivered by the Company to Parent at or before the execution and delivery by the Company of the Merger Agreement (the “Company Disclosure Schedule”)); the compliance by the parties with their respective obligations under the Merger Agreement in all material respects; and the delivery of certain closing documents. The obligations of each of Parent and Merger Sub to consummate the Merger are also subject to the condition that since the date of the Merger Agreement, there shall not have occurred any fact, circumstance, occurrence, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in “The Merger Agreement—Material Adverse Effect Definitions” beginning on page 78). For more information, please see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 89.
Interests of the Company’s Directors and Executive Officers in the Merger
When considering the unanimous recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted and approved by shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
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that each executive officer, non-employee director and one key employee, who is also a director of the Company, will have their RSUs accelerated in connection with the Merger, described under “—Treatment of Restricted Stock Units.”

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the entitlement of each executive officer and one key employee, who is also a director of the Company, pursuant to his respective employment agreement to receive payments and benefits in connection with a qualifying termination of employment on or following the day on which the closing of the Merger (the “Closing”) occurs (the “Closing Date”).

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that certain directors and executive officers and/or their affiliates have entered into Support Agreements in connection with the Merger Agreement and the Merger and the transactions contemplated thereby.

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that Cap 1, an affiliate of Rory Held, a Board member, owns less than one percent of the publicly traded stock of Vail Resorts.

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that Cap 1, an affiliate of Mr. Held, a Board member, holds the Warrants, owns all 40,000 outstanding shares of Series A Preferred Stock, and is a lender to the Company whose loan may be assumed, refinanced or repaid upon consummation of the Merger.

•
the continued indemnification and directors’ and officers’ liability insurance.

If the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby is approved, the shares held by our directors and executive officers will be treated in the same manner as outstanding shares held by all other shareholders. For more information, see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59.
Support Agreements
Concurrently with the execution of the Merger Agreement, the Supporting Shareholders entered into Support Agreements with Parent. Certain of the Supporting Shareholders represent, collectively, the Company’s largest shareholders. Pursuant to the Support Agreements, each Supporting Shareholder agreed to, prior to the Expiration Date (as defined in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62), among other things, and subject to certain conditions, vote their shares in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The shares covered by the Support Agreements constituted approximately 45% of the total shares entitled to notice of, and to vote at, the Special Meeting, as of the date of the Merger Agreement. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62.
Anticipated Date of Completion of the Merger
As of the date of this proxy statement, assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and receipt of regulatory approval, the Merger is expected to be completed in fall 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions described in “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 89, many of which are outside of our control.
Governmental and Regulatory Approvals
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and any applicable statutory waiting period requirements have expired or been terminated. On July 29, 2019, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.
Parent and the Company are required to use their reasonable best efforts to take any and all action, and to do or cause to be done, all things necessary, proper or advisable to consummate the Merger, including as reasonably promptly as practicable taking all steps as may be necessary to obtain any approvals required under the HSR Act and any other approvals required from any governmental authority. Parent and the Company are required to use their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any adverse decree judgment, permanent injunction or other order, including by (i) agreeing to the sale, divestiture or disposition of businesses, product lines, assets, contractual rights, or relationships of Parent, the Company and their respective subsidiaries or (ii) otherwise taking or committing to take actions that after the Closing may limit Parent’s or its subsidiaries’ (including the Company and its subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent, the Company or their respective subsidiaries. Parent has the right, but not the obligation, to oppose by refusing to consent to, through litigation or otherwise, any request, attempt or demand by any governmental authority or other person for any divestiture, hold separate condition or any other restriction with respect to any assets, businesses or product lines of either Parent or the Company. Parent has the obligation to defend litigation instituted by such governmental authority or other person with respect to the legality of the Merger and the transactions contemplated thereby under the HSR Act or any other regulatory laws.
Parent is also required use its reasonable best efforts, with the cooperation of, and in consultation with, the Company, to obtain within 60 days of the date of the Merger Agreement: (i) written confirmation from the United States Forest Service (“USFS”) that renewal, issuance or reissuance of the Company’s USFS permits is not required as a consequence of consummation of the Merger, or (ii) renewed, reissued, or new USFS permits. Furthermore, it is a condition the Closing that the Company or its subsidiaries will have, if necessary, obtained any consent, transfer, renewal, issuance or reissuance with respect to such USFS permits.
Recommendation of the Board and Reasons for the Merger (Page 42)
After considering various factors described in “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 42 and after consultation with the Company’s legal and financial advisors, the Board (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and (2) “FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Opinion of Moelis & Company LLC (Page 46 and Annex B)
At the July 19, 2019 meeting of the Board, Moelis & Company LLC (“Moelis”), financial advisor to the Company, rendered its oral opinion to the Board, confirmed by the delivery of a written opinion dated July 19, 2019, as to the fairness, from a financial point of view and as of the date of such opinion, of the Common Merger Consideration to be received in the Merger by the holders of the Company’s common stock, other than the Supporting Shareholders.
The full text of Moelis’ written opinion dated July 19, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Common Merger Consideration to be received by the holders of the Company’s common stock (other than the Supporting Shareholders) and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter.

For additional information, see the section entitled “The Merger—Opinion of Moelis & Company LLC” beginning on page 46 and Annex B to this proxy statement.
Alternative Proposals; Change in Recommendation; Intervening Events (Page 82)
Alternative Proposals
Pursuant to the Merger Agreement, the Company, its directors, officers, employees and subsidiaries, and its and their respective affiliates and representatives were required to cease any and all existing activities, discussions, or negotiations, if any, with any third party with respect to, or that could reasonably be expected to lead to, any Alternative Proposal (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82), and the Company is required to use its commercially reasonable efforts to cause any such third party (or its agents or advisors) to return or destroy any non-public information in respect of the Company or any subsidiary it was provided.
Pursuant to the Merger Agreement, the Company will not, will cause its directors, officers, employees and subsidiaries not to, and will use its reasonable best efforts to cause its affiliates and its and the Company’s subsidiaries’ respective other representatives not to directly or indirectly:
•
solicit, initiate, knowingly facilitate or knowingly take any action to encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal; or

•
subject to certain exceptions described below, (i) engage in any discussions with, or provide non-public information to, any third party that is seeking to make, has made or could reasonably be expected to make, an Alternative Proposal, (ii) grant any waiver under any standstill agreement with respect to any class of equity securities of the Company or any of its subsidiaries, (iii) approve, support, adopt, endorse or recommend any Alternative Proposal, (iv) take any action to make the provisions of any anti-takeover law inapplicable to any third party or to any Alternative Proposal or (v) enter into any agreement (including any letter of intent or term sheet) relating to any Alternative Proposal.

Pursuant to the Merger Agreement, the Board is prohibited from effecting a Company Adverse Recommendation Change (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82), subject to the exceptions described below.
Notwithstanding the foregoing, prior to the receipt of the Shareholder Approval, the Board, directly or indirectly through any representative, may (i) engage in negotiations with any third party that has made (and not withdrawn) a bona fide, unsolicited Alternative Proposal in writing after the date of the Merger Agreement that did not result from a breach of the restrictions set forth above and that the Board determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor, constitutes or would reasonably be expected to result in a Superior Proposal (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82), and (ii) furnish to the third party non-public information pursuant to an executed confidentiality agreement or (iii) subject to compliance with the additional obligations described below, make a Company Adverse Recommendation Change. In such event, the Company is required to have promptly notified Parent of any inquiry that could reasonably be expected to lead to an Alternative Proposal or its receipt of an Alternative Proposal and the material terms thereof and have provided Parent prior written notice that it intends to take such action, and the Board is required to have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
Change in Recommendation; Intervening Events
Pursuant to the Merger Agreement, the Board is prohibited from effecting a Company Adverse Recommendation Change, subject to the following exceptions (and as more fully described in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82):

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The Board may effect a Company Adverse Recommendation Change in response to an Alternative Proposal if it complies with certain requirements, including, but not limited to, complying with its obligations set forth in “—Alternative Proposals,” providing Parent at least five business days prior written notice of its intent to make a Company Adverse Recommendation Change, negotiating with Parent in good faith to make adjustments in the terms and conditions of the Merger Agreement so that the Alternative Proposal leading to the proposed Company Adverse Recommendation Change ceases to constitute a Superior Proposal, providing Parent with notice of any material amendments or material proposed amendments as to price and other material terms thereof, determining in good faith, after consulting with outside legal counsel and the Company’s financial advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent to the terms and conditions of the Merger Agreement, and, in the case of a Company Adverse Recommendation Change in connection with the Company’s entry into, or public announcement of its intention to enter into, any agreement, letter of intent, term sheet or other contract relating to any Alternative Proposal (other than an acceptable confidentiality agreement), the Company substantially concurrently properly terminates the Merger Agreement and pays the Termination Fee to Parent.

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The Board may effect a Company Adverse Recommendation Change in response to an Intervening Event (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82) if it complies with certain procedures, including, but not limited to, promptly notifying Parent, privately and in writing, at least five business days (the “Intervening Event Notice Period”) before effecting the Company Adverse Recommendation Change, and which notice must include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action and negotiating in good faith with Parent during the Intervening Event Notice Period to make such adjustments to the Merger Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Parent, in its discretion, proposes in good faith to make such adjustments. Furthermore, the Board must determine in good faith, after consulting with outside legal counsel and taking into account any adjustments made by Parent during the Intervening Event Notice Period, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with the Board’s fiduciary duties under applicable law. For more information, please see “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82).

Termination of the Merger Agreement (Page 91)
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:
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by mutual written consent of Parent, Merger Sub and the Company;

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by either Parent or the Company:

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subject to certain conditions, if the Merger has not been consummated on or before January 21, 2020 (such date, as may be extended as described below, the “End Date”); provided that either the Company or Parent may extend the End Date for up to two additional successive 90-day periods if the reason the Merger has not been consummated by the End Date is due to the fact that certain regulatory approvals have not yet been obtained (the “End Date Termination Provision”);

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subject to certain conditions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated thereby, and such law or order has become final and nonappealable; or

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if the Shareholder Approval has not been obtained at the Special Meeting (unless such Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof) (the “Shareholder Approval Termination Provision”).

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by the Company:

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if prior to the receipt of the Shareholder Approval the Board authorizes the Company, in accordance with the terms of the Merger Agreement, to accept a Superior Proposal; provided, that the Company has (i) substantially concurrently with such termination entered into a definitive agreement with respect to such Superior Proposal and (ii) paid the Termination Fee to Parent; or

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subject to certain conditions, if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that certain of the Company’s conditions to the Closing of the Merger would not be satisfied and, in any such case, such breach is incapable of being cured by the End Date.

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by Parent (with any termination by Parent also being an effective termination by Merger Sub):

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if a Company Adverse Recommendation Change has occurred or the Company has breached its obligations regarding the restrictions on its ability to solicit, initiate, facilitate or encourage Alternative Proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals (as discussed in more detail in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events—Alternative Proposals” beginning on page 82) in any material respect; or

•
subject to certain conditions, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement such that certain of Parent’s and Merger Sub’s conditions to the Closing of the Merger would not be satisfied and, in any such case, such breach is incapable of being cured by the End Date.

Termination Fees and Treatment of Expenses (Page 92)
The Company will pay to Parent a termination fee equal to $9.22 million (the “Termination Fee”) in the event that the Merger Agreement is terminated:
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by Parent because a Company Adverse Recommendation Change has occurred or the Company has breached its obligations regarding the matters set forth in “—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 82;

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by the Company, prior to the receipt of the Shareholder Approval, for the Board to accept a Superior Proposal; or

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by Parent or the Company pursuant to the End Date Termination Provision or the Shareholder Approval Termination Provision and (i) prior to such termination an Alternative Proposal has been publicly made, commenced, submitted or announced or made known to the Board prior to the Merger Agreement’s termination and (ii) the Company consummates a transaction with respect to such Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to such Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated; provided that, solely for purposes of this termination fee, all references to “fifteen percent (15%)” and “eighty-five percent (85%)” in the definition of Alternative Proposal found in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events—Alternative Proposals” beginning on page 82 will be deemed to be references to “fifty percent (50%).”

If the Merger Agreement is terminated by Parent or the Company pursuant to the Shareholder Approval Termination Provision, then the Company must reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $3.0 million in the aggregate (the “Parent Expenses”). The Parent Expenses will be credited against any Termination Fee that subsequently becomes payable.

Subject to payment by the Company of the Parent Expenses, if due, all fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers) incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses, except that (i) Parent and the Company are equally responsible for the printing and mailing costs for this proxy statement and (ii) Parent is responsible for all filing fees incurred in connection with the HSR Act.
Appraisal Rights (Page 64)
Under Section 351.455 of the MGBCL, holders of record of our common stock and holders of record of our Series A Preferred Stock, in each case, as of the Record Date as registered in the records of the Company, who object to the Merger Agreement will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares in lieu of receiving the applicable Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the MGBCL. This value could be more than, the same as, or less than the applicable Merger Consideration. Any holder of shares as registered in the records of the Company, as of the Record Date, intending to exercise appraisal rights, among other things, must (i) file with the Company a written objection to the Merger prior to or at the Special Meeting, (ii) not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, (iii) make a written demand on the Company within 20 days after the Effective Time for payment of the fair value of his, her or its shares as of the day before the date on which the vote was taken to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and (iv) otherwise strictly comply with all of the procedures required by Missouri law. Section 351.455 of the MGBCL is included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in the waiver of, or inability to exercise, the right of appraisal. Shareholders who vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the taking of the vote at the Special Meeting and otherwise comply with Section 351.455 of the MGBCL.
If you currently hold your shares in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455 of the MGBCL, prior to the Record Date you may wish to instruct the registered owner of your shares (i.e., your broker, bank, trustee or other nominee) to transfer your security position in such shares to a direct registration system book-entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trustee or other nominee for further information.
Material U.S. Federal Income Tax Consequences of the Merger (Page 67)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67) in exchange for such U.S. Holder’s shares or Warrants in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger (computed as if there were no applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares or Warrants surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger. A Non-U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67) generally will not be subject to U.S. federal income tax with respect to the exchange of shares or Warrants for cash in the Merger, unless such Non-U.S. Holder has certain connections to the United States.
The determination of actual tax consequences of the Merger to a holder will depend on the holder’s specific situation. For more information, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67. Holders of shares or Warrants should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

Specific Performance (Page 93)
In the event of breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to specific performance and the issuance of injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy.
Market Price of the Company’s Common Stock (Page 95)
The closing price of our common stock on Nasdaq, on July 19, 2019, the last trading day prior to the announcement of the Merger, was $5.10 per share. On [•], 2019, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of our common stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.
Since February 2017, the Company has paid regular quarterly cash dividends on its common stock. The Company declared a cash dividend on July 2, 2019 of  $0.07 per outstanding share of its common stock payable on August 9, 2019 to common shareholders of record as of July 25, 2019. Following the payment of this dividend, the Company has agreed in the Merger Agreement to suspend the payment of any future dividends.
Delisting and Deregistration of Peak Resorts Common Stock (Page 64)
If the Merger is completed, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act. Thereafter, we will no longer file periodic reports with the SEC on account of our common stock.
Where You Can Find More Information (Page 104)
You can find more information about us in the periodic reports and other information we file with the SEC. The information is available, free of charge, on the SEC’s website at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC by going to our Internet website at www.peakresorts.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this proxy statement and, therefore, is not incorporated herein by reference. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 104.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to, or incorporated by reference, in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information” beginning on page 104.
Q:
Why am I receiving this proxy statement and proxy card or voting instruction form?

A:
On July 20, 2019, the Company entered into the Merger Agreement providing for the merger of Merger Sub, a direct, wholly-owned subsidiary of Parent, with and into the Company, with the Company surviving the Merger as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts. You are receiving this proxy statement and form of proxy card or voting instruction form in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and the other matter to be voted on at the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares with respect to those matters.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. Following the Effective Time, the Company would be privately held as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts.

Q:
What will I receive in the Merger?

A:
If the Merger is completed, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $1,100 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes. In addition, Cap 1, the holder of record of the Series A Preferred Stock, will receive $1,748.81 plus the aggregate amount of all accrued and unpaid dividends on the applicable issuance of Series A Preferred Stock for each share of Series A Preferred Stock that it owns as of the Effective Time, in cash, without interest. Neither you, nor the holder of the Series A Preferred Stock, will be entitled to receive shares in the surviving corporation or in Parent.

Q:
What will the holders of the Company’s RSUs and Warrants receive in the Merger?

A:
Each RSU awarded pursuant to the Equity Incentive Plan that remains outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to (i) $11.00, multiplied by (ii) the number of RSUs held by such holder, less withholdings for any applicable taxes.

Each Warrant that is issued and outstanding immediately prior to the Effective Time will be cancelled with the consent of the holder thereof in exchange for the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of common stock in respect of such Warrant; multiplied by (ii) the excess of  $11.00 over the per share exercise price under such Warrant.
Q:
How does the Common Merger Consideration compare to the market price of the common stock?

A:
The relationship of the Common Merger Consideration to the trading price of our common stock on Nasdaq constituted a premium of approximately (i) 116% over the closing share price of our common stock on Nasdaq on July 19, 2019, the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 147% over the three-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019, and (iii) 144% over the six-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019.
Q:
Where and when is the Special Meeting?

A:
The Special Meeting will take place on [•], 2019, at [•], Central time, at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

Q:
Who is entitled to vote at the Special Meeting?

A:
Holders of the outstanding shares of common stock and Series A Preferred Stock as of the Record Date are entitled to notice of, and to vote at, the Special Meeting. The terms of the Series A Preferred Stock provide that Cap 1, the holder of record of the Series A Preferred Stock, is entitled to vote together with holders of our common stock, voting together as a single class on an as-converted basis, on all matters submitted to a vote of the holders of our common stock. As of the Record Date, the holder of the Series A Preferred Stock had the right to vote the equivalent of 6,359,300 shares of common stock, as calculated pursuant to the conversion provisions of the certificate of designation for the Series A Preferred Stock.

Each share of common stock is entitled to one vote per share. Each share of Series A Preferred Stock will have the equivalent of 158.9825 votes per share, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date.
Therefore, a total of  [•] votes are eligible to be cast at the Special Meeting.
Q:
May I attend the Special Meeting and vote in person?

A:
Yes. All shareholders of record as of the Record Date or their duly authorized proxies may attend the Special Meeting and vote in person. Beneficial owners of shares are invited to attend the Special Meeting. Seating will be limited. Shareholders will need to present a form of personal identification and beneficial owners will need to present proof of ownership of shares of our common stock or Series A Preferred Stock, as applicable, such as a bank or brokerage account statement to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting, except as administered by the Company.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted in person.
If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on either of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank, trustee or other nominee.
Q:
What matters will be voted on at the Special Meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; and

•
to approve the adjournment the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

Q:
What vote of our shareholders is required to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby?

A:
Under the MGBCL, shareholders holding at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, must affirmatively vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. Because neither of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.

Q:
Are there any voting or support agreements with existing shareholders?

A:
Concurrently with the execution of the Merger Agreement, the Supporting Shareholders entered into Support Agreements with Parent. Certain of the Supporting Shareholders represent, collectively, the Company’s largest shareholders.

Pursuant to the Support Agreements, each Supporting Shareholder agreed to, prior to the Expiration Date, among other things, and subject to certain conditions, vote their shares in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
The shares covered by the Support Agreements constituted approximately 45% of the total shares entitled to notice of, and to vote at, the Special Meeting, as of the date of the Merger Agreement.
For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements” beginning on page 62.
Q:
What vote is required to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting?

A:
Approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis.

The failure of any shareholder of record to (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone; or (iii) vote in person by ballot at the Special Meeting will not have any effect on the proposal to adjourn the Special Meeting. If you hold your shares in “street name,” the failure to instruct your broker, bank, trustee or other nominee how to vote your shares will not have any effect on the adjournment proposal. However, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.
Q:
How many votes am I entitled to cast for each share that I own?

A:
Each share of common stock is entitled to one vote per share. Each share of Series A Preferred Stock will have the equivalent of 158.9825 votes per share, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date.

Q:
What is a quorum?

A:
A quorum is necessary to hold a valid meeting of the Company’s shareholders. A quorum will be present if holders of a majority of the issued and outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, are present in person or represented by proxy at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but abstain or fail to provide voting instructions on either of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
If your shares are held in “street name” by your broker, bank, trustee or other nominee and you do not tell your broker, bank, trustee or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Q:
How does the Board recommend that I vote?

A:
The Board unanimously recommends that our shareholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board also unanimously recommends that the shareholders of the Company vote “FOR” the proposal regarding adjournment of the Special Meeting if necessary or appropriate.

Q:
Why is the Board recommending that I vote “FOR” the Merger?

A:
After careful consideration and after consultation with the Company’s legal and financial advisors, the Board (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. In reaching its decision to approve the Merger Agreement and to unanimously recommend approval of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and the proposal regarding adjournment of the Special Meeting, if necessary or appropriate, the Board consulted with our management, as well as the Company’s legal and financial advisors, and considered the terms of the Merger Agreement. The Board also considered each of the items set forth under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 42.

Q:
What effects will the Merger have on the Company?

A:
Our common stock is currently registered under the Exchange Act and is quoted on Nasdaq under the symbol “SKIS.” As a result of the Merger, the Company will cease to be a publicly traded company and will be directly wholly-owned by Parent and indirectly wholly-owned by Vail Resorts. Following the consummation of the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the Merger, our common stock will no longer be listed on any stock exchange or quotation system, including Nasdaq.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by the required vote of our shareholders, or if the Merger is not consummated for any other reason, our shareholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain an independent public company and shares of our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the risks described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.
Furthermore, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement or reach the price level of the Common Merger Consideration.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, the Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes, if any, as are deemed appropriate. If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operations will not be adversely impacted.
If the Merger Agreement is terminated under certain circumstances, we may be required to pay to Parent the Termination Fee of  $9.22 million. Furthermore, if the Merger Agreement is terminated by Parent or us following the failure to obtain the Shareholder Approval at the Special Meeting, then we must reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $3.0 million in the aggregate. See “The Merger Agreement—Termination Fees and Treatment of Expenses” beginning on page 92.
Q:
What do I need to do now? How do I vote my shares?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to, or incorporated by reference, in this proxy statement, and to consider how the Merger affects you. Your vote is important. If you are a shareholder of record, that is, if your shares are registered in your name with Computershare Trust Company, N.A., our transfer agent, there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•
by attending the Special Meeting and voting in person by ballot (however, simply attending the Special Meeting will not cause your proxy to be revoked).

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a broker, bank, trustee or other nominee, you may vote through your broker, bank, trustee or other nominee by completing and returning the voting form provided by your broker, bank, trustee or other nominee, or, if such a service is provided by your broker, bank, trustee or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your broker, bank, trustee or other nominee, you should follow the instructions on the voting form provided by your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on either of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank, trustee or other nominee.
Q:
What happens if I do not vote?

A:
The vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is based on the total number of outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

The vote to approve the adjournment proposal is based on the total number of outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. If you do not vote, it will have no effect on the adjournment proposal.
Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. If you hold your shares in certificated form and in your name as a shareholder of record, then shortly after the Merger is completed, you will receive a letter of transmittal from the paying agent for the Merger with detailed written instructions for exchanging your shares for the applicable Merger Consideration. If your shares are held in “street name” by your broker, bank, trustee or other nominee, you may receive instructions from your broker, bank, trustee or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the applicable Merger Consideration. Do not send in your certificates, if any, now or with your proxy card.

Q:
I hold my shares in certificated form but do not know where my stock certificate is—how will I get the applicable Merger Consideration for my shares?

A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The paying agent may also require that you provide a bond in customary amount or an indemnity agreement in order to cover any potential loss.

Q:
What happens if I sell my shares before completion of the Merger?

A:
If you transfer your shares, you will have transferred your right to receive the applicable Merger Consideration in the Merger. In order to receive the applicable Merger Consideration, you must hold your shares through completion of the Merger.

The Record Date for shareholders entitled to vote at the Special Meeting is earlier than the consummation of the Merger. If you transfer your shares after the Record Date but before the closing of the Merger, you will have transferred your right to receive the applicable Merger Consideration in the Merger, but retained the right to vote at the Special Meeting.
Q:
Am I entitled to exercise appraisal rights instead of receiving the applicable Merger Consideration for my shares?

A:
Dissenting shareholders of record, as registered in the records of the Company, who do not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and otherwise comply with the requirements of Section 351.455 of the MGBCL are entitled to statutory appraisal rights under Missouri law in connection with the Merger. This means that if you comply with the requirements of Section 351.455 of the MGBCL, you are entitled to have the “fair value” (as defined pursuant to Section 351.455 of the MGBCL, which is reproduced in its entirety as Annex C to this proxy statement) of your shares determined in accordance with Missouri law and to receive payment based on that valuation instead of receiving the applicable Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. Failure to strictly comply with Section 351.455 of the MGBCL may result in your waiver of, or inability to exercise, appraisal rights. See “The Merger—Appraisal Rights” beginning on page 64 and the text of the Missouri appraisal rights statute, Section 351.455 of the MGBCL, which is reproduced in its entirety as Annex C to this proxy statement. If you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you will waive your appraisal rights, unless you revoke your proxy, if revocable, prior to the taking of the vote at the Special Meeting and otherwise comply with Section 351.455 of the MGBCL.
Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a broker, bank, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, trustee or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank, trustee or other nominee.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your broker, bank, trustee or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank, trustee or other nominee how to vote. You should follow the procedures provided by your broker, bank, trustee or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, which we refer to as a “proxy holder,” to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” Timothy Boyd, our Chief Executive Officer, President and Chairman of the Board, and Christopher Bub, our Chief Financial Officer, Vice President and Secretary, are the proxy holders for the Special Meeting, with full power of substitution.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (however, simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank, trustee or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trustee or other nominee to revoke your voting instructions.
Q:
If a shareholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and (2) “FOR” the adjournment the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Q:
How are votes counted?

A:
For the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” this proposal.

For the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. Broker non-votes, if any, will have no effect on this proposal.
Because neither of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We have engaged Georgeson, LLC (“Georgeson”) to assist in the solicitation of proxies for the Special Meeting. We estimate that we will pay Georgeson a fee of approximately $9,500 and will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify it and its affiliates against certain claims, liabilities, losses, damages and expenses. We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Where can I find the voting results of the Special Meeting?

A:
We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 104.

Q:
Will I have to pay taxes on the applicable Merger Consideration I receive?

A:
The receipt of cash in exchange for shares or Warrants, as applicable, pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. You are urged to read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. Because individual circumstances may differ, you are urged to consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares for cash or the receipt of the Warrant Merger Consideration, in each case, pursuant to the Merger, in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received and only if the applicable shareholder provides advance notice and follows certain procedures.

In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
For more information, please see “Householding” beginning on page 103.
Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as reasonably practicable. Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and receipt of regulatory approval, we currently expect to complete the Merger in fall 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions described in “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 89, many of which are outside of our control.

Q:
If the Merger is completed, how will I receive the cash for my shares?

A:
If the Merger is completed and your shares are held in book-entry, the paying agent will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a shareholder of record with your shares held in certificated form, you will receive a letter of transmittal with instructions on how to send your shares to the paying agent in connection with the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See “The Merger Agreement—Exchange and Payment Procedures” beginning on page 76.

If your shares are held in “street name” by your broker, bank, trustee or other nominee, you will receive instructions from your broker, bank, trustee or other nominee as to how to effect the surrender of, and receive payment for, your shares held in “street name.”
Q:
What happens if the market price of shares our common stock significantly changes before the Closing?

A:
Vail Resorts is not obligated to change the Common Merger Consideration as a result of a change in the market price of our common stock.

Q:
Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s shareholders generally?

A:
In considering the unanimous recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 59.

Q:
Are there any other risks to me from the Merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the Merger. For further details, see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 24.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson, which is acting as our proxy solicitor in connection with the Merger.

Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Banks, Brokers and Shareholders Call Toll-Free: (800) 509-1312
If your broker, bank, trustee or other nominee holds your shares, you should also contact your broker, bank, trustee or other nominee for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes, or incorporates by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements included or incorporated by reference in this proxy statement, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the Merger and related transactions, the management projections (as defined in “The Merger—Management Projections”) and all other statements in this proxy statement and the annexes hereto, other than historical facts, constitute forward-looking statements. When used in this proxy statement, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Merger on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain the Shareholder Approval or the failure to satisfy the closing conditions in the Merger Agreement, (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the Merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger, (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the Merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the Merger, including the timing of the consummation of the Merger, (8) the outcome of any legal proceeding relating to the Merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, and (10) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, which is incorporated by reference herein, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences

THE SPECIAL MEETING
This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board for use at the Special Meeting.
Date, Time and Place of the Special Meeting
We will hold the Special Meeting on [•], 2019, at [•], Central time, at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025.
Purpose of the Special Meeting
The purpose of the Special Meeting is for our shareholders to consider and vote upon the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby relating to the proposed acquisition of the Company by Parent, a direct, wholly-owned subsidiary of Vail Resorts. Our shareholders must adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby for the Merger to occur. If our shareholders fail to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which we encourage you to read carefully in its entirety, and the material provisions of the Merger Agreement are described under “The Merger Agreement.” Our shareholders are also being asked to approve the adjournment the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
Only holders of record of our common stock and holders of record of our Series A Preferred Stock, in each case, as of the close of business on [•], 2019, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, [•] shares of common stock and 40,000 shares of Series A Preferred Stock were outstanding and entitled to vote at the Special Meeting.
The terms of the Series A Preferred Stock provide that Cap 1, the holder of record of the Series A Preferred Stock, is entitled to vote together with holders of our common stock, voting together as a single class on an as-converted basis, on all matters submitted to a vote of the holders of our common stock.
Each share of common stock is entitled to one vote per share. Each share of Series A Preferred Stock will have the equivalent of 158.9825 votes per share, which number is equal to the number of shares of common stock into which each such share of Series A Preferred Stock was convertible on the Record Date. As of the Record Date, the holder of the Series A Preferred Stock had the right to vote the equivalent of 6,359,300 shares of common stock, as calculated pursuant to the conversion provisions of the certificate of designation for the Series A Preferred Stock. Therefore, a total of [•] votes are eligible to be cast at the Special Meeting.
The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, will constitute a quorum, permitting the Company to conduct its business at the Special Meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new Record Date is set for an adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting. Broker non-votes, as described below under the sub-heading “—Vote Required; Abstentions and Broker Non-Votes,” if any, will not be considered to be present at the Special Meeting. If less than a majority of the issued and outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, are present in person or represented by proxy at the Special Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting (unless a new Record Date is set) to any shareholder not present at the Special Meeting, to a specified date not later than 90 days after such adjournment.
Vote Required; Abstentions and Broker Non-Votes
For the Company to complete the Merger, under the MGBCL, shareholders holding at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting on the Record Date, voting together as a single class on an as-converted basis, must affirmatively vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. Abstentions will have the same effect as a vote “AGAINST” this proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of this proposal.
In accordance with applicable stock exchange rules, brokers, banks, trustees or other nominees who hold shares in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or with respect to the adjournment proposal. Accordingly, if brokers, banks, trustees or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or the adjournment proposal. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will have no effect on the adjournment proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will be counted as a favorable vote for such proposal. Because neither of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [•] shares of common stock, or approximately [•]% of the aggregate shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting. The directors and executive officers have informed the Company that they currently intend to vote all of their shares “FOR” each of the proposals to be considered and voted on at the Special Meeting. The Supporting Shareholders, some of whom are executive officers and/or directors or affiliates with members of the Board, have entered into Support Agreements pursuant to which they have agreed to, among other things, and subject to certain conditions, vote in favor of the proposal to the adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements.”
Voting of Proxies
Attendance
All holders of shares of common stock and holders of shares of Series A Preferred Stock as of the Record Date for voting at the Special Meeting, including shareholders of record and beneficial owners of shares registered in the “street name” of a broker, bank, trustee or other nominee, are invited to attend the Special Meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trustee or other nominee or other similar evidence of ownership, along with proper identification.
Voting in Person
Shareholders of record will be able to vote in person at the Special Meeting. If you are not a shareholder of record, but instead hold your shares in “street name” through a broker, bank, trustee or other nominee, you must provide a proxy executed in your favor from your broker, bank, trustee or other nominee in order to vote in person at the Special Meeting.
Submitting a Proxy or Providing Voting Instructions
To ensure that your shares are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person.
Shares Held by Record Holder.   If you are a shareholder of record, you may submit a proxy using one of the methods described below:
Submit a Proxy by Telephone or via the Internet.   This proxy statement is accompanied by a proxy card with instructions for submitting votes by telephone or via the Internet. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card.   If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting. If you are a shareholder of record and fail to return your proxy card, unless you are a holder of record on the Record Date and attend the Special Meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will not affect the vote regarding the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Shares Held in “Street Name.”    If your shares are held by a broker, bank, trustee or other nominee on your behalf in “street name,” your broker, bank, trustee or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions via a voting instruction form.
In accordance with the applicable stock exchange rules, brokers, banks, trustees or other nominees who hold shares in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or with respect to the adjournment proposal. Accordingly, if brokers, banks, trustees or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or with respect to the adjournment proposal. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will have no effect on the adjournment proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will be counted as a favorable vote for such proposal. Because neither of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.
Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•
attending the Special Meeting and voting in person (however, simply attending the Special Meeting will not cause your proxy to be revoked); or

•
delivering to the Corporate Secretary of the Company a written notice of revocation to: c/o Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you will need to follow the instructions provided to you by your broker, bank, trustee or other nominee in order to revoke your proxy or submit new voting instructions.
Tabulation of Votes
All votes will be tabulated by Computershare Trust Company, N.A., who will act as the inspector of elections appointed for the Special Meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.
Recommendation of the Board
The Board, after considering the factors more fully described in “The Merger—Recommendation of the Board and Reasons for the Merger” and after consultation with the Company’s legal and financial advisors, has (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
The Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and (2) “FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
For a discussion of the material factors considered by the Board in reaching its conclusions, please refer to “The Merger—Recommendation of the Board and Reasons for the Merger.”

Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the shareholders of the Company necessary to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, the Company does not anticipate that it will adjourn or postpone the Special Meeting.
The Special Meeting may be adjourned by the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.
Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of soliciting proxies. We have engaged Georgeson to assist in the solicitation of proxies for the Special Meeting. We estimate that we will pay Georgeson a fee of approximately $9,500 and will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify it and its affiliates against certain claims, liabilities, losses, damages and expenses. We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Appraisal Rights
Shareholders of the Company are entitled to dissent from the Merger. If a shareholder elects to dissent from the Merger, such shareholder will be entitled to receive the “fair value” of his, her, or its shares if such shareholder complies with the provisions of Section 351.455 of the MGBCL regarding appraisal rights (“Dissenting Shares”). Attached as Annex C to this proxy statement is a copy of the relevant section of the MGBCL regarding such appraisal rights. Dissenting Shares will not be converted into the right to receive the applicable Merger Consideration. A summary of shareholders’ appraisal rights under the MGBCL is provided under “The Merger—Appraisal Rights.”
To assert appraisal rights, a dissenting shareholder must comply with Section 351.455 of the MGBCL, which requires, among other things, that such shareholder give us written notice of his, her or its intent to dissent from the Merger prior to or at the vote of the shareholders at the Special Meeting and that such shareholder not vote his, her or its shares in favor of the Merger Agreement, the Merger and the transactions contemplated thereby. Any shareholder who returns a signed proxy but fails to provide instructions on the manner in which such shareholder’s shares are to be voted will be deemed to have voted “FOR” the Merger. See “The Merger—Appraisal Rights” for additional information.
Other Matters
If you hold your shares in certificated form, you should not return your stock certificate or send documents representing shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares for the applicable Merger Consideration. If the Merger is completed and if your shares are held in book-entry form, the paying agent will issue and deliver to you a check or wire transfer for your shares.

Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Banks, Brokers and Shareholders Call Toll-Free: (800) 509-1312

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY
We are asking you to adopt the Merger Agreement and approve Merger and the other transactions contemplated thereby.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis, voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your broker, bank, trustee or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve Merger and the other transactions contemplated thereby.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Parties Involved in the Merger
Peak Resorts, Inc.
Peak Resorts is a Missouri corporation. We are a leading owner and operator of high-quality, individually branded ski resorts in the U.S. We currently operate 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest United States, 16 of which we own. The majority of our resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Washington D.C., Baltimore, Cleveland, Kansas City and St. Louis, enabling day and overnight drive accessibility. Our resorts are comprised of more than 2,300 acres of skiable terrain that appeal to a wide range of ages and abilities. We offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking, zip tours, golf, and other summer activities. We believe that both the day and overnight drive segments of the ski industry are appealing given their stable revenue base, high margins and attractive risk-adjusted returns. We have maintained our targeted acquisition growth strategy and successfully acquired and integrated 14 ski resorts since our incorporation in 1997. We were incorporated in Missouri on September 24, 1997, as a holding company to own or lease and operate day and overnight drive ski resorts through wholly-owned subsidiaries. Please see “Where You Can Find More Information” for additional information regarding us.
Our common stock is listed on Nasdaq under the symbol “SKIS.”
Our principal executive office is located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, and our telephone number is (636) 938-7474.
Vail Resorts, Inc.
Vail Resorts, a Delaware corporation, was organized as a holding company in 1997 and operates through various subsidiaries. Vail Resorts’ subsidiaries operate 17 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe and Okemo in Vermont; Mt. Sunapee in New Hampshire; Stevens Pass in Washington; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts. Vail Resorts’ common stock is listed on the NYSE under the symbol “MTN.”
Vail Resorts’ principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.
Vail Holdings, Inc.
Parent is a Colorado corporation and an indirect, wholly-owned subsidiary of Vail Resorts. Parent was incorporated in 1965, and is one of the principal operating subsidiaries of Vail Resorts.
Parent’s principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.
VRAD Holdings, Inc.
Merger Sub is a Missouri corporation and a direct, wholly-owned subsidiary of Parent. Merger Sub was incorporated in 2019 by Parent solely for the purposes of entering into the transactions contemplated by the Merger Agreement and has not entered into any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the Merger.
Merger Sub’s principal executive office is located at 390 Interlocken Crescent, Broomfield, Colorado 80021, and its telephone number is (303) 404-1800.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation as a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts. As a result of the Merger, the Company’s common stock will no longer be publicly traded and will be delisted from Nasdaq. You will, however, have the right to receive the applicable Merger Consideration (as detailed below), but you will no longer have any other rights as a shareholder of the Company (except that shareholders who have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the MGBCL, as described below in “—Appraisal Rights”). In addition, the Company’s common stock will be deregistered under the Exchange Act, and the Company will no longer file periodic or current reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.
The Effective Time will occur upon the filing of summary articles of merger with the Secretary of State of Missouri, or at such other time as the parties to the Merger Agreement shall agree and specify in the summary articles of merger.
Effect on the Company if the Merger is Not Completed
If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by the required vote of our shareholders, or if the Merger is not consummated for any other reason, our shareholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain an independent public company, shares of our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the risks described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.
Furthermore, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement or reach the price level of the Common Merger Consideration.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, the Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes, if any, as are deemed appropriate. If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operations will not be adversely impacted.
If the Merger Agreement is terminated under certain circumstances, we may be required to pay to Parent the Termination Fee of  $9.22 million. Furthermore, if the Merger Agreement is terminated by Parent or us following the failure to obtain the Shareholder Approval at the Special Meeting, then we must reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $3.0 million in the aggregate. See “The Merger Agreement—Termination Fees and Treatment of Expenses.”

Merger Consideration
At the Effective Time:
•
each share of common stock issued and outstanding immediately prior to the Effective Time (other than any shares (i) owned by Parent, Merger Sub or any other subsidiary of Parent, (ii) which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 351.455 of the MGBCL, or (iii) owned by the Company in treasury or by any direct or indirect wholly-owned subsidiary of the Company (collectively, the “Excluded Shares”)) will cease to be outstanding and will be converted into the right to receive $11.00 in cash, without interest and less any applicable withholding taxes (the “Common Merger Consideration”);

•
each share of Series A Preferred Stock issued on November 2, 2016 that is outstanding immediately prior to the Effective Time (collectively, the “First Issuance Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81, the product of  $11.00 multiplied by the amount equal to the quotient of  $1,000 divided by $6.29 (the “Preferred Amount”); plus (ii) the aggregate amount of all accrued and unpaid dividends on such First Issuance Preferred Shares as of the Effective Time, in cash, without interest; and

•
each share of Series A Preferred Stock issued on November 21, 2018 that is outstanding immediately prior to the Effective Time (collectively, the “Second Issuance Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81, the product of  $11.00 multiplied by the Preferred Amount; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Second Issuance Preferred Shares as of the Effective Time, in cash, without interest.

As a result of the Merger, each:
•
RSU awarded pursuant to the Equity Incentive Plan that remains outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to the (i) $11.00, multiplied by (ii) number of RSUs held by such holder, less withholdings for any applicable taxes; and

•
Warrant that is issued and outstanding immediately prior to the Effective Time will be cancelled with the consent of the holder thereof in exchange for the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of common stock in respect of such Warrant; multiplied by (ii) the excess of  $11.00 over the per share exercise price under such Warrant.

As of the Effective Time, all shares, other than Excluded Shares, will be cancelled and will thereafter represent only the right to receive the applicable Merger Consideration to be paid in accordance with, and subject to, the conditions of the Merger Agreement. At the Effective Time, each Excluded Share (other than Dissenting Shares) will be automatically canceled without payment of any consideration. In addition, each Dissenting Share will not be converted into the right to receive the applicable Merger Consideration, unless and until such shareholder fails to perfect or effectively withdraws or loses such shareholder’s right to appraisal under Section 351.455 of the MGBCL, at which time each such share will be converted into and will be exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the applicable Merger Consideration. Dissenting Shares shall be treated in accordance with Section 351.455 of the MGBCL, as more fully described in “—Appraisal Rights.”
Background of the Merger
The Board and the senior management team of the Company regularly review the Company’s performance, future growth prospects and overall strategic direction, and consider potential opportunities to strengthen the Company’s business and enhance shareholder value. These reviews have included consideration of a variety of strategic alternatives, including continuing to pursue the Company’s current strategy, potential changes to the Company’s strategy and potential transactions with third parties. The Board also regularly discusses and evaluates potential risks that the Company faces in executing its current strategy, including exposure to unpredictable weather conditions, risks associated with the overall ski industry and intense competition both within the industry and with other recreation alternatives. The Board and the senior management team evaluate the benefits and risks of strategic alternatives based upon what they believe will create shareholder value, further the Company’s strategic objectives, and better serve, satisfy and grow the Company’s customer base.
As part of these assessments, the Company has taken a number of recent actions to enhance shareholder value, such as reinstituting the payment of a quarterly dividend at $0.07 per share of common stock starting in February 2017 and the Company’s November 2018, $71.6 million acquisition of Snow Time Inc. (“Snow Time”), the owner of the Liberty Mountain, Roundtop Mountain and Whitetail resorts located in Pennsylvania, which serve the Baltimore and Washington D.C. metropolitan areas.
On February 11, 2019, Robert Katz, Vail Resorts’ Chief Executive Officer, sent an email to Timothy Boyd, the Company’s Chief Executive Officer, requesting a meeting regarding a potential transaction with the Company.
On March 11, 2019, Mr. Katz and Mr. Boyd met in St. Louis and Mr. Katz orally expressed to Mr. Boyd that Vail Resorts was interested in pursuing a transaction with the Company.
On March 29, 2019, Vail Resorts delivered a letter to the Company indicating its interest to purchase all of the outstanding equity of the Company at $7.00 per share of common stock, subject to due diligence and the negotiation and execution of definitive documentation.
On March 29, 2019, the Company’s common stock closed trading at $4.55 per share on Nasdaq.
On March 29, 2019, an advisor representing Party A, a ski industry resort owner and operator, contacted Richard Deutsch, the Company’s Vice President-Business and Real Estate Development and member of the Board, indicating that Party A would be interested in discussing a potential transaction with the Company.
On April 1, 2019, the Board held a special meeting. The special meeting was attended by Company management and representatives of the Company’s legal advisors at Armstrong Teasdale LLP (“Armstrong Teasdale”) and Sandberg, Phoenix & von Gontard P.C. (“Sandberg Phoenix”). Mr. Boyd briefed the Board on the letter from Vail Resorts and the indication of interest from Party A. A representative of Armstrong Teasdale provided a review of the Board’s fiduciary duties under Missouri law and other considerations in connection with the receipt of the offer letter and the indication of interest. The Board discussed potential responses to the inbound interest and determined to interview and engage financial and legal advisors to assist the Board in considering the offer letter from Vail Resorts and the indication of interest from Party A.
On April 8 and 9, 2019, the Board held a regularly scheduled in person quarterly meeting. At that meeting, on April 9, 2019, the Board engaged Perkins Coie LLP (“Perkins Coie” and, together with Armstrong Teasdale and Sandberg Phoenix, the “legal advisors”) to serve as the Company’s legal advisor in connection with potential extraordinary transactions involving the Company. The meeting was also attended by representatives of Company management and the Company’s regular legal advisors, Armstrong Teasdale and Sandberg Phoenix. Representatives of Perkins Coie advised the Board regarding its fiduciary duties in connection with any evaluation of strategic alternatives and discussed possible process matters and the structure and timing of a potential transaction. During such presentation it was noted that Cap 1, an affiliate of director Rory Held, who was nominated to the Board by Cap 1 pursuant to the terms of the Stockholders’ Agreement between the Company and Cap 1, owned less than one percent of Vail Resorts’ publicly traded common stock. The Board was also aware that Cap 1 was the lender under a $50.0 million term loan to the Company. After considering the foregoing, the Board concluded that Mr. Held could act in the best interest of shareholders as a representative of the Company’s largest shareholder.
Representatives of two investment banking firms, including Moelis, joined the meeting at separate times to discuss their qualifications with the Board, as well as proposed approaches to a strategic review process, during which members of the Board asked questions of the representatives of each of the investment banks. Following the departure of the representatives of the investment banks, the Board discussed each of the presentations and each investment bank’s experience in advising publicly traded companies under similar circumstances, as well as each firm’s experience in the ski industry. After consideration of those and other factors, the Board authorized management to retain Moelis as the Company’s financial advisor, as discussed below.
The Board then discussed how to respond to the unsolicited indications of interest received from Vail Resorts and Party A. They considered that the indication of interest from Vail Resorts represented a significant premium to the Company’s recent and historical trading price, but was not at a price level that the Board believed would be adequate to warrant a sale of the Company. The Board discussed that the Company was not seeking to enter a sales process and considered the possible distraction to management and risk to the Company’s business that could result from a public disclosure of an exploratory sale process, including, but not limited to, the potential risk that competitors would try to exploit any uncertainty regarding the Company to recruit employees of the Company. The Board ultimately determined to enter into initial confidential exploratory discussions with Vail Resorts and Party A with the guidance of legal and financial advisors.
On April 16, 2019, Mr. Boyd contacted Mr. Katz by email to inform him that the Board had received and was considering Vail Resorts’ offer and the Company would be back in contact after the Board had an opportunity to more fully consider the proposal.
On April 18, 2019, a phone call took place between Mr. Katz and Mr. Boyd. During the discussions, Mr. Boyd mentioned that the Company was in the process of retaining a financial advisor and would be in contact after that occurred.
On April 19, 2019, the Board convened a special meeting to further discuss the retention of Moelis as the Company’s financial advisor. Members of Company management and representatives of the legal advisors were also present. The Board discussed the fee proposal provided by Moelis and authorized Company management to further negotiate fees and enter into an engagement agreement with Moelis. The Board also discussed timing and next steps with respect to responding to Vail Resorts and Party A.
On April 23, 2019, the Company entered into a written agreement to engage Moelis as the Company’s exclusive financial advisor in connection with a potential strategic transaction.
On May 2, 2019, the Board held a special meeting with members of Company management, at which representatives of the legal advisors and Moelis were also present. Management reviewed with the Board information previously sent to the Board that summarized certain historical and projected financial information, which we refer to as the “initial projections” (as defined under “—Management Projections”) (with projections extending through fiscal year 2024), as further described under “—Management Projections.” Management also reviewed the assumptions used in preparing the initial projections and discussed the Company’s preliminary results of operations to date for fiscal year 2019. Management indicated that the preliminary results of operations for fiscal year 2019 could be revised, if necessary, to reflect actual results after the completion of fiscal year 2019, which ended on April 30, 2019. The Board discussed the initial projections along with the key assumptions underlying the preparation thereof. The Board concluded that the initial projections appeared to be reasonably prepared, based upon appropriate assumptions and reflected reasonable estimates and judgments of Company management as to the future performance of the Company based on currently available information. Following completion of this meeting, the initial projections were approved for use by, and provided to, Moelis for use in its financial analysis.
On May 6, 2019, Moelis provided disclosure to the Board regarding prior engagements with, or fees received from, certain potential bidders for the Company, the Company and certain affiliates of the Company since May 2016. In its disclosure letter, Moelis confirmed that it had not been engaged by Vail Resorts during the three-year period prior to the date of the letter.
On May 7, 2019, the Board held a special meeting. Representatives of Moelis, the legal advisors and Company management also attended. Representatives of Moelis discussed with the Board the initial projections, the Company’s performance, business and financial condition and certain preliminary financial information relating to the value of the Company. The Board then discussed potential responses to the indications of interest received from each of Vail Resorts and Party A. Following discussion with representatives of each of Moelis and Perkins Coie, the Board authorized Company management to meet with representatives of both Vail Resorts and Party A in person to review public and non-public information regarding the Company, contingent upon execution of appropriate and customary confidentiality agreements.
On May 8, 2019, representatives of Moelis reached out to each of Vail Resorts and Party A to schedule management meetings and deliver the draft confidentiality agreement prepared by the Company’s legal advisors.
From May 8, 2019 through May 20, 2019, Company management, with assistance from representatives of Moelis, prepared presentation materials for each of Vail Resorts and Party A regarding the Company’s business and financial results.
The Company signed confidentiality agreements with Vail Resorts and Party A on May 19 and 21, 2019, respectively. The confidentiality agreements included a standstill, a provision prohibiting solicitation of employees, and anti-clubbing provisions, but the standstill did not include a so-called “don’t ask, don’t waive” provision. The confidentiality agreement was intended to provide the Board with control over the strategic alternative process and facilitate maximization of shareholder value with respect to any proposals received during the course of the process. The confidentiality agreements entered into with Vail Resorts, Party A and other third parties described below also provided that the standstill obligations terminated when the Company entered into a definitive agreement, or announced a public intention to enter into a definitive agreement, for the sale of the Company.
On May 20, 2019, representatives of Company management, including Mr. Boyd, and representatives of Moelis met with representatives of Vail Resorts, including Mr. Katz, in St. Louis to review and discuss information regarding the Company’s business and financial results.
On May 23, 2019, representatives of Company management, including Mr. Boyd, and representatives of Moelis met with representatives of Party A in St. Louis to review and discuss information regarding the Company’s business and financial results.
Following each of these meetings, at the direction of management, Moelis delivered a first-round process letter to each of Vail Resorts and Party A requesting submission of a detailed, nonbinding indication of interest to purchase all of the equity of the Company by May 31, 2019.
In late May 2019, representatives of Party B, a financial sponsor who had previously expressed to the Company an interest in the ski industry, contacted Mr. Deutsch to inquire whether the Company would be willing to discuss a possible sale transaction.
On May 31, 2019, Vail Resorts delivered a non-binding letter of intent offering to acquire all of the equity of the Company at a value of  $8.25 per share of common stock and requesting that the Company agree to engage with Vail Resorts on an exclusive basis for 45 days to allow Vail Resorts to complete its due diligence and negotiate and execute definitive documentation. The $8.25 per share of common stock price assumed that all RSUs would be fully vested or accelerated upon the closing of a transaction. The Company’s common stock closed trading at $4.12 per share on Nasdaq.
On May 31, 2019, Party A informed Moelis that it was not interested in acquiring the entire Company, but would be interested in exploring the purchase of the Company’s Hunter Mountain and Mount Snow resorts.
On June 3, 2019, the Board held a special meeting. Also present were Company management, and representatives of each of Moelis and the legal advisors. Representatives of Moelis provided the Board with an overview of the meetings and communications with each of Vail Resorts and Party A since the prior Board meeting and reviewed the terms of the letter of intent from Vail Resorts and the feedback from Party A. The Board discussed the Company’s potential value and concluded that the $8.25 per share of common stock offered by Vail Resorts, while a significant premium to the Company’s current and historical trading prices, was not a price the Board was willing to accept. The Board also determined that granting exclusivity at this stage was not appropriate. The Board considered and discussed the financial and valuation information presented by Moelis, the Company’s prospects as a stand-alone company, and other factors impacting the Company’s value, including the strong results of the 2018-2019 winter season and the potential synergies for a strategic buyer of the Company. After deliberation and discussion regarding the value of the Company and the Company’s prospects as a stand-alone company, the Board concluded that $10.00 per share of common stock was the minimum price at which further consideration of a possible transaction with Vail Resorts was warranted at this time. Accordingly, the Board instructed Moelis to inform Vail Resorts that the Board would not continue exploring a transaction with Vail Resorts at a price less than $10.00 per share of common stock. The Board also discussed whether to explore a sale of only certain assets and considered the practicalities and pros and cons of such an approach, including that the Hunter Mountain and Mount Snow assets were the Company’s most valuable properties. The Board determined that it would be willing to review a proposal from Party A relating to the sale of certain assets and instructed Moelis to request such a proposal from Party A, specifying that any proposal should include a proposed purchase price.
The Board also discussed whether the Company should contact other parties as part of the process at this stage. The Board discussed with Moelis the potential of other strategic or financial sponsor buyers to pay at least $10.00 per share of common stock and the inherent risks of potential information leaks, further management distraction and competitive concerns regarding retention of employees. The Board also discussed the likelihood that Vail Resorts, as the world’s largest ski industry company, was likely the party most able and willing to pay the highest price for the Company. The Board determined that Moelis should respond to Party B’s inquiry and that after Party B entered into a confidentiality agreement with the Company, Moelis should provide Party B with information to enable it to explore its interest in a transaction. However, the Board determined to wait to proactively contact additional potential parties until the Company received a bid at a price per share of common stock at which the Board would be willing to consider a sale of the Company in light of the risks to the Company from opening up the process more broadly at this time.
On June 4, 2019, representatives of Moelis contacted Vail Resorts to inform them of the Board’s requirement of a bid of at least $10.00 per share of common stock in order to continue the process and that the Board was not willing to grant exclusivity to Vail Resorts. Representatives of Moelis also contacted Party A to inform them that the Board would consider a written offer relating to the sale of certain assets.
On June 5, 2019, Vail Resorts contacted Moelis to inform it that Vail Resorts was increasing its bid to $10.00 per share of common stock and that it desired to commence due diligence on the Company. Vail Resorts did not request exclusivity at this time. The Company’s common stock closed trading at $3.81 per share on Nasdaq on June 5, 2019.
On June 7, 2019, representatives of Party A informed Moelis that Party A was not interested in further pursuing a transaction to purchase the Company or any of its assets, as it was not interested in acquiring the entire Company and did not believe a sale of select assets would be attractive to the Company as compared with an acquisition of the entire Company.
On June 8, 2019, Vail Resorts delivered a due diligence request list to the Company. The Company granted virtual data room access to Vail Resorts and its advisors on June 10, 2019. Vail Resorts and its advisors conducted extensive due diligence, including calls, site visits and environmental studies from June 10, 2019 through July 19, 2019.
On June 14, 2019, the Company and Party B executed a confidentiality agreement, and Moelis provided to Party B a confidential information packet regarding the Company’s business and historical financial results.
Also, on June 14, 2019, the Company posted a draft proposed merger agreement to the virtual data room.
On June 17, 2019, the Company delivered to Vail Resorts a process letter indicating that comments to the draft merger agreement were due on or before July 2, 2019 and that final bids were due on July 9, 2019.
On June 19, 2019, the Board convened a special meeting. Representatives of Moelis, the legal advisors and Company management were also present. Perkins Coie provided the Board with advice regarding its fiduciary duties in connection with a potential sale of the Company. The Board discussed expanding the exploratory sales process to include additional potential bidders. The Board considered the risk that if more parties were contacted there was a greater risk of an information leak and discussed concerns regarding commercial sensitivity especially with regard to the very specialized and closely-knit ski industry labor market. The Board also discussed the benefits of exploring interest from other parties to potentially create competition, obtain a higher bid or ultimate transaction price or, failing that, to otherwise confirm that Vail Resorts’ current offer of  $10.00 per share of common stock was an accurate reflection of the Company’s current value and could not be topped by other potential strategic or financial sponsor buyers. After weighing these factors, the Board determined that, given Vail Resorts bid at $10.00 per share of common stock and the seriousness of their due diligence inquiries to date, it was an appropriate time to conduct a broader market check. Accordingly, the Board authorized Moelis to reach out to seven additional strategic parties in the global ski or resort industries and four additional financial sponsors who were believed to be the parties most likely to have interest in the Company and the financial ability to complete a transaction at or near Vail Resorts’ current offer price.
Beginning on June 21, 2019, Moelis contacted all 11 of the additional parties. Three of the additional parties entered into confidentiality agreements (Party C (a strategic bidder) and Parties D and E (financial sponsors)) and were provided a confidential information package in late June or early July. The remainder of the 11 parties that Moelis contacted were unresponsive or declined to participate either initially or after some review of publicly available information regarding the Company.
On June 24, 2019, Party B provided Moelis with a written indication of interest to acquire all of the equity of the Company at $6.00 to $7.00 per share of common stock.
On June 27, 2019, the Company released its financial results for the fiscal year ended April 30, 2019 and held an investor call. The Company’s common stock closed up $0.45 over the prior day’s closing price to $4.40 per share on Nasdaq.
In connection with the release of the Company’s fiscal year 2019 results, management of the Company prepared a second set of financial projections, updated to reflect actual fiscal year 2019 results, resulting in an upward adjustment to fiscal year 2019 results, which formed a new base year, which we refer to as the “management projections” (see “—Management Projections”). Although the management projections were not approved by the Board until July 11, 2019, management of the Company, including the chairman of the Board, authorized Moelis to share the management projections with Party B, Party C, Party D and Party E prior to formal Board approval. Vail Resorts and Party A did not request to review financial projections prepared by Company management and the Company did not provide the initial projections or the management projections to Vail Resorts or Party A at any time prior to announcement of the transaction.
On June 28, 2019, the Board convened a special meeting. Representatives of Moelis, the legal advisors and Company management were also present. The Board approved a cash dividend of  $0.07 per share of the Company’s common stock payable on August 9, 2019 to common shareholders of record as of July 25, 2019. The Board and the Company’s legal advisors and Moelis also discussed the indication of interest received from Party B. The Board concluded that Moelis should advise Party B that its offer would need to be increased to least $10.00 per share of common stock in order to be competitive.
On June 30, 2019, representatives of Moelis informed Party B that it would need to increase its indication of interest to at least $10.00 per share of common stock to remain competitive, and provided Party B with the management projections, noting that these had not yet been formally approved by the Board, but were an update to the initial projections prepared by the Company (that had been approved by the Board) and based on fiscal year 2019 actual results.
On July 2, 2019, Party B informed Moelis it was not interested in pursuing a transaction with the Company at $10.00 per share of common stock, as it did not believe it could generate sufficient returns at the requested price level.
On July 2, 2019, the Company publicly announced that the Board had declared a cash dividend of $0.07 per share of the Company’s common stock payable on August 9, 2019 to common shareholders of record as of July 25, 2019.
On July 2, 2019, the Company received an initial mark-up of the draft merger agreement from Vail Resorts.

On July 8, 2019, after review of a confidential information package and the management projections, Party D informed Moelis that it was not interested in pursuing a transaction given the lack of a strategic angle and Party D’s belief that it did not expect to be able to offer a competitive bid.
On July 9, 2019, Moelis received a written offer from Vail Resorts to acquire all of the equity of the Company at $10.00 per share of common stock. The offer letter requested that the Supporting Shareholders enter into support agreements committing to, among other things, vote their shares of common stock and Series A Preferred Stock, as applicable, in favor of the merger transaction proposed by Vail Resorts. The offer letter also required the Company to obtain the consent of its primary lender, EPR Properties (“EPR”) to the Merger prior to entry into a definitive merger agreement. The offer letter also assumed full vesting and acceleration of RSUs upon the closing of a transaction.
On July 10, 2019, representatives of Vail Resorts’ legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), delivered draft support agreements to the Supporting Shareholders.
On July 11, 2019, after review of a confidential information package and the management projections, Party E informed Moelis that it was not interested in pursuing a transaction given the lack of a strategic angle and Party E’s belief that it did not expect to be able to offer a competitive bid.
On July 11, 2019, the Board held a special meeting with representatives of Moelis, the legal advisors and Company management in attendance. Representatives of Moelis updated the Board on developments with potential bidders and reviewed Vail Resorts’ most recent offer as well as certain preliminary financial analysis with respect to Vail Resort’s proposed purchase price of  $10.00 per share of common stock. Perkins Coie then reviewed several key issues contained in Vail Resorts’ mark-up of the draft merger agreement, including, among others, (i) comments relating to restrictions on the Board’s ability to accept a Superior Proposal, (ii) the addition of a requirement to reimburse up to $3.0 million of Vail Resorts’ expenses should the Company’s shareholders fail to approve the merger (a so called “naked no” termination fee), (iii) the addition of a closing condition relating to consent of the USFS and (iv) proposed limitations on Vail Resorts’ obligations to obtain antitrust clearance for the transaction. The sense of the Board was that $10.00 per share of common stock was not an adequate offer. Following discussion, the Board instructed Moelis to inform Vail Resorts that the Board believed the Company’s value was above $10.00 per share of common stock and that the Board would be willing to enter into a transaction at closer to $12.00 per share of common stock, subject to resolution of remaining contract terms. The Board also instructed Moelis to inform Vail Resorts that the Board rejected each of Vail Resorts’ draft merger agreement comments that had been discussed with Perkins Coie. The Board also discussed the management projections and concluded that the management projections appeared to be reasonably prepared, based upon appropriate assumptions and reflected reasonable estimates and judgments of Company management as to the future performance of the Company based on currently available information. The Board formally approved the management projections and formally instructed Moelis to rely on the management projections for purposes of Moelis’ financial analysis and fairness opinion.
Later on July 11, 2019, representative of Moelis spoke with representatives of Vail Resorts regarding the financial issues and valuation needed to continue discussions with the Board and, representatives of Perkins Coie spoke with WilmerHale regarding the merger agreement issues discussed with the Board.
On July 12, 2019, Vail Resorts requested, and the Company provided, a full issues list regarding its mark-up of the draft merger agreement.
On July 12, 2019, after review of a confidential information package and the management projections, Party C informed Moelis that it was not interested in pursuing a transaction because Party C did not believe it would be able to generate sufficient synergies to be able to offer a competitive bid.
On July 13, 2019, Vail Resorts submitted a revised offer at $10.50 per share of common stock on a fully diluted basis and a response to the Company’s issues list. Vail Resorts also requested five business days of exclusivity in order to complete negotiation of the draft merger agreement. On July 12, 2019, the trading day immediately preceding the revised offer from Vail Resorts, the closing price of the Company’s common stock was $4.85 per share on Nasdaq.
On July 14, 2019, the Board convened a special meeting with representatives of Company management, Moelis and the legal advisors in attendance. Representatives of Moelis updated the Board regarding the communications with Vail Resorts since the prior Board meeting, including its latest offer at $10.50 per share of common stock. Perkins Coie representatives answered questions from the Board regarding their fiduciary duties, entering into an exclusivity agreement and the terms of the proposed merger agreement, including Vail Resorts’ responses to the issues list provided by the Company on July 12, 2019. Perkins Coie representatives noted that key issues previously discussed with the Board regarding the “naked-no” termination fee and the closing condition for USFS consent to permit transfers remained. The Board determined that entering into exclusivity and conceding certain proposed merger agreement provisions, particularly the “naked-no” vote termination fee, had economic value to the Company that would require Vail Resorts to raise its offer price. The Board determined that at $11.00 per share of common stock it would authorize entry into a five business day exclusivity agreement and agree to the positions proposed in the issues list provided by Vail Resorts on July 13, 2019. The Board instructed Moelis to convey this proposal to Vail Resorts and representatives of Moelis did so following the meeting.
On July 14, 2019, Vail Resorts informed Moelis that it would agree to a price of  $11.00 per share of common stock and the Company and Vail Resorts entered into an exclusivity agreement through Friday July 19, 2019.
On July 15, 2019, representatives of Perkins Coie provided WilmerHale with a mark-up of the draft merger agreement and draft disclosure schedules.
On July 15, 2019, Company management contacted certain of the Company’s lenders, EPR and Royal Banks of Missouri (“RBOM”), to seek their consent to the proposed merger under the applicable credit agreements. From July 15, 2019 through July 20, 2019, the Company and Perkins Coie negotiated consents with each of EPR and RBOM.
From July 15 through July 19, 2019, representatives of Perkins Coie and WilmerHale negotiated open provisions of the draft merger agreement and representatives of Vail Resorts and their legal advisors continued their due diligence review of the Company.
From July 15, 2019 until July 19, 2019, representatives of Perkins Coie, Wilmer Hale and the respective legal counsel for the Supporting Shareholders negotiated and finalized the final Support Agreements, as discussed in more detail below and in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements.”
On July 17, 2019, a financial sponsor that had been initially contacted by Moelis on June 24, 2019 but had not engaged in the process, contacted Moelis regarding exploration of a transaction with the Company. Following consultation with Perkins Coie, due to the exclusivity arrangement with Vail Resorts, Moelis did not respond to the financial sponsor.
On July 19, 2019, the Board convened a special meeting with representatives of Company management, the legal advisors and Moelis in attendance. Representatives of Moelis reviewed with the Board their financial analysis with respect to the Common Merger Consideration of  $11.00 per share of common stock. Perkins Coie then discussed the Board’s fiduciary duties and reviewed with the Board the key legal terms of the draft merger agreement. Perkins Coie also discussed with the Board that the draft merger agreement was not yet finalized due to ongoing negotiations.
The Board determined to adjourn the meeting for two hours in order to have an opportunity to review and consider approval of the final draft of the merger agreement. Upon reconvening later on July 19, 2019, representatives of Moelis, at the request of the Board, rendered an oral opinion to the Board, confirmed by delivery of a written opinion dated July 19, 2019, to the effect that, as of the date of such opinion, and based upon and subject to the conditions and limitations set forth in the opinion, the Common Merger Consideration of  $11.00 in cash per share of common stock to be received in the Merger by the holders of the Company’s common stock (other than the Supporting Shareholders) was fair, from a financial point of view, to such holders. Representatives of Perkins Coie also discussed the changes to the final draft of the merger agreement with the Board. Following additional discussion and deliberation, by a unanimous vote of the Board members present at the meeting, the Board (a) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby were fair to, advisable and in the best interests of the Company and its shareholders, (b) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby, (c) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption and (d) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board also adopted an amendment to the Company’s by-laws to provide exclusive forum in Missouri state and federal courts for certain derivative and other actions brought by the Company’s shareholders. At Vail Resorts’ request, the Board also agreed to extend the exclusivity period with Vail Resorts through Monday, July 22, 2019 in case the EPR and RBOM consents were not received over the weekend.
On July 19, 2019, the Company and Vail Resorts entered into an agreement extending Vail Resorts’ exclusivity through July 22, 2019.
On July 20, 2019, the Company received the consents of each of EPR and RBOM and the Company and Vail Resorts executed the Merger Agreement. The Supporting Shareholders and Parent executed the Support Agreements, which generally require that the Supporting Shareholders will, among other things, vote their shares in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, discussed in more detail in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements.” Pursuant to its Support Agreement, Cap 1 also consented, in its capacity as a lender under the Credit Agreement, to the Merger, subject to the terms of that Support Agreement.
On July 22, 2019, prior to the opening of trading on Nasdaq, each of the Company and Vail Resorts issued press releases announcing the proposed Merger.
On July 31, 2019, the Board convened a special meeting with representatives of Company management, Moelis and the legal advisors present. The Board reaffirmed on a unanimous basis its recommendation that the Company’s shareholders vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
Recommendation of the Board and Reasons for the Merger
Recommendation of the Board
The Board has: (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and its shareholders; (ii) adopted and approved the Merger Agreement and declared advisable the Merger Agreement and the completion by the Company of the Merger and the other transactions contemplated thereby; (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for adoption; and (iv) resolved to recommend that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby.
The Board unanimously recommends that you vote: (1) “FOR” the adoption the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and (2) “FOR” the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.
Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the other transactions contemplated thereby, the Board consulted with management, and representatives of the Company’s financial advisor and legal advisors. In unanimously recommending that shareholders vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):
•
the Board’s understanding of the Company’s business, assets, financial condition, liquidity position and results of operations, its competitive position and historical and prospective performance, and the nature of the industry in which the Company competes.

•
the fact that the all-cash Merger Consideration will provide certainty of value and liquidity to shareholders, while eliminating the effect of long-term business and execution risks to shareholders.

•
the relationship of the $11.00 Common Merger Consideration to the trading price of our common stock on Nasdaq, including that the Common Merger Consideration constituted a significant premium of approximately (i) 116% over the closing share price of our common stock on Nasdaq on July 19, 2019, the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 147% over the three-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019, and (iii) 144% over the six-month volume weighted average price of our common stock on Nasdaq up to, and including, July 19, 2019.

•
the current and historical market prices of our common stock, including the market performance of our common stock relative to those of other participants in our industry and the general market.

•
that shares of our common stock have historically been thinly traded, resulting in price volatility and illiquidity for shareholders.

•
the evaluation of multiple strategic alternatives and the solicitation of bids from multiple strategic and financial sponsor parties, as discussed under “—Background of the Merger.”

•
the advantages of entering into the Merger Agreement in comparison with the risks of remaining an independent public company, including, but not limited to, the risks and uncertainties with respect to:

•
achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the skiing and resort industries specifically;

•
the Company’s vulnerability to lack of adequate snowfall and unseasonable weather conditions, and that the Company’s financial results are highly dependent on weather;

•
competing with the Company’s competitors in a market with increasing industry consolidation and the risk that potential opportunities could diminish in the future as the Company’s competitors continue to pursue acquisitions;

•
dependence on growth and continued popularity of skiing as a recreational activity in the geographies in which the Company operates;

•
achieving projected fiscal year 2020 performance and long-term financial projections as a standalone company; and

•
the various additional risks and uncertainties that are set forth in Part I, Item 1A. of our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.

•
our ability to service, pay down or pay off our high debt levels while maintaining our operations and funding current and future capital expenditures.

•
its belief, based on discussions and negotiations with Parent, that $11.00 per share was the highest price Parent would be willing to pay.

•
the fact that the Company sought out and engaged other potential purchasers and the Board determined that there were no other potential purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share equal to or greater than the price being offered by Parent and on other acceptable terms.

•
the extensive arm’s length negotiations with Parent, which, among other things, resulted in an increase in the initially offered merger consideration from $7.00 per share to $11.00 per share.

•
the likelihood that the Merger will be consummated, based on, among other things:

•
the limited number of conditions to the Merger;

•
that the conditions to closing contained in the Merger Agreement are reasonable and customary in number and scope and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a Company Material Adverse Effect qualification, as described under “The Merger Agreement—Representations and Warranties;”

•
the absence of a financing condition;

•
Parent’s representation and Vail Resorts’ guarantee that Parent will have sufficient financial resources to pay the aggregate Merger Consideration and consummate the Merger;

•
the Board’s and management’s assessment, after discussion with representatives of Moelis, that Parent and Vail Resorts have the financial capability to complete the Merger;

•
the relative likelihood of obtaining required regulatory approvals;

•
that the termination date under the Merger Agreement is expected to allow for sufficient time to complete the Merger and obtain required regulatory approvals; and

•
the remedies available under the Merger Agreement to the Company in the event of a breach by Parent, including, but not limited to, our ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement, as described under “The Merger Agreement—Specific Performance.”

•
the terms of the Merger Agreement and the related agreements, including, but not limited to:

•
the Company’s ability to consider and respond to, under certain circumstances specified in the Merger Agreement, an Alternative Proposal; and

•
the Board’s right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal upon payment of the Termination Fee. For more information, see “The Merger Agreement— Alternative Proposals; Change in Recommendation; Intervening Events” and “The Merger Agreement—Termination Fees and Treatment of Expenses.”

•
that the Merger would be subject to the approval of the Company’s shareholders holding at least two-thirds of the outstanding shares of common stock and Series A Preferred Stock entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis, and the shareholders would be free to reject the Merger.

•
the termination provisions set forth in the Support Agreements.

•
the availability of appraisal rights and payment of fair value under Missouri law to registered holders of shares, and beneficial owners of shares whose nominees follow the required statutory procedures, who timely file a written objection to the Merger Agreement, do not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and comply with all of the required procedures under Missouri law, which provides those eligible shareholders with an opportunity to have a Missouri court determine the fair value of their shares, which may be more than, less than, or the same as the amount such shareholders would have received under the Merger Agreement.

•
the Board’s view that the Merger Agreement was the product of arm’s-length negotiations and contained customary terms and conditions.

•
the timing of the Merger and the risk that if the Board did not accept Parent’s offer at the time it was made, the Board might not have had another opportunity to do so.

•
the financial analysis presented to the Board by Moelis on July 19, 2019 and the oral opinion of Moelis rendered to the Board on July 19, 2019, confirmed by delivery of a written opinion dated July 19, 2019, as to the fairness, from a financial point of view, of the Common Merger Consideration to be received by the holders of common stock, other than the Supporting Shareholders, as more fully described below in “—Opinion of Moelis & Company LLC.”

The Board also considered a number of uncertainties and risks concerning the Merger that generally weighed against entering into the Merger Agreement, including the following (which factors are not necessarily presented in order of relative importance):
•
the fact that the announcement and pendency of the Merger, or the risks and costs to the Company if the Merger does not close, could result in the diversion of management and employee attention, and potentially have a negative effect on the Company’s business and relationships with customers and vendors.

•
the effect of a public announcement of the Company entering into the Merger Agreement on the Company’s operations, stock price and employees and its ability to attract and retain key management and personnel while the Merger is pending.

•
the fact that shareholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to our operations.

•
the possibility that Parent will be unable to pay the aggregate Merger Consideration on the Closing Date, including, but not limited to, the risk that Vail Resorts is unable to borrow under its existing revolving credit facility and/or Vail Resorts is unable to expand its existing credit facility.

•
the requirement that the Company pay Parent the Termination Fee of  $9.22 million, upon certain termination circumstances.

•
the requirement that the Company reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to $3.0 million in the aggregate, if the Merger Agreement is terminated by Parent or the Company pursuant to the Shareholder Approval Termination Provision. For more information, see “The Merger Agreement—Termination Fees and Treatment of Expenses.”

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, as set forth in “The Merger Agreement—Termination Fees and Treatment of Expenses,” could discourage other potential acquirers from making a competing bid to acquire the Company.

•
the restrictions on the Company’s conduct of business prior to the consummation of the Merger, including the requirement that it conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, the Company might have pursued.

•
the fact that an all cash transaction would be taxable to the Company’s shareholders that are U.S. Holders for U.S. federal income tax purposes.

•
the fact that under the terms of the Merger Agreement, the Company is unable to solicit other acquisition proposals.

•
the risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by the Company’s shareholders.

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of the Company’s management required to complete the Merger, which may disrupt the Company’s business operations.

•
the fact that the Company’s business, operations, financial results and liquidity position could suffer in the event that the Merger is not consummated.

•
the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the Company’s common stock on Nasdaq.

•
the risk of litigation arising in respect of the Merger Agreement, the Merger, or the other transactions contemplated by the Merger Agreement.

•
the fact that the completion of the Merger will require antitrust and other regulatory approvals in the United States, including (i) the requirement of Parent and the Company to use their reasonable best efforts to take any and all action needed to obtain any required antitrust approval for the Merger (including using their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any adverse decree judgment, permanent injunction or other court order), and (ii) that the Company or its subsidiaries will have, if necessary, obtained any consent, transfer, renewal, issuance or reissuance with respect to the Company’s USFS permits and that such approvals cannot be assured.

•
the fact that there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have in the Merger that differ from, or are in addition to, those of our other shareholders. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
The foregoing discussion is not meant to be an exhaustive list, but summarizes many, if not all, of the material factors considered by the Board in its consideration of the Merger. After considering these and other factors, the Board concluded that the potential benefits of the Merger outweighed the uncertainties and the risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his own personal business judgment to the process and may have assigned different weights to different factors. The Board adopted the Merger Agreement and approved the Merger and the other transactions contemplated by thereby and unanimously recommends that shareholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby based upon the totality of the information presented to, and considered by, the Board.
Opinion of Moelis & Company LLC
At a meeting of the Board held on July 19, 2019 to evaluate and approve the Merger, Moelis rendered its oral opinion to the Board, confirmed by the delivery of a written opinion dated July 19, 2019, addressed to the Board to the effect that, as of the date of such opinion and based upon and subject to the conditions and limitations set forth in the opinion, the Common Merger Consideration to be received in the Merger by the holders of the Company’s common stock (other than the Supporting Shareholders) was fair, from a financial point of view, to such holders.
The full text of Moelis’ written opinion dated July 19, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Common Merger Consideration to be received by the holders of the Company’s common stock (other than the Supporting Shareholders) and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:
•
reviewed certain publicly available business and financial information relating to the Company, including certain publicly available research analysts’ financial forecasts;

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Moelis by the Company, including financial forecasts provided to or discussed with Moelis by the management of the Company, which is summarized under “—Management Projections;”

•
conducted discussions with members of the senior management and representatives of the Company concerning the information described in the two immediately preceding bullets, as well as the business and prospects of the Company generally;

•
reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•
considered the results of efforts by or on behalf of the Company, including by Moelis at the Company’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company;

•
reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•
reviewed a draft, dated July 19, 2019, of the Merger Agreement and drafts, dated July 17, 2019 and July 18, 2019, of the Support Agreements;

•
participated in certain discussions and negotiations among representatives of the Company and Parent; and

•
conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, with the consent of the Board, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of  (and did not independently verify) any of such information. With the consent of the Board, Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above and summarized under “—Management Projections,” Moelis assumed, at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company’s management as to the future performance of the Company. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they were based. In addition, with the consent of the Board, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or any of its subsidiaries nor was Moelis furnished with any such evaluation or appraisal.
Moelis’ opinion did not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement, the Support Agreements or any aspect or implication of the Merger, except for the fairness of the Common Merger Consideration from a financial point of view to the holders of the Company’s common stock (other than the Supporting Shareholders). Nor did Moelis consider, and Moelis did not express any opinion with respect to, any value that might have been attributable to any control rights or governance rights of any holders of the Company’s common stock or associated with any substantial holding of the Company’s common stock. In rendering its opinion, Moelis assumed, with the consent of the Board, that the final executed form of the Merger Agreement and the Support Agreements would not differ from the drafts that Moelis reviewed in any respect material to Moelis’ analysis, that the Merger would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, and that the parties to the Merger Agreement and the Support Agreements would comply with all the material terms thereof. Moelis assumed, with the consent of the Board, that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger would be obtained, except to the extent that could not be material to Moelis’ analysis.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion.
Moelis’ opinion did not address the fairness of the Merger or any aspect or implication of the Merger to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Common Merger Consideration from a financial point of view to the holders of the Company’s common stock (other than the Supporting Shareholders). In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Common Merger Consideration or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee. Except as described in this summary, the Company and the Board imposed no limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.
The following is a summary of the material financial analyses presented by Moelis to the Board at a meeting held on July 19, 2019, in connection with its opinion.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
Unless the context indicates otherwise, for purposes of, among other things, deriving per share implied equity values as more fully described below presented to the Board on July 19, 2019, Moelis initially calculated certain per share amounts for the Company based on diluted shares outstanding as of April 30, 2019, using the treasury stock method. However, at the July 19, 2019 Board meeting, representatives of Moelis advised the Board that they had received updated information relating to the outstanding number of shares after distribution of the materials for such meeting. Accordingly, as discussed with the Board, Moelis provided the Board with updated calculations of such per share amounts (based on diluted shares outstanding as of July 19, 2019) following the meeting. The resulting changes in ranges of implied equity values for the Company’s common stock did not change Moelis’ opinion as to the fairness of the Common Merger Consideration from a financial point of view to the holders of the Company’s common stock (other than the Supporting Shareholders).
Discounted Cash Flow Analysis
Moelis performed a discounted cash flow (“DCF”) analysis of the Company using financial forecasts and other information and data provided by the Company’s management (see “—Management Projections”) to calculate an estimate of the present value of the estimated future unlevered free cash flows projected to be generated by the Company and an estimate of the present value of the Company’s estimated terminal value. For purposes of the DCF analysis, Moelis treated the Company’s management’s estimates for stock-based compensation as a cash expense and calculated unlevered free cash flow as EBITDA (calculated as earnings before interest, taxes, depreciation and amortization expense, where applicable), less cash taxes, less capital expenditures, less increases in working capital, plus decreases in working capital, each as set forth under “—Management Projections—Summary of Projections.”
In performing the DCF analysis, Moelis utilized a range of discount rates of 12.8% to 16.2% based on an estimated range of the Company’s weighted average cost of capital (the “WACC”). The WACC range reflected a derived cost of equity using (i) a selected range of betas and debt to total capitalization ratios informed by the selected publicly traded companies described below as of July 17, 2019 and (ii) a size premium. The foregoing range of discount rates was used to calculate (i) the estimated present values as of

April 30, 2019 of the Company’s estimated after-tax unlevered free cash flows for fiscal years 2020 through 2024 using the mid-year convention and (ii) a range of estimated terminal values derived by growing the estimated after-tax unlevered free cash flows for fiscal year 2024 at an annual rate of 1.0% to 3.0% into perpetuity. Moelis noted that this range of terminal growth rates was in line with estimates of U.S. gross domestic product (“GDP”) growth rates.
In calculating enterprise value, Moelis separately valued and discounted at WACC approximately $52.1 million of net operating losses (resulting in an implied present value of approximately $6.6 million to $6.8 million, based on estimates of management of the Company) and included the Company’s estimate for the value of real estate held for development of approximately $38.7 million based on the Company’s book value on the most recent balance sheet.
Based on the foregoing, Moelis derived implied per share reference ranges for the Company’s common stock of  $4.93 to $10.12 per share as of April 30, 2019 (based on diluted shares outstanding as of April 30, 2019) and $4.91 to $10.10 per share as of April 30, 2019 (based on diluted shares outstanding as of July 18, 2019). Moelis compared the implied per share reference ranges to the Common Merger Consideration of $11.00 per share.
Selected Publicly Traded Companies Analysis
Given the dearth of publicly traded North America focused ski resort operators (only the Company and Vail Resorts), Moelis used broad criteria to identify publicly traded companies to include in its selected publicly traded companies analysis. Moelis focused on publicly traded companies in North America and Europe (without regard to enterprise value) that operate in select leisure and winter dependent verticals, including seasonal leisure operators (skiing/ski resort, golf and amusement parks), cruise line operators, timeshare/vacation rentals, skiing and snowboarding equipment manufacturers and snow removal heavy equipment manufacturers. Moelis excluded event driven venue operators such as motor speedways, stadiums and sports arenas, fitness clubs, bowling alley operators, cabaret and nightclub operators, marinas and zoos. For snow removal heavy equipment manufacturers, Moelis excluded companies whose snow removal and ice control equipment segment comprises less than 50% of total revenue.
Moelis reviewed, among other things, the total enterprise value (“TEV”) of the selected publicly traded companies (calculated as market value of the relevant company’s diluted common equity based on its closing stock price on July 17, 2019, plus, such company’s most recently reported quarter end, preferred stock, short-term and long-term debt and minority interest, less cash and cash equivalents) as a multiple, to the extent information was publicly available, of estimated EBITDA for fiscal year ending April 30, 2020 (or March 31, 2020 for companies with fiscal quarters ending on such date). Financial data for the selected companies was based on publicly available median consensus research analysts’ estimates and public filings. In the case of projected EBITDA for the Company, Moelis reviewed both (i) median consensus research analyst estimates and (ii) projections provided by Company management. For purposes of the selected publicly traded companies analysis, Moelis treated stock-based compensation as a cash expense.

The results of this analysis are summarized in the following table:
		Market Capitalization	EBITDA Margin		TEV/ EBITDA 2020E
	TEV(1)(2)(3)		2019	2020
Carnival Corporation	$41,946	$31,629	27.8%	27.5%	7.5x
Cedar Fair, L.P.	$5,092	$2,884	33.4%	34.4%	10.5x
Clarus Corporation	$472	$455	9.5%	11.3%	17.6x
Compagnie des Alpes SA (“CDA”)	$1,165	$677	24.1%	NA	5.0x
Douglas Dynamics, Inc.	$1,174	$914	17.7%	19.0%	11.3x
Lindblad Expeditions Holdings, Inc.	$1,089	$950	15.8%	19.6%	15.5x
Marriott Vacations Worldwide Corporation	$8,235	$4,468	21.0%	17.3%	10.3x
Norwegian Cruise Line Holdings Ltd.	$17,068	$10,829	29.4%	31.0%	8.4x
Royal Caribbean Cruises Ltd.	$35,750	$23,610	31.0%	31.3%	10.2x
SeaWorld Entertainment Inc.	$4,591	$2,909	26.8%	31.1%	10.3x
Six Flags Entertainment Corporation	$7,376	$4,553	42.9%	37.6%	12.7x
SkiStar AB (“SkiStar”)	$1,112	$964	36.4%	34.1%	11.4x
Tivoli A/S	$664	$600	NA	NA	NA
TWC Enterprises Limited	$275	$292	NA	NA	NA
Vail Resorts	$11,051	$9,449	31.6%	31.7%	14.5x
Viking Line Abp	$344	$218	NA	NA	NA
Wyndham Destinations, Inc.	$9,520	$4,383	23.6%	24.4%	9.3x
Mean					10.8x(4)
Company (management estimates)	$318	$80	27.0%	23.2%	6.8x
Company (consensus estimates)	$318	$80	27.0%	21.9%	7.2x

(1)
$ in millions.

(2)
All amounts based on fiscal year ending on April 30.

(3)
Stock prices sourced from Capital IQ as of July 17, 2019.

(4)
Mean excludes the Company (management estimates) and all companies that have “N/A”.

In reviewing the characteristics of the selected publicly traded companies for purposes of determining a reference range, Moelis noted that the publicly traded companies operating in leisure or seasonal industries were less comparable, in certain respects, to the Company, and consequently were less relevant for the selected publicly traded companies analysis, and that Vail Resorts, the Company and the selected companies that operate European ski resorts were more relevant for the selected publicly traded companies analysis. However, Moelis also highlighted that there were significant differences between Vail Resorts and such other companies and the Company (including differences in scale, EBITDA margins and geographic diversification), which impact their respective trading multiples (with Vail Resorts consistently trading at a premium to the Company). Moelis also distinguished both selected companies that operate European ski resorts from the Company by noting that CDA operates only the lifts and offers lift tickets (as compared with a wider range of ski products offered by the Company), and SkiStar operates a ski resort in the insular Scandinavian market, which is a localized geography.
In determining a reference range, Moelis noted that the Company’s common stock traded at an average multiple of price to next twelve months (“NTM”) EBITDA of 7.5x since the Company’s initial public offering and below 9.0x for 83% of the time since the Company’s initial public offering. Moelis also noted that the Company’s NTM EBITDA multiple averaged 8.0x over the prior twelve months and 8.0x over the prior three years.

Based on the foregoing analysis and its professional judgment and experience, Moelis selected a multiple range of 7.5x to 9.5x estimated EBITDA for fiscal year 2020. Moelis then applied this multiple range to the Company’s estimated EBITDA for fiscal year 2020 provided by the Company’s management. This analysis indicated implied per share reference ranges for the Company’s common stock of  $6.67 to $10.23 per share as of April 30, 2019 (based on diluted shares outstanding as of April 30, 2019) and $6.66 to $10.21 per share as of April 30, 2019 (based on diluted shares outstanding as of July 18, 2019). Moelis compared the implied per share reference ranges to the Common Merger Consideration of  $11.00 per share.
Selected Precedent Transactions Analysis
Moelis reviewed financial information for the following selected North American and European transactions in the seasonal leisure verticals (skiing/ski resort, golf, amusement parks, cruise line operators, and timeshare/vacation rentals) with a transaction value of at least approximately $20 million announced during or after the third quarter of calendar year 2009 (excluding event driven venue operators such as motor speedways and stadiums/sports arenas), supplemented with additional known ski resort transactions with unknown deal values:
Announcement Date	Acquirer	Target	TEV/ EBITDA(1)
June 2019	KIRKBI Invest A/S, Blackstone Group LP & Canada Pension Plan Investment Board	Merlin Entertainments PLC	12.0x
June 2019	Cedar Fair Entertainment Company	Schlitterbahn Waterpark and Resort New Braunfels and Schlitterbahn Waterpark Galveston	NA
September 2018	The Company	Snow Time, Inc.	6.8x
June 2018	Alterra Mountain Company	Solitude Mountain Resort	NA
June 2018	Vail Resorts	Triple Peaks, LLC (Mountain Sunapee Resort, Okemo Mountain Resort and Crested Butte Mountain Resort) and Stevens Pass Resort	8.7x
August 2017	Aspen Skiing Company, Henry Crown and Company and KSL Capital Partners, LLC	Deer Valley Resort	NA
April 2017	Aspen Skiing Company, Henry Crown and Company and KSL Capital Partners, LLC	Mammoth Resorts	NA
April 2017	Aspen Skiing Company, Henry Crown and Company and KSL Capital Partners, LLC	Intrawest Resorts Holdings, Inc.	10.3x
February 2017	Vail Resorts	Stowe Mountain Resorts	10.0x
November 2016	EPR Properties & Och-Ziff Real Estate	CNL Lifestyle Properties, Inc. Attractions & Ski Portfolio	8.9x

Announcement Date	Acquirer	Target	TEV/ EBITDA(1)
August 2016	Vail Resorts	Whistler Blackcomb Holdings Inc.	15.8x
June 2016	Apollo Global Management, LLC	Diamond Resorts International, Inc.	7.7x
January 2016	Vail Resorts	Wilmot Mountain	8.3x
November 2015	The Company	Hunter Mountain Ski Resorts	6.1x
November 2015	Diamond Resorts International, Inc.	Intrawest Resort Club Group	10.8x
October 2015	Interval Leisure Group, Inc.	Vistana Signature Experiences, Inc.	9.3x
March 2015	Vail Resorts	Perisher Ski Resort	8.5x
October 2014	TDR Capital LLP; Periscopus AS; Home Capital AS	Hurtigruten ASA	7.9x
October 2014	Deer Valley Resort	Solitude Ski Resort	NA
September 2014	Starwood Capital Group LLC and Mammoth Mountain	Big Bear Mountain and Snow Summit	NA
September 2014	Intrawest Resorts Holdings, Inc.	Blue Mountain Ski Resort (50% Interest)	7.9x
September 2014	Vail Resorts	Park City Ski Mountain Resorts & Canyons Resort	9.8x
September 2014	Norwegian Cruise Line Holdings Ltd.	Prestige Cruises International, Inc.	11.6x
August 2014	ClubCorp USA, Inc.	Sequoia Golf LLC	8.8x
December 2013	Louis Bacon	Taos Ski Valley	NA
December 2012	Vail Resorts	Afton Alps and Mount Brighton	~5.5x
December 2012	KSL Capital Partners, LLC	Whistler Blackcomb Holdings Inc. (24% Stake)	~11.0x
February 2012	Vail Resorts	Kirkwood Mountain Resort	~6.0x
November 2010	Compagnie des Alpes SA	Société des Téléphériques de Val d’Isère S.A.S.	11.2x
October 2010	Vail Resorts	Northstar-at-Tahoe Resort	~6.0x
December 2009	Apollo Global Management, LLC	Cedar Fair, L.P.	7.3x
December 2009	Compagnie des Alpes SA Consortium	Deux Alpes Loisirs SAS	4.9x
Mean			8.8x
Median			8.7x

(1)
Time periods and adjustment for calculation of EBITDA based on publicly available information.

In reviewing the characteristics of the selected precedent transactions for purposes of determining reference range, Moelis considered the following transactions to be more relevant in certain respects to the Company: (i) the Company’s acquisition of Snow Time; (ii) the Company’s acquisition of Hunter

Mountain Ski Resorts; (iii) Aspen Skiing Company, Henry Crown and Company and KSL Capital Partners, LLC’s acquisition of Intrawest Resorts Holdings, Inc. (“Intrawest transaction”); (iv) Vail Resorts’ acquisition of Stowe Mountain Resorts (“Stowe transaction”); (v) EPR Properties and Och-Ziff Real Estate’s acquisition of CNL Lifestyle Properties, Inc. Attractions and Ski Portfolio (“CNL transaction”); and (vi) Intrawest Resorts Holdings, Inc.’s acquisition of a 50% interest in Blue Mountain Ski Resort. However, Moelis also noted some key differences among these transactions, including the facts that (i) the Intrawest transaction included six ski resorts (two of which were in Colorado) and a powder skiing operator; (ii) the Stowe transaction was a single asset transaction; and (iii) the CNL transaction was an acquisition of the ski resort real estate and associated leases (and included both amusement/water parks and ski resorts). Moelis noted that it did not view the Vail Resorts/Whistler Blackcomb Holdings Inc. transaction to be relevant for purposes of this analysis because, among other reasons, Moelis viewed the Whistler Blackcomb assets as of significantly higher quality than any Company asset.
Based on the foregoing analysis and its professional judgment and experience, Moelis selected a multiple range of 7.5x to 9.5x adjusted EBITDA. Moelis then applied such multiple range to the Company’s estimated Pro Forma EBITDA (as defined in “—Management Projections”) for fiscal year 2019 provided by the Company’s management (adjusted to exclude a partial year of Snow Time expenses). For purposes of the selected precedent transactions analysis, Moelis treated stock-based compensation as a cash expense. This analysis indicated implied per share reference ranges for the Company’s common stock of $6.29 to $9.57 per share as of April 30, 2019 (based on diluted shares outstanding as of April 30, 2019) and $6.27 to $9.55 per share as of April 30, 2019 (based on diluted shares outstanding as of July 18, 2019). Moelis compared the implied per share value ranges to the Common Merger Consideration of  $11.00 per share.
Other Information
Moelis also noted for the Board the following additional factors that were not considered part of Moelis’ financial analyses with respect to its opinion, but were referenced for informational purposes:
•
the historical closing trading prices for the Company’s common stock during the 52-week period ended July 17, 2019, which reflected low and high stock prices during such period of  $3.75 and $5.55 per share, as compared to the Common Merger Consideration of  $11.00 per share.

•
one-year forward stock price targets for the Company’s common stock in recently published, publicly available Wall Street research analysts’ reports, which indicated undiscounted low and high stock price targets ranging from $7.00 to $9.00 per share, as compared to the Common Merger Consideration of  $11.00 per share.

Miscellaneous
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company or transaction used in the analyses described above is identical to the Company or the transaction. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

The Common Merger Consideration was determined through arms’ length negotiations between the Company and Parent and was approved by the Board. Moelis did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the transaction.
Moelis acted as financial advisor to the Company in connection with the transaction and will receive a fee for its services, currently estimated to be approximately $7,440,000 in the aggregate, $1,000,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the transaction. Furthermore, the Company has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.
Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Vail Resorts. Moelis has not provided any investment banking or other services to the Company or Parent unrelated to the Merger in the two years prior to the date of its opinion. In the future, Moelis may provide investment banking and other services to Vail Resorts and may receive compensation for such services.
Management Projections
The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Board’s consideration of the Merger, the Company’s management prepared and developed two sets of unaudited financial projections regarding the Company’s future performance for the fiscal years 2020 to 2024. The first set of unaudited financial projections were discussed with the Board on May 2, 2019 (the “initial projections”). At the time, management indicated that fiscal year 2019 financial performance was preliminary and could be revised, if necessary, to reflect actual results after the completion of fiscal year 2019, which ended on April 30, 2019. The initial projections were provided to Moelis, but were not used by Moelis in connection with its financial analysis for purposes of its opinion, nor were they distributed to potential purchasers. On July 11, 2019, management prepared and discussed with the Board a second set of unaudited financial projections, updated to reflect, among other things, the completion of fiscal year 2019, which ended on April 30, 2019, including an upward adjustment to the fiscal year 2019 figures to reflect actual performance, which formed a new base year of the projections (as updated, the “management projections”). On July 11, 2019, the Board approved the (i) use of the management projections by Moelis in connection with its financial analysis, as described under “—Opinion of Moelis & Company LLC,” and (ii) distribution of the management projections to potential purchasers. Summaries of both the initial projections and the management projections have been included below.
The unaudited financial projections include granular bottom-up operating and financial models for each of the Company’s 17 ski resorts by operation (Mountain Operations, Retail, Rental, Food & Beverage, Ski School, Lodging, Activities / Summer Operations), other than the three Snow Time resorts, which were aggregated for the purposes of management’s projections.
The initial projections were made available to the Board and Moelis, but were not made available to, or discussed with, potential purchasers in connection with the process resulting in the execution of the Merger Agreement. The management projections were made available to the Board and Moelis, and were made available to, and discussed with, Party B, Party C, Party D and Party E in connection with the process resulting in the execution of the Merger Agreement but were not provided to Vail Resorts or Party A. The summary of the initial projections set forth below is included herein only because the information was provided to Moelis, but it was not used by Moelis in connection with its financial analysis for purposes of its opinion, nor was it distributed to potential purchasers. The summary of the management projections set forth below is included herein only because it was used at the Board’s direction by Moelis in connection with its financial analysis relating to the Common Merger Consideration. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the initial projections or the management projections to be a reliable prediction of future results. The initial projections and the management projections are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the initial projections and the management projections are based upon, and reflect, numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, weather, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As such, the initial projections and the management projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Note Regarding Forward-Looking Statements.” As a result, we cannot assure you that the estimates and assumptions made in preparing the initial projections and/or the management projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the initial projections and the management projections cover multiple years through fiscal year 2024 and such information by its nature becomes less reliable with each successive year.
Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts may have changed since the respective dates the initial projections and the management projections were prepared, and the summaries of the initial projections and the management projections set forth below do not take into account any circumstances or events occurring after the respective dates of the initial projections and the management projections were prepared, including the announcement of the Merger and transaction-related expenses, except that the management projections supersede the initial projections. Neither the initial projections nor the management projections take into account the effect of any failure of the Merger to occur and should not be viewed as accurate in that context.
Neither the initial projections nor the management projections were prepared with a view to public disclosure. The initial projections are included in this proxy statement only because they were provided to Moelis, but were not used by Moelis in connection with its financial analysis for purposes of its opinion, nor were they distributed to potential purchasers, and the management projections are included in this proxy statement only because they were made available to Moelis for use in connection with its financial analysis, as described under “—Opinion of Moelis & Company LLC.” The initial projections and the management projections do not, and were not intended to, act as public guidance regarding our financial performance. Accordingly, the inclusion of the initial projections and the management projections in this proxy statement should not be regarded as an indication that Vail Resorts, the Board, the Company’s management, Moelis or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the initial projections or the management projections to be predictive of future results. No one has made or makes any representation to any shareholder regarding the information included in the initial projections or the management projections set forth below. We have made no representation to Parent or Merger Sub in the Merger Agreement concerning these financial forecasts.
Furthermore, neither the initial projections nor the management projections were prepared with a view to compliance with (1) generally accepted accounting principles (“GAAP”) in the United States; (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. RSM US LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the initial projections or the management projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The initial projections and the management projections included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management.
EBITDA, EBITDA Margin, Pro Forma EBITDA, Pro Forma EBITDA Margin and unlevered free cash flow contained in the initial projections and the management projections set forth below are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies, which limits their usefulness as a comparative measure. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The items excluded from net income to arrive at these non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance and liquidity. Accordingly, these non-GAAP financial measures should be considered together with, and not as alternatives to, financial measures prepared in accordance with GAAP.
Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Moelis for purposes of its financial analysis as described above in “—Opinion of Moelis & Company LLC” or the Board in connection with its consideration of the Merger. Accordingly, we have not provided reconciliations of the non-GAAP financial measures included in the initial projections and the management projections to the most directly comparable GAAP financial measures.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the initial projections or the management projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the initial projections or the management projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the initial projections and the management projections, shareholders are cautioned not to place undue reliance on the projections included in this proxy statement.
The summaries of the financial forecasts performed by management include information presented in tabular format. In order to fully understand management’s analyses and projections, the tables must be read together with the assumptions underlying such forecasts. The tables alone do not constitute a complete description of management’s analyses and projections. Considering the data described below without considering the full narrative description of management’s analyses and projections, including the assumptions underlying the analyses and projections, could create a misleading or incomplete view of management’s analyses and projections.
In preparing the initial projections and the management projections, our management made the following material assumptions:
•
one in five years is a bad weather year (a “down weather year”), which is assumed to be fiscal year 2021E given that the last poor weather year was fiscal year 2016, and during such down weather year it is assumed that there would be a 25% reduction in day pass and multi-day pass sales, a 25% reduction in season pass usage and a reduction in certain operating expenses.

•
projected growth in skier visits and effective ticket price (“ETP”) by skier category, including:

•
1.0% per annum growth in skier visits;

•
5.0% per annum growth in ETP, including 5.0% per annum price increases of each of the Peak Pass and the Midwest Pass; and

•
2.0% and 1.0% per annum growth in Peak Pass sales and Midwest Pass sales, respectively, which are not impacted by the down weather year.

•
1.0% per annum growth in day of lift ticket volume in fiscal year 2020E through fiscal year 2024E and 5.0% per annum growth in day of lift ticket pricing.

•
2.0% per annum growth in food and beverage unique visitors.

•
2.0% per annum growth in ski school and racing revenue.

•
2.0% per annum growth in rental and repair revenue.

•
3.0% per annum growth in each of retail revenue and visitors.

•
2.0% per annum growth in net lodging revenue, where applicable (except that, in the initial projections, management assumed 3.0% per annum growth in gross lodging revenue).

•
2.5% per annum growth in labor costs and 2.0% per annum growth in all other property-level costs and corporate overhead expenses.

•
maintenance capital expenditures of 6.0% of revenue per fiscal year with no growth capital expenditures.

•
a new third party condominium development project, for which the Company would earn a development fee during construction and a management fee once operational, with construction beginning in fiscal year 2021E (except that, in the initial projections, management assumed construction would begin in fiscal year 2020E).

Summary of Projections
Initial Projections
	Fiscal Year Ending April 30,
($ in thousands)	2019E	2020E	2021E	2022E	2023E	2024E
Total Revenue	$178,519	$196,596	$168,994	$214,041	$224,095	$234,698
Total Expenses	($134,997)	($152,656)	($134,160)	($154,936)	($161,555)	($165,515)
EBITDA(1)	$43,523	$43,940	$34,834	$59,104	$62,540	$69,183
EBITDA Margin(2)	24.4%	22.4%	20.6%	27.6%	27.9%	29.5%
Pro Forma EBITDA(3)	$39,023	$43,940	$34,834	$59,104	$62,540	$69,183
Pro Forma EBITDA Margin(4)	21.9%	22.4%	20.6%	27.6%	27.9%	29.5%
Depreciation and Amortization	$13,476	$16,186	$13,933	$17,146	$17,966	$18,822
Cash Taxes(5)	($6,310)	($5,828)	($4,389)	($8,811)	($9,361)	($10,576)
Capital Expenditures	($13,885)	($12,064)	($10,406)	($12,777)	($13,387)	($14,024)
(Increase)/Decrease in Net Working Capital	$0	$0	$0	$0	$0	$0
Unlevered Free cash Flow(6)	$23,328	$26,048	$20,039	$37,516	$39,793	$44,583

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. In the case of fiscal year 2019E EBITDA, EBITDA was calculated net of certain non-recurring items.

(2)
EBITDA Margin is a non-GAAP financial measure and is calculated by dividing EBITDA by total revenue.

(3)
Pro Forma EBITDA is a non-GAAP financial measure and is defined as EBITDA, as further adjusted for employee incentive plan normalization, Snow Time synergies and Snow Time pre-acquisition EBITDA.

The Company acquired Snow Time in November 2018. Fiscal year 2019E figures, other than Pro Forma EBITDA and Pro Forma EBITDA Margin, include only the winter months, which are the most cash flow generative months, for the three Snow Time properties. Fiscal year 2019E Pro Forma EBITDA and Pro Forma EBITDA Margin assume that the Company acquired Snow Time as of May 1, 2018, the first day of fiscal year 2019. In addition, Snow Time’s executive compensation incentive structure differs from that of the Company. Accordingly, management made an adjustment to normalize Snow Time’s incentive structure to that of the Company on a go-forward basis.
(4)
Pro Forma EBITDA Margin is a non-GAAP financial measure and is calculated by dividing Pro Forma EBITDA by total revenue.

(5)
Calculated by Moelis based on an assumed tax rate of 21% as provided by Company management.

(6)
Unlevered free cash flow is a non-GAAP financial measure and was calculated by Moelis as EBITDA, less cash taxes, less capital expenditures, less increases in working capital, plus decreases in working capital using the information contained in the initial projections.

Management Projections
	Fiscal Year Ending April 30,
($ in thousands)	2019A	2020E	2021E	2022E	2023E	2024E
Total Revenue	$184,426	$201,566	$175,219	$225,049	$229,799	$240,744
Total Expenses	($134,657)	($154,764)	($135,501)	($156,101)	($163,270)	($167,129)
EBITDA(1)	$49,769	$46,801	$39,719	$68,948	$66,529	$73,615
EBITDA Margin(2)	27.0%	23.2%	22.7%	30.6%	29.0%	30.6%
Pro Forma EBITDA(3)	$44,851	$46,801	$39,719	$68,948	$66,529	$73,615
Pro Forma EBITDA Margin(4)	24.3%	23.2%	22.7%	30.6%	29.0%	30.6%
Depreciation and Amortization	$19,618	$16,503	$14,351	$18,429	$18.836	$19,740
Cash Taxes(5)	($209)	($6,363)	($5,327)	($10,609)	($10,016)	($11,314)
Capital Expenditures	($30,515)	($12,094)	($10,513)	($13,503)	($13,788)	($14,445)
(Increase) / Decrease in Net Working Capital	$9,776	$0	$0	$0	$0	$0
Unlevered Free Cash Flow(6)	$28,821	$28,344	$23,879	$44,836	$42,725	$47,856

(1)
EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization. In the case of fiscal year 2019A EBITDA, EBITDA was calculated net of certain non-recurring items.

(2)
EBITDA Margin is a non-GAAP financial measure and is calculated by dividing EBITDA by total revenue.

(3)
Pro Forma EBITDA is a non-GAAP financial measure and is defined as EBITDA, as further adjusted for employee incentive plan normalization, Snow Time synergies and Snow Time pre-acquisition EBITDA.

The Company acquired Snow Time in November 2018. Fiscal year 2019A figures, other than Pro Forma EBITDA and Pro Forma EBITDA Margin, include only the winter months, which are the most cash flow generative months, for the three Snow Time properties. Fiscal year 2019A Pro Forma EBITDA and Pro Forma EBITDA Margin assume that the Company acquired Snow Time as of May 1, 2018, the first day of fiscal year 2019. In addition, Snow Time’s executive compensation incentive structure differs from that of the Company. Accordingly, management made an adjustment to normalize Snow Time’s incentive structure to that of the Company on a go-forward basis.
(4)
Pro Forma EBITDA Margin is a non-GAAP financial measure and is calculated by dividing Pro Forma EBITDA by total revenue.

(5)
Calculated by Moelis based on an assumed tax rate of 21% as provided by Company management.

(6)
Unlevered free cash flow is a non-GAAP financial measure and was calculated by Moelis as EBITDA, less cash taxes, less capital expenditures, less increases in working capital, plus decreases in working capital using the information contained in the management projections.

Financing of the Merger
Consummation of the Merger is not subject to Parent’s ability to obtain financing.
The Company and Parent estimate that the total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses will be approximately $276 million, consisting of approximately $264 million in cash Merger consideration and approximately $12 million in transaction related fees and expenses. Parent expects this amount to be funded through a combination of cash on hand, Vail Resorts’ existing revolving credit facility and an expansion of Vail Resorts’ existing credit facility. In addition, Vail Resorts will be assuming, paying off or refinancing our outstanding debt.

We believe that Parent will have sufficient cash on the Closing Date to complete the Merger, but we cannot assure you of that. Its amount of cash might be insufficient if, among other things, Vail Resorts’ cash position at the Closing Date is materially different than at the date of the Merger Agreement, Vail Resorts is unable to borrow under its existing revolving credit facility and/or Vail Resorts is unable to expand its existing credit facility.
Treatment of Restricted Stock Units
Each RSU awarded pursuant to the Equity Incentive Plan that remains outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to (i) $11.00, multiplied by (ii) the number of RSUs held by such holder, less withholdings for any applicable taxes.
Treatment of Warrants
Each Warrant that is issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of common stock in respect of such Warrant; multiplied by (ii) the excess of $11.00 over the per share exercise price under such Warrant.
Interests of the Company’s Directors and Executive Officers in the Merger
When considering the unanimous recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted and approved by shareholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters.
The Board voted in favor of adopting the Merger Agreement and approving the Merger and the other transactions contemplated thereby.
Treatment of Restricted Stock Units
Pursuant to the terms of the Merger Agreement, as adopted and approved by the Board, all RSUs awarded pursuant to the Equity Incentive Plan that remain outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time, including RSUs held by non-employee directors, executive officers and Stephen J. Mueller, a key employee who is also a director of the Company, and will be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to (i) $11.00, multiplied by (ii) number of RSUs held by such holder, less withholdings for any applicable taxes.
As of July 31, 2019, there were 459,027 RSUs outstanding in the aggregate, which includes 157,733 vested but unsettled RSUs and 301,294 unvested RSUs. All RSUs have been granted pursuant to the Equity Incentive Plan and have accrued dividend credits in connection with each quarterly dividend paid by the Company since their respective dates of grant.
Of the total vested but unsettled and unvested RSUs outstanding as of July 31, 2019, 230,894 were held by our non-employee directors, executive officers and Mr. Mueller, a key employee who is also a director of the Company. The table below provides detail as to the value of the outstanding RSUs held by the named individuals that were granted prior to July 20, 2019, the date of the Merger Agreement.
In calculating the amounts set forth in the table below, the following assumptions were used:
•
the Effective Time is July 31, 2019, the latest practicable date prior to the date of this proxy statement;

•
the relevant price per share of our common stock is $11.00; and

•
the number of outstanding vested but unsettled and unvested RSUs held by each named individual is as of July 31, 2019, noting that no RSUs have been granted to directors or executive officers between July 20, 2019 and July 31, 2019. The actual number of RSUs that will be cancelled and extinguished in exchange for the right to receive the RSU Merger Consideration will depend on the number of RSUs that are outstanding and unvested and the number of any outstanding and vested but unsettled RSUs, in each case, that are held by such individuals at the actual Effective Time. The following table does not capture vesting that would occur between July 31, 2019 and the Closing or attempt to forecast any grants, dividends, deferrals or forfeitures following the date of this proxy statement.

Name	Number of Vested/Unsettled and Unvested RSUs (#)	Aggregate Value ($)(1)
Executive Officers/Key Employee
Timothy D. Boyd	18,890	$207,790
Christopher J. Bub	30,765	$338,415
Richard K. Deutsch	14,222	$156,442
Stephen J. Mueller	6,838	$75,218
Non-Employee Directors
Stanley W. Hansen	43,358	$476,938
Carl E. Kraus	43,358	$476,938
Christopher S. O’Connor	43,358	$476,938
David W. Braswell	30,105	$331,155
Rory A. Held(2)	—	—
	230,894	$2,539,834

(1)
Represents the sum of the number of shares of common stock subject to vested but unsettled and unvested RSUs multiplied by $11.00.

(2)
Mr. Held holds no RSUs directly or indirectly. All compensation paid to Mr. Held in connection with his service on the Board, including awards of RSUs, is paid to his employer, Summer Road LLC, pursuant to an arrangement between Mr. Held and Summer Road LLC. For more information, please see “Security Ownership of Certain Beneficial Owners and Management.”

Employment Agreements
The consummation of the transactions contemplated by the Merger Agreement is expected to constitute a “change in control” for purposes of each of the employment agreements discussed below.
Messrs. Boyd and Deutsch
Effective June 1, 2014, we entered into an Executive Employment Agreement (each, an “Executive Employment Agreement”) with each of Messrs. Boyd and Deutsch (each, an “Executive”).
In the event of a termination of employment by the Company without “cause” or by the Executive for “good reason” or notice by the Company of non-renewal of the Executive Employment Agreement, all within 365 days of a consummation of a “change in control” of the Company and upon execution of a “mutual release” (as each term is defined in the Executive Employment Agreements), the Executive shall be entitled to receive: (i) his then-current base salary through the effective date of such termination or non-renewal; (ii) if entitled to receive a bonus, a pro-rated bonus for the portion of the Company’s fiscal year through the effective date of such termination, which pro-rated bonus shall, if applicable, be based on applying the level of achievement of the performance targets (with respect to the Executive and the Company) to the Executive’s target bonus for the year of such termination, payable in a lump sum at the same time as bonuses are paid to the Company’s senior executives generally (the “Pro-Rated Bonus”); (iii) a lump sum payment equal to 24 months of the Executive’s then-current base salary plus an amount equal to the cash bonus paid to the Executive in the prior calendar year, if any, payable no later than the date that is two and a half months following the calendar year in which such termination or non-renewal occurs; (iv) full vesting of any unvested shares or portion of any equity grant not yet vested made under any equity compensation plan of the Company (“Unvested Equity Grants”), if any; and (v) in a lump sum, one year’s COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.
The Executives are entitled to gross-up payments in respect of certain excise taxes imposed on “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), though we do not anticipate needing to make any such gross-up payments in connection with the Merger.
Mr. Bub
Effective as of October 3, 2017, we entered into an Executive Employment Agreement with Mr. Bub (the “Bub Agreement”).
In the event Mr. Bub’s employment is terminated by the Company without “cause” or by Mr. Bub for “good reason” or notice by the Company of non-renewal of the Bub Agreement, in each case, within 365 days after a “change in control” of the Company and upon execution of a “mutual release” (as each term is defined in the Bub Agreement), Mr. Bub is entitled to receive: (i) his then current base salary through the date of such termination or non-renewal; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; (iii) a lump sum payment equal to 24 months of Mr. Bub’s then current base salary plus an amount equal to the cash bonus paid to Mr. Bub in the prior calendar year, if any, payable no later than the date that is two and a half months following the calendar year in which such termination or non-renewal occurs; (iv) to the extent not already vested, full vesting of all Unvested Equity Grants, if any; and (v) in a lump sum, one year’s COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.
Mr. Mueller
We entered into an Executive Employment Agreement with Mr. Mueller (the “Mueller Agreement”) that is effective as of October 3, 2017.
In the event of a termination of Mr. Mueller’s employment by the Company without “cause” or by Mr. Mueller for “good reason” or notice by the Company of non-renewal of the Mueller Agreement, all within 180 days of a consummation of a “change in control” of the Company and upon execution of a “mutual release” (as each term is defined in the Mueller Agreement), Mr. Mueller shall be entitled to receive: (i) his then current base salary through the effective date of such termination or non-renewal; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; (iii) a lump sum payment equal to 30 months of his then current base salary plus an amount equal to the cash bonus paid to Mr. Mueller in the prior calendar year, if any, payable no later than seventy five (75) days after the effective date of such termination or non-renewal occur; (iv) to the extent not already vested, full vesting of all Unvested Equity Grants, if any; and (v) in a lump sum, one year’s COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.
Mr. Mueller is entitled to gross-up payments in respect of certain excise taxes imposed on “excess parachute payments” under Sections 280G and 4999 of the Code, though we do not anticipate needing to make any such gross-up payments in connection with the Merger.
Non-Employee Directors
All RSUs held by our non-employee directors will be subject to the treatment described under “—Treatment of Restricted Stock Units.”

Quantification of Potential Payments and Benefits to Named Executive Officers and Key Employee in Connection with the Merger
The table below assumes the occurrence of a triggering termination event on July 31, 2019 for illustrative purposes only.
Name	Salary Continuation ($)	Additional Bonus Payment ($)(1)	Annual Incentive Plan ($)(2)	Market Value of Equity with Accelerated Vesting ($)(3)	Continued Perquisites and Benefits ($)(4)	Total ($)
Timothy D. Boyd(5)	884,000(6)	66,300	55,552	207,790	16,560	1,230,202
Richard K. Deutsch(5)	832,000(6)	49,920	41,827	156,442	16,560	1,096,749
Christopher J. Bub(5)	500,000(6)	26,250	21,995	338,415	15,204	901,864
Stephen J. Mueller(5)	500,000(7)	27,000	20,109	75,218	16,560	638,887

(1)
The reported amounts represent amounts equal to the Company’s Annual Incentive Plan (the “Annual Incentive Plan”) bonuses paid during the calendar year ended December 31, 2018 due upon termination within specified time periods following a change in control.

(2)
The amounts represent bonuses payable in lump sum under the Annual Incentive Plan based on the achievement of Company-wide financial and personal goals at target performance levels, pro-rated through the date of termination. Achievement at target performance levels entitles the officers to the following percentages of their then-current base salaries under the terms of the Annual Incentive Plan: Mr. Boyd, 50%; Messrs. Deutsch and Mueller, 40%; and Mr. Bub, 35%.

(3)
The amounts represent the value of the vested but unsettled or unvested RSUs that were held by each named person as of July 31, 2019 and assume a stock price on the termination date of  $11.00 per share. The number of RSUs held by each of the individuals on a date of termination is subject to increase upon the payment of dividends.

(4)
Represents estimated COBRA premiums for continuation of health and dental coverage for one year.

(5)
Messrs. Boyd, Deutsch and Bub are eligible for payments upon termination within 365 days of a change in control. Mr. Mueller is eligible for payments upon termination within 180 days of a change in control.

(6)
The amounts reported represent 24 months of the officer’s then current base salary.

(7)
The amount reported represents 30 months of Mr. Mueller’s then current base salary.

Support Agreements
On July 20, 2019, concurrently with the execution of the Merger Agreement, Cap 1, an affiliate of a member of the Board, Richard S. Sackler, M.D. (“RS”), the Richard and Beth Sackler Foundation, Inc. (the “Foundation”), David Sackler (“DS”), Timothy D. Boyd, the Company’s Chief Executive Officer, President and Chairman of the Board (“TB”), the Timothy D. Boyd Revocable Trust U/A 8/27/1996, for which Mr. Boyd is the trustee (the “TB Trust”), the Timothy D. Boyd 2011 Family Trust U/A 1/28/2011, for which Melissa K. Boyd, Mr. Boyd’s spouse, is the trustee (the “TB Family Trust”), the Melissa K. Boyd Revocable Trust U/A 8/27/1996, for which Ms. Boyd is the trustee (the “MB Trust”), and Jesse Boyd and Jessica Boyd JTWROS, Mr. Boyd’s son and daughter in law (“JB” and, together with Cap 1, RS, the Foundation, DS, TB, the TB Trust, the TB Family Trust and the MB Trust, the “Supporting Shareholders” and, each, a “Supporting Shareholder”) entered into Voting and Support Agreements (each, a “Support Agreement” and, collectively, the “Support Agreements”) with Parent. Cap 1, RS, the Foundation, DS, TB, the TB Trust, the TB Family Trust and the MB Trust represent, collectively, the Company’s largest shareholders.
Pursuant to the Support Agreements, each Supporting Shareholder agreed to, prior to the Expiration Date: (i) vote (a) all shares of capital stock of the Company owned, beneficially or of record, by such Supporting Shareholder as of July 20, 2019, and (b) all additional shares of capital stock of the Company acquired by the Supporting Shareholder, beneficially or of record, including by way of converting any convertible securities, during the period commencing with the execution and delivery of such Support Agreement and expiring on the Expiration Date, among other things, (1) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, (2) against the approval or adoption of any Alternative Proposal or any other proposal made in opposition to, or in competition with, the Merger, and (3) against any Alternative Proposal or any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger, and (ii) not approve any Alternative Transaction by written consent. Notwithstanding the foregoing, the Supporting Shareholders entered into the Support Agreements solely in their capacities as beneficial or record owners, and nothing therein limits or affects the actions taken by any director or officer of the Company affiliated with the Supporting Shareholder solely in his capacity as a director or officer of the Company in the exercise of his fiduciary duties as a director or officer of the Company.
The shares covered by the Support Agreements constituted approximately 45% of the total shares entitled to notice of, and to vote at, the Special Meeting, as of the date of the Merger Agreement.
The Support Agreements will terminate upon the earliest of  (the “Expiration Date”): (i) such date and time as the Merger Agreement has been validly terminated pursuant to the terms of Article VIII of the Merger Agreement; (ii) the Effective Time; (iii) the date of any amendment, modification or supplement to the Merger Agreement that decreases the amount, or changes the form, of Merger Consideration payable to such Supporting Shareholder; (iv) the date upon which Parent and the Supporting Shareholder agree to terminate such Support Agreement in writing; and (v) the date upon which the Board or any committee thereof makes a Company Adverse Recommendation Change.
Ownership of Vail Resorts Common Stock
Cap 1, an affiliate of Mr. Held, a Board member, owns less than one percent of the publicly traded stock of Vail Resorts, which the Board considered to be an immaterial amount.
Warrants
Cap 1, an affiliate of Mr. Held, a Board member, holds the Warrants. All such Warrants will be subject to the treatment described under “—Treatment of Warrants.”
Series A Preferred Stock
Cap 1, an affiliate of Mr. Held, a Board member, also owns all 40,000 outstanding shares of Series A Preferred Stock. All such shares of Series A Preferred Stock will be entitled to the First Issuance Preferred Merger Consideration or the Second Issuance Preferred Merger Consideration, as applicable, as described under “—Merger Consideration.”
Credit Agreement with Cap 1
Cap 1, an affiliate of Mr. Held, a Board member, loaned the Company $50.0 million pursuant to a Credit Agreement dated November 21, 2018 (the “Credit Agreement”). Pursuant to its Support Agreement, Cap 1 also consented, in its capacity as a lender under the Credit Agreement, to the Merger, subject to the terms of that Support Agreement. Vail Resorts will be assuming, paying off or refinancing our outstanding debt, including the obligations owed to Cap 1 under the Credit Agreement.
Insurance and Indemnification of Directors and Executive Officers
Our directors and executive officers are entitled to certain insurance and indemnification rights in connection with the Merger. See “The Merger Agreement—Director and Officer Indemnification” and “The Merger Agreement—Directors’ and Officers’ Insurance” for additional information.

Closing and Effective Time of the Merger
The Closing will occur remotely via the electronic exchange of documents and signatures, as soon as reasonably practicable, but in no event later than two business days after satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver of all conditions to the obligations of the parties set forth in the Merger Agreement and described in “The Merger Agreement—Conditions to Completion of the Merger” (other than such conditions as may, by their terms, only be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver of such conditions), or on such other date as the parties may mutually agree in writing.
The Merger will become effective upon the filing of the summary articles of merger with the Secretary of State of the State of Missouri or at such later date and time as Parent and the Company shall agree and specify therein. As of the date of this proxy statement, we expect to complete the Merger in fall 2019; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger more fully described in “The Merger Agreement—Conditions to Completion of the Merger,” including, but not limited to, the approval by two-thirds of the shares of common stock and Series A Preferred Stock outstanding and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis, of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and receipt of regulatory approval, and we cannot specify when, or assure you that, the Company, Parent and Merger Sub will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of the Company or Parent could delay the consummation of the Merger, or prevent the Merger from being consummated. However, we expect to consummate the Merger promptly following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions more fully described below in “The Merger Agreement—Conditions to Completion of the Merger.”
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and receipt of regulatory approval, we currently anticipate that the Merger will be completed in fall 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions described in “The Merger Agreement—Conditions to Completion of the Merger,” many of which are outside of our control.
Other Matters
If you hold your shares in certificated form, you should not return your stock certificate or send documents representing shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares for the applicable Merger Consideration. If the Merger is completed and if your shares are held in book-entry form, the paying agent will issue and deliver to you a check or wire transfer for your shares.
Delisting and Deregistration of Peak Resorts Common Stock
If the Merger is completed, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act. Thereafter, we will no longer file periodic reports with the SEC on account of our common stock.
Appraisal Rights
The discussion of the provisions set forth in this section is not a complete summary regarding your right under Missouri law to be deemed a dissenting shareholder and entitled to appraisal rights and is qualified in its entirety by reference to the text of Section 351.455 of the MGBCL (“Section 351.455”), a copy of which is attached as Annex C to this proxy statement and is incorporated by reference herein. Shareholders intending to exercise appraisal rights should carefully review Annex C to this proxy statement and strictly adhere to Section 351.455. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights. A summary of the principal steps to be taken is set forth below for any shareholders intending to be deemed a dissenting shareholder and be entitled to exercise appraisal rights.
ANY HOLDER WHO WISHES TO BE DEEMED A DISSENTING SHAREHOLDER AND BE ENTITLED TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES, THE COMPANY BELIEVES THAT, IF A SHAREHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH SHAREHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
A shareholder of record will be deemed a dissenting shareholder and entitled to appraisal and payment of the fair value of his, her or its shares, as of the day prior to the date of the Special Meeting, under Section 351.455 if such shareholder:
•
owns shares as of the close of business on the Record Date for the Special Meeting;

•
files with the Company, prior to or at the Special Meeting, a written objection to the Merger. Such objection should be delivered or mailed in time to arrive before the Special Meeting to the Company at Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025, Attention: Corporate Secretary. Such written objection must be made in addition to and separate from any proxy or other vote against the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby. None of a vote against, a failure to vote for, or an abstention from voting will satisfy the requirement that a written objection be delivered to the Company before the vote is taken;

•
does not vote in favor of the Merger Agreement (as a result, shareholders who (i) vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or (ii) sign, date and return a proxy card without indicating how it is to be voted, will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the taking of the vote at the Special Meeting); and

•
within 20 days after the Merger is effected, makes a written demand on the Company, as the surviving corporation, for payment of the fair value of such shareholder’s shares as of the day prior to the Special Meeting. The written demand shall state the number and class of the shares owned by the dissenting shareholder. This demand must be mailed or delivered to the Corporate Secretary of the Company at Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025. Neither a vote against the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, nor the written objection referred to above will satisfy the written demand requirement following the Effective Time referred to in this paragraph.

Any shareholder who (i) fails to file a written objection to the Merger prior to or at the Special Meeting, (ii) votes in favor of the Merger, or (iii) fails to make a written demand for payment within the 20-day period after the effective time will be conclusively presumed to have consented to the Merger Agreement and will be bound by the terms thereof. Any such shareholder will not be deemed a dissenting shareholder, will forfeit his, her or its appraisal rights, and will be entitled to receive the applicable Merger Consideration for his, her or its shares. A failure by a shareholder to vote against the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, or an abstention from such vote, will not constitute a waiver of his, her, or its appraisal rights, so long as such shareholder does not vote in favor of the Merger Agreement in person or by proxy at the Special Meeting. Because a proxy card that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted for the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, shareholders voting by proxy who wish to exercise appraisal rights must vote against the Merger or abstain from voting their shares.

If, within 30 days after the Effective Time, the fair value of the dissenting shareholder’s shares is agreed upon between the dissenting shareholder and the surviving corporation, then payment for such shares must be made by the surviving corporation within 90 days after the Effective Time, upon the surrender of the dissenting shareholder’s stock certificates representing such shareholder’s certificated shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the shares or in the surviving corporation.
If, within 30 days after the Effective Time, there is no such agreement as to the fair value of the dissenting shareholder’s shares between the dissenting shareholder and the surviving corporation, then the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated, asking for a finding and determination of the fair value of such shareholder’s shares as of the day prior to the Special Meeting. The dissenting shareholder will be entitled to judgment against the surviving corporation for an amount equal to the fair value of such shareholder’s shares measured as of the day prior to the Special Meeting, together with interest thereon to the date of the judgment. Shareholders should be aware that the fair value of their shares as determined under Section 351.455 may be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. Shareholders should also be aware that opinions, if any, of investment banking firms (including the Company’s financial advisor) as to the fairness of the Common Merger Consideration from a financial point of view are not necessarily opinions as to “fair value” under the MGBCL.
In the case of certificated shares, the judgment will only be payable upon, and simultaneously with, the surrender to the surviving corporation of the stock certificates representing the shares owned by the dissenting shareholder. Upon payment of the judgment, the shareholder will cease to have any interest in the shares or in the surviving corporation. Further, unless the dissenting shareholder files the petition with the court within any of the time limits described above, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved or ratified the Merger and shall be bound by the terms thereof. The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as provided above ceases if and when the Company abandons the Merger.
We do not intend to object, assuming the proper procedures are followed, and the shareholder qualifies under the statute, to any shareholders’ demand for payment of the fair value of his, her or its shares. We intend, however, to argue in any discussions or negotiations with dissenting shareholders or in any court proceeding that, for such purposes, the fair value of each share is less than or equal to the applicable per share Merger Consideration.
To be effective, a written objection to the Merger and a demand for appraisal by a shareholder must be made by, or in the name of, the person in whose name shares are registered in the records of the Company. The written objection and demand cannot be made by the beneficial (“street name”) holder if he, she or it does not also hold shares registered in his, her or its name in the records of the Company. The “street name” holder must, in such cases, have the registered owner, such as the broker, bank, trust or other nominee, submit the required written objection and demand in respect of those shares. If you hold your shares in a brokerage account or through another nominee, such as a bank or trust, and you wish to be deemed a dissenting shareholder and exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for filing a written objection to the Merger and making a demand for appraisal. If you currently hold your shares in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455, prior to the Record Date you may wish to instruct the registered owner of your shares (i.e., your broker, bank, trust or other nominee) to transfer your security position in such shares to a direct registration system book-entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trust or other nominee for further information.
Under Missouri law, dissenting shareholder and appraisal rights are your exclusive remedy as to the Merger, except in the case of fraud or lack of authorization for the Merger.

In view of the complexity of Section 351.455, shareholders of the Company who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors before attempting to exercise these rights. To the extent there are any inconsistencies between the foregoing summary and Section 351.455, Section 351.455 shall govern.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to holders of Company capital stock or Warrants whose shares or Warrants are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the Merger.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Company capital stock or Warrants that is:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if  (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Company capital stock or Warrants, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
With respect to U.S. Holders, this discussion applies only to U.S. Holders of shares of Company capital stock or Warrants who hold such shares or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its particular circumstances, or that may apply to a U.S. Holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. Holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, U.S. Holders who hold shares of Company capital stock or Warrants as part of a hedge, straddle, constructive sale or conversion transaction, U.S. Holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and U.S. Holders who acquired their shares of Company capital stock or Warrants through the exercise of employee stock options or other compensation arrangements).
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company capital stock or Warrants, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Company capital stock or Warrants, you should consult your tax advisor.

Holders of Company capital stock or Warrants are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.
Consequences to U.S. Holders
Exchange of Capital Stock or Warrants Pursuant to the Merger
The receipt of cash by U.S. Holders in exchange for shares of Company capital stock or Warrants pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. Subject to the discussion below with respect to declared but unpaid dividends under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to U.S. Holders—Receipt of Declared but Unpaid Dividends by U.S. Holders,” in general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of Company capital stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received (computed as if there were no applicable withholding taxes) and (ii) the U.S. Holder’s adjusted tax basis in such shares.
If a U.S. Holder’s holding period in the shares of Company capital stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. Holder acquired different blocks of Company capital stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company capital stock.
Receipt of Declared but Unpaid Dividends by U.S. Holders
To the extent that cash received by a U.S. Holder pursuant to the Merger is attributable to any declared but unpaid dividends on such holders’ capital stock, such payments will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of such payments that exceeds such earnings and profits will first be applied to reduce a U.S. Holder’s adjusted tax basis in such holder’s shares of capital stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the shares, the tax treatment of which is discussed under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to U.S. Holders—Exchange of Capital Stock or Warrants Pursuant to the Merger.”
Under current law, dividends received by individual holders of capital stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Individual shareholders should consult their own tax advisors regarding the potential application of these rules in light of their particular circumstances.
Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Each domestic corporate holder of capital stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the potential application of the “extraordinary dividend” rules of Section 1059 of the Code to any declared but unpaid dividends it may receive on our capital stock.
Receipt of the Warrant Merger Consideration
In general, for U.S. federal income tax purposes, a U.S. Holder of Warrants who receives Warrant Merger Consideration pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of Warrant Merger Consideration received, and (ii) the U.S. Holder’s adjusted tax basis in such Warrants.
If a U.S. Holder’s holding period in the Warrants surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations.

Consequences to Non-U.S. Holders
Exchange of Capital Stock or Warrants Pursuant to the Merger
Subject to the discussion below with respect to declared but unpaid dividends under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to Non-U.S. Holders—Receipt of Declared but Unpaid Dividends by Non-U.S. Holders,” a Non-U.S. Holder whose shares of Company capital stock or Warrants are converted into the right to receive cash in the Merger generally will not be subject to U.S. federal income taxation unless:
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gain resulting from the Merger is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by any applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder);

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the Non-U.S. Holder is an individual who is “substantially present” in the United States for 183 days or more in the individual’s taxable year in which the Merger occurs and certain other conditions are satisfied; or

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the Company is or has been a U.S. real property holding corporation (the “USRPHC”) as defined in Section 897 of the Code at any time within the five-year period preceding the Merger, and the Non-U.S. Holder actually or constructively (including through ownership of Warrants) owned more than five percent of the Company’s common stock at any time within that five-year period, (or, in the case of a holder of Series A Preferred Stock or Warrants, the Series A Preferred Stock or Warrants held by such holder had a fair market value greater than the fair market value on the date the Series A Preferred Stock or Warrants was acquired of five percent of the common stock); provided that, our common stock is regularly traded on an established securities market.

Any gain recognized by a Non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.
Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, or a reduced rate if specified by an applicable income tax treaty, but may be offset by certain U.S. source capital losses, if any, of the Non-U.S. Holder. An individual is “substantially present” in the U.S. if such individual is physically present in the U.S. on at least 31 calendar days during the current calendar year and 183 days in total during the current year and the two preceding years, counting all the days of physical presence in the current year, but only one-third the number of days of presence in the first preceding year, and only one-sixth the number of days in the second preceding year.
With respect to the third bullet above, generally, the Company will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide (domestic and foreign) real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We have not determined whether we are a USRPHC, but we believe that we are likely a USRPHC and likely will remain a USRPHC for the foreseeable future. However, even if we are a USRPHC, so long as our common stock is regularly traded on an established securities market, common stock held by a Non-U.S. Holder will be treated as a U.S. real property interest only if the Non-U.S. Holder actually or constructively held more than 5% of our common stock (including through ownership of Warrants) at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our capital stock. In the case of a holder of Series A Preferred Stock or Warrants, even if we are a USRPHC, so long as our common stock is regularly traded on an established securities market, Series A Preferred Stock or Warrants held by a Non-U.S. Holder will be treated as a U.S. real property interest only if the Series A Preferred Stock or Warrants had a fair market value greater than the fair market value on the date the Series A Preferred Stock or Warrants was acquired of five percent of the common stock. If a Non-U.S. Holder holds common stock and Series A Preferred Stock and/or Warrants or acquired interests in the Company on more than one date, the holder should consult its own tax advisor regarding the application of these rules. If our capital stock or Warrants are treated as a U.S. real property interest with respect to a holder, any gain recognized by such Non-U.S. Holder with respect to such interest will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code.
Receipt of Declared but Unpaid Dividends by Non-U.S. Holders
To the extent that any cash received by Non-U.S. Holders pursuant to the Merger is attributable to any declared but unpaid dividends on such Non-U.S. Holders’ capital stock, such payments will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of such payments that exceeds our current and accumulated earnings and profits will first be applied to reduce a Non-U.S. Holder’s adjusted tax basis in such Non-U.S. Holder’s capital stock and, to the extent such portion exceeds the Non-U.S. Holder’s adjusted tax basis, the excess will be treated as gain from the disposition of the shares, the tax treatment of which is discussed under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to Non-U.S. Holders—Exchange of Capital Stock or Warrants Pursuant to the Merger.”
Dividends paid to a Non-U.S. Holder of capital stock will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate if specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by any applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a “U.S. person” as defined under the Code, unless an applicable income tax treaty applies. A Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.
In addition, if we are a USRPHC, and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the above paragraph (and withhold at a minimum rate of 30% or a reduced rate if specified by an applicable income tax treaty), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the above paragraph, with the excess portion of the distribution subject to withholding (subject to the exception for capital stock which is regularly traded on an established securities market, as discussed above) at a rate of 15% or a reduced rate if specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to Non-U.S. Holders—Exchange of Capital Stock or Warrants Pursuant to the Merger”), with a credit generally allowed against the Non-U.S. Holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.
A Non-U.S. Holder of capital stock who wishes to claim the benefit of an applicable income tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the capital stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.
Additional Tax Consequences Potentially Applicable to Holders of Series A Preferred Stock
With respect to a holder of Series A Preferred Stock, the foregoing discussion (for U.S. Holders under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to U.S. Holders—Exchange of Capital Stock or Warrants Pursuant to the Merger,” and for Non-U.S. Holders under

“Material U.S. Federal Income Tax Consequences of the Merger—Consequences to Non-U.S. Holders—Exchange of Capital Stock or Warrants Pursuant to the Merger,”) assumes that the redemption premium (the “Redemption Premium”) inherent in such stock by reason of such holder’s option upon a change in control to have the Company redeem such stock (the “Put Option”) is not treated as a constructive distribution to such holder of such Series A Preferred Stock based on the position that the Put Option is subject to a contingency that (1) is beyond legal or practical control of any holder of Series A Preferred Stock, of all such holders as a group, or a related party, and (2) renders remote the likelihood of redemption (based on all the facts and circumstances as they existed on the issue date of the Series A Preferred Stock). However, it is possible that the IRS or a court would disagree with this position. In the event this position were not to be sustained, holders of Series A Preferred Stock potentially could, among other consequences, be treated as having received a dividend of up to the full amount of the Redemption Premium in connection with the Merger, which dividend would be treated in accordance with the foregoing discussion with respect to declared but unpaid dividends (for U.S. Holders under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to U.S. Holders—Receipt of Declared but Unpaid Dividends by U.S. Holders,” and for Non-U.S. Holders under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to Non-U.S. Holders—Receipt of Declared but Unpaid Dividends by Non-U.S. Holders”). Holders of Series A Preferred Stock should consult their tax advisors as to the potential treatment of the Redemption Premium in connection with the Merger.
Information Reporting and Backup Withholding
Payments made in exchange for shares of Company capital stock or Warrants pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the Non-U.S. Holder pursuant to the Merger if the Non-U.S. Holder has provided the appropriate IRS Form W-8.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Additional Withholding Considerations
Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or pay a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S. source payments otherwise subject to nonresident withholding tax (e.g., U.S. source dividends). While withholding under FATCA may also apply to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Applicable withholding agents generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Company capital stock or Warrants should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.
Governmental and Regulatory Approvals
Antitrust Approval
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the

FTC and any applicable statutory waiting period requirements have been satisfied. On July 29, 2019, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.
At any time before or after the Effective Time, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion of the Merger subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Parent and the Company are required to use their reasonable best efforts to take any and all action, and to do or cause to be done, all things necessary, proper or advisable to consummate the Merger. Parent and the Company are required to use their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any adverse decree judgment, permanent injunction or other order, including by (i) agreeing to the sale, divestiture or disposition of businesses, product lines, assets, contractual rights, or relationships of Parent, the Company and their respective subsidiaries or (ii) otherwise taking or committing to take actions that after the Closing may limit Parent’s or its subsidiaries’ (including the Company and its subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent, the Company or their respective subsidiaries. Parent has the right, but not the obligation, to oppose by refusing to consent to, through litigation or otherwise, any request, attempt or demand by any governmental authority or other person for any divestiture, hold separate condition or any other restriction with respect to any assets, businesses or product lines of either Parent or the Company. Parent has the obligation to defend litigation instituted by such governmental authority or other person with respect to the legality of the Merger and the transactions contemplated thereby under the HSR Act or any other regulatory laws.
USFS Permits
Parent is also required use its reasonable best efforts, with the cooperation of, and in consultation with, the Company, to obtain within 60 days of the date of the Merger Agreement: (i) written confirmation from the USFS that renewal, issuance or reissuance of the Company’s USFS permits is not required as a consequence of consummation of the Merger, or (ii) renewed, reissued, or new USFS permits. Furthermore, it is a condition to the Closing that the Company or its subsidiaries will have, if necessary, obtained any consent, transfer, renewal, issuance or reissuance with respect to such USFS permits.

THE MERGER AGREEMENT
The following section describes the material terms and provisions of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement and the Merger that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this section or any other information contained in this proxy statement. This section is not intended to provide you with any factual information about us. That information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information.” Capitalized terms in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Merger Agreement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about the Company or modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties, covenants and agreements described in this section and made in the Merger Agreement by the Company, Parent and Merger Sub: (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be qualified and subject to important qualifications, limitations and supplemental information agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by matters disclosed to Parent and Merger Sub by the Company in the Company Disclosure Schedule, which disclosures were not reflected in the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Merger Agreement (other than to enforce payment of the applicable Merger Consideration after the Effective Time) and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, and such representations and warranties do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts at the time they were made or as of the date of this proxy statement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the Company Disclosure Schedule delivered by the Company in connection with the execution of the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company, Parent or Merger Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone and should be read in conjunction with the information provided elsewhere in this proxy statement and in our periodic and current reports, proxy statements and other documents filed with the SEC regarding us and our business. For additional information, please refer to “The Special Meeting—Questions and Additional Information.”

Additional information about us may be found elsewhere in this proxy statement and our other public filings. Please see “The Special Meeting—Questions and Additional Information” and “Where You Can Find More Information.”
Form and Effects of the Merger; Articles of Incorporation and By-laws; Directors and Officers
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, the Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger and will continue its corporate existence as a Missouri corporation after the Merger, and all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all claims, obligations, liabilities, debts and duties of the Company and Merger Sub, shall become the claims, obligations, liabilities, debts and duties of the surviving corporation.
The surviving corporation will be a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Vail Resorts, and our current shareholders will cease to have any ownership interest in the surviving corporation or rights as our shareholders. Therefore, our current shareholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation that could be realized as a result of improvements to the surviving corporation’s operations.
The articles of incorporation of the Company in effect as of immediately prior to the Effective Time will be amended and restated in their entirety to read as the articles of incorporation of Merger Sub in effect as of immediately prior to the Effective Time, and, as so amended and restated, will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with the MGBCL and such articles of incorporation. The by-laws of the Company in effect as of immediately prior to the Effective Time will be amended and restated in their entirety to read as the by-laws of Merger Sub in effect as of immediately prior to the Effective Time, and, as so amended and restated, will be the by-laws of the surviving corporation until thereafter amended in accordance with the MGBCL and such by-laws.
Subject to applicable law, the directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the surviving corporation, and the officers of Merger Sub as of immediately prior to the Effective Time will be the initial officers of the surviving corporation.
Following the completion of the Merger, the Company’s common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company’s common stock will be deregistered under the Exchange Act, and the Company will no longer file periodic or current reports with the SEC.
Closing and Effective Time of the Merger
The Closing of the Merger will take place remotely via the electronic exchange of documents and signatures, on a date no later than the second business day after the satisfaction or (to the extent permitted by law) waiver by the party having the benefit of the applicable condition of the closing conditions stated in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law and the Merger Agreement) waiver by the party having the benefit of the applicable condition of such conditions) or at such other date and time as the parties to the Merger Agreement may mutually agree in writing.
The Merger will become effective at the time the summary articles of merger are filed with the Secretary of State of the State of Missouri (or at such later time as is agreed upon by the parties to the Merger Agreement and specified in the summary articles of merger). We expect to complete the Merger as promptly as practicable after our shareholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby (assuming the prior satisfaction or (to the extent permitted by applicable law) of the other closing conditions to the Merger as described below under the caption “—Conditions to Completion of the Merger”). As of the date of this proxy statement, we expect to complete the Merger in fall 2019; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger more fully described below under the caption “—Conditions to Completion of the Merger” and we cannot specify when, or assure you that, the Company, Parent and Merger Sub will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of the Company or Parent could delay the consummation of the Merger, or prevent the Merger from being consummated.
Merger Consideration
Effect of the Merger on the Company’s Common Stock
At the Effective Time, except as noted below, each share of our common stock issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will be automatically cancelled and converted at the Effective Time into the right to receive $11.00 in cash, without interest and less any applicable withholding taxes (the “Common Merger Consideration”). The following shares of common stock will not receive the Common Merger Consideration:
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shares held by Parent, Merger Sub or any other subsidiary of Parent, which shares will be automatically cancelled without consideration;

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shares held by holders who did not vote in favor of the Merger (or consent to the Merger in writing) and who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 351.455 of the MGBCL, and which shares will be entitled to payment of the fair value of such shares as may be determined to be due to such holders pursuant to Section 351.455 of the MGBCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 351.455 of the MGBCL); and

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treasury shares owned directly by the Company or any direct or indirect wholly-owned subsidiary of the Company, which shares will be automatically cancelled without consideration (collectively, the “Excluded Shares”).

At the Effective Time, each holder of a certificate formerly representing any shares of common stock or evidence of shares in book-entry form (other than shares for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 351.455 of the MGBCL) will no longer have any rights with respect to such shares, except for the right to receive the Common Merger Consideration upon surrender thereof. See “The Merger—Appraisal Rights” for more information regarding appraisal rights.
At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.
Treatment of Series A Preferred Stock
At the Effective Time, each share of Series A Preferred Stock issued on November 2, 2016 that is outstanding immediately prior to the Effective Time (collectively, the “First Issuance Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81, the product of  $11.00 multiplied by the amount equal to the quotient of  $1,000 divided by $6.29 (the “Preferred Amount”); plus (ii) the aggregate amount of all accrued and unpaid dividends on such First Issuance Preferred Shares as of the Effective Time, in cash, without interest (the “First Issuance Preferred Merger Consideration”).
In addition, at the Effective Time, each share of Series A Preferred Stock issued on November 21, 2018 that is outstanding immediately prior to the Effective Time (collectively, the “Second Issuance Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $1,748.81, the product of  $11.00 multiplied by the Preferred Amount; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Second Issuance Preferred Shares as of the Effective Time, in cash, without interest.
Treatment of Restricted Stock Units
At the Effective Time, each RSU awarded pursuant to the Equity Incentive Plan that is outstanding immediately prior to the Effective Time will become fully vested immediately prior to the Effective Time and, at the Effective Time, will be canceled and extinguished in exchange for the right to receive, on the date which the Effective Time occurs, an amount in cash equal to (i) $11.00 multiplied by (ii) number of RSUs held by such holder (the “RSU Merger Consideration”), less withholdings for any applicable taxes.
Treatment of Warrants
At the Effective Time, each Warrant will be cancelled with the consent of the holder thereof in exchange for the right to receive an amount in cash, without interest, equal to (i) the aggregate number of shares of common stock in respect of such Warrant, multiplied by (ii) the excess of  $11.00 over the per share exercise price under such Warrant (the “Warrant Merger Consideration”).
As used in this summary of the Merger Agreement, “Merger Consideration” means the Common Merger Consideration, the First Issuance Preferred Merger Consideration, the Second Issuance Preferred Merger Consideration, the RSU Merger Consideration or the Warrant Merger Consideration, as applicable.
Exchange and Payment Procedures
At least three business days prior to the Effective Time, Parent will designate and enter into an agreement with a paying agent reasonably acceptable to the Company to make all payments to the shareholders of the Company in accordance with the Merger Agreement, as described above. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the paying agent an amount in cash equal to the aggregate Merger Consideration.
Promptly after the Effective Time (and in any event, no later than the second business day following the Effective Time), Parent will cause the paying agent to mail to each holder of record of our shares a letter of transmittal and instructions advising such holders how to surrender their certificates or how to transfer their book-entry shares in exchange for the applicable Merger Consideration. The paying agent will pay each holder of record the applicable Merger Consideration such holder is entitled to receive upon the paying agent’s receipt of  (i) surrendered certificates, (ii) a signed letter of transmittal and (iii) any other items reasonably required by the paying agent. Holders of record of shares of common stock or Series A Preferred Stock holding book-entry shares do not need to surrender any certificate or complete a letter of transmittal in order to receive payment from the paying agent. Upon receipt by the paying agent of an “agent’s message” (or such other evidence, if any, of transfer as the paying agent may reasonably request), Parent will cause the paying agent to issue and deliver to each holder of common stock or Series A Preferred Stock represented in book-entry form, a check or wire transfer for the amount of the applicable Merger Consideration that such holder is entitled to receive in respect of such shares of common stock or Series A Preferred Stock held by such holder. Interest will not be paid or accrue in respect of the applicable Merger Consideration. The surviving corporation will reduce the amount of any applicable Merger Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.
At the Effective Time, we will close our stock transfer books. After our stock transfer books are closed, there will be no transfer of shares of common stock or Series A Preferred Stock that were outstanding immediately prior to the Effective Time on the stock transfer books of the Company.
If any cash deposited with the paying agent is not claimed within 12 months following the Effective Time, such cash will be returned to the surviving corporation or its designee, and any holders of certificates or book-entry shares who have not complied with the share exchange procedures in the Merger Agreement may thereafter only look to the surviving corporation for, only as a general creditor thereof, payment of their claims for the applicable Merger Consideration.
If the paying agent is to pay some or all of a shareholder’s applicable Merger Consideration to a person other than the person in whose name the surrendered certificate is registered, it is a condition of payment that such certificate be properly endorsed or otherwise in proper form for transfer or that any book-entry shares be properly transferred, and, in each case, that the person requesting payment shall have paid any transfer and other taxes required or have established to the reasonable satisfaction of Parent or the paying agent that such tax either has been paid or is not applicable.

The letter of transmittal will include instructions if you have lost the share certificate or if it has been stolen or destroyed. If you have lost a stock certificate, or if it has been stolen or destroyed, then, you will have to provide an affidavit to that fact and, if required by Parent or the paying agent, post a bond in customary amount or an indemnity on terms reasonably requested by Parent or the paying agent.
Representations and Warranties
In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the matters contained in the Company Disclosure Schedule delivered by the Company in connection with the Merger Agreement. These representations and warranties relate to, among other things:
•
corporate matters related to the Company and its subsidiaries, such as due organization and good standing;

•
qualification to conduct business, corporate power and authority to carry on the Company’s businesses, and to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

•
the capital structure of the Company and its subsidiaries, including as it relates to shares of common stock issuable upon the vesting or settlement of RSUs;

•
the due execution and delivery by, and enforceability of the Merger Agreement against, the Company;

•
the resolutions of the Board approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•
the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable laws and orders and certain agreements to which the Company or its subsidiaries are a party, as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

•
the vote required of the shareholders of the Company for the adoption of the Merger Agreement and the transactions contemplated by the Merger;

•
governmental authorizations required in connection with the Merger;

•
the Company’s filings with and other documents furnished to the SEC since April 30, 2017 and the financial statements included therein;

•
the Company’s disclosure controls and procedures and internal controls over financial reporting;

•
the Company’s compliance with all current applicable Nasdaq listing and corporate governance rules and regulations;

•
the absence of undisclosed liabilities;

•
the absence of certain changes or events;

•
tax matters;

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employee benefits matters;

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absence of certain litigation;

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compliance with applicable laws, licenses and permits;

•
environmental matters and compliance with environmental laws by the Company and its subsidiaries;

•
material contracts of the Company and its subsidiaries;

•
real property;

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intellectual property;

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labor and employment matters;

•
the inapplicability of state takeover statutes or regulations to the Merger;

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finders’ and brokers’ fees and expenses;

•
the opinion of Moelis with respect to the fairness of the Common Merger Consideration;

•
interested party transactions;

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privacy and data security; and

•
insurance matters.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
corporate matters related to Parent and Merger Sub, such as due organization and good standing;

•
qualification to conduct business, corporate power and authority to carry on Parent’s and Merger Sub’s respective businesses, and to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

•
the due execution and delivery by, and the enforceability of the Merger Agreement against, Parent and Merger Sub;

•
the resolutions of the boards of directors of Parent and Merger Sub approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•
the absence of violations of, or conflicts with, the governing documents of Parent and Merger Sub, applicable laws and orders and certain agreements to which Parent or Merger Sub is a party, as a result of Parent and Merger Sub entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

•
governmental authorizations required in connection with the Merger;

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absence of certain litigation;

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finders’ and brokers’ fees and expenses;

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operation and ownership of Merger Sub;

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ownership of shares of the Company’s common stock; and

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sufficiency of funds to satisfy the obligations of Parent and Merger Sub under the Merger Agreement and in connection with the consummation of the transactions contemplated by the Merger Agreement.

Material Adverse Effect Definitions
Many of the representations and warranties made by the Company to Parent and Merger Sub in the Merger Agreement are qualified by what is material or what may cause a Company Material Adverse Effect.
For purposes of the Merger Agreement, a “Company Material Adverse Effect” means:
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any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has:

•
resulted or would reasonably be expected to result in a material delay or impediment to the ability of the Company to consummate the Merger or the other transactions contemplated by the Merger Agreement, but excluding any facts, circumstances, occurrences, effects, changes, events or developments arising from any shareholder litigation relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (including any action alleging or asserting any misrepresentation or omission in any documents filed with or furnished to the SEC), as long as no order, injunction or other binding decree entered by a court in such a shareholder litigation enjoins or otherwise bars the Merger from being consummated; or
•
had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, but excluding, in certain circumstances, any facts, circumstances, occurrences, effects, changes, events or developments arising from:

•
conditions affecting the United States economy generally;

•
political conditions (or changes in such conditions) in the United States (including the State of Missouri or any state in which the Company or its subsidiaries operate), declared or undeclared acts of war, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date of the Merger Agreement;

•
changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates;

•
changes required by GAAP (or interpretations thereof);

•
changes in any laws (or interpretations thereof);

•
changes that are generally applicable to the industries in the regions in which the Company and its subsidiaries operate;

•
any failure by the Company to meet any internal or publicly available projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the capital stock of the Company (provided that the underlying causes of such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception);

•
changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception);

•
the occurrence of natural disasters, force majeure events or weather conditions adverse to the business being carried on by the Company and its subsidiaries;

•
the negotiation, execution or delivery of the Merger Agreement or the compliance by the Company with the terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the Merger Agreement, or taken or refrained from being taken with the prior written consent or at the direction of Parent; or

•
the public announcement of the Merger Agreement (including any public announcement of the parties to the Merger Agreement), the Merger or any of the other transactions contemplated by the Merger Agreement or any public comments or other public communications by Parent of its intentions with respect to the surviving corporation or the business of the Company, including the impact of any such public announcements, public comments or other public communications on relationships with customers, suppliers or employees of the Company or any of its subsidiaries (provided that the failure of the representations and warranties of the Company to be true and correct or the failure of the Company to use reasonable efforts to obtain any required third-party consents may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception);

except, in the case of the first, second, third, fourth, fifth, sixth or ninth bullet above, to the extent materially disproportionately affecting the Company and its subsidiaries, taken as a whole, relative to other companies in the industries and regions in which the Company and is subsidiaries operate, in which case only the incremental disproportionate effect will be taken into account.
Some of the representations and warranties made by Parent and Merger Sub to the Company in the Merger Agreement are qualified by what is material or what may cause a Parent Material Adverse Effect. For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or taken together with other circumstances, occurrences, effects, changes, events or developments, is or would be reasonably likely to materially prevent or impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
Conduct of Business Pending the Merger
We have agreed in the Merger Agreement that, until the Effective Time, subject to certain exceptions in the Company Disclosure Schedule and except as expressly required by the Merger Agreement, required by applicable law, consented to in writing by Parent (which consent cannot be unreasonably withheld, delayed or conditioned) or undertaken in the ordinary course of business consistent with past practice between or among the Company and any of our subsidiaries or between or among any of our subsidiaries, we will, and will cause our subsidiaries to conduct our and their respective business only in the ordinary course of business consistent with past practice, and will not, and will not permit our subsidiaries to:
•
declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, other than dividends and distributions by one of our direct or indirect wholly-owned subsidiaries to its parent, and the accrual of dividends pursuant to the certificate of designation for our Series A Preferred Stock (other than the quarterly cash dividend declared on July 2, 2019 of  $0.07 per outstanding share of its common stock payable on August 9, 2019 to common shareholders of record as of July 25, 2019);

•
split, combine, subdivide, recapitalize or reclassify any of our capital stock, securities convertible into or exchangeable or exercisable for any of our capital stock or any other equity interests;

•
issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for our capital stock, other equity interests or voting securities other than the issuance of common stock upon vesting of RSUs in existence as of July 20, 2019, the date of the Merger Agreement, in accordance with the terms thereof;

•
purchase, redeem, exchange or otherwise acquire, or offer to purchase, redeem, exchange or otherwise acquire, any of our capital stock, voting securities or other equity interests or any of our securities convertible into or exchangeable or exercisable for our capital stock, voting securities or other equity interests, or any warrants, calls, options or other rights to acquire our capital stock, securities or interests (excluding the settlement by the Company of RSUs in accordance with the terms thereof in effect as of July 20, 2019 or the withholding of shares to satisfy tax obligations with respect to RSUs);

•
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of capital stock of the Company or any of its subsidiaries, any new RSUs or other equity interests of the Company or any of its subsidiaries, any securities convertible into or exchangeable or exercisable for capital stock or other equity interests in the Company or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any capital stock or other equity interests in the Company or any of its subsidiaries;

•
amend the Company’s articles of incorporation or by-laws or the corresponding organizational documents of any of its subsidiaries, except as may be required by law or the rules and regulations of the SEC or Nasdaq;

•
make or adopt any material change in its accounting methods, principles or practices, except as required by a change in GAAP or applicable law (or interpretations thereof);

•
directly or indirectly acquire any equity interest in, or any material business or assets of, any third-party, subject to certain exceptions, including, but not limited to, (i) acquisitions in the ordinary course of business consistent with past practice or as contemplated in any current capital expenditures plan approved by the Board and made available to Parent; (ii) acquisitions pursuant to any legally binding agreement in existence on the date of the Merger Agreement; or (iii) acquisitions in an amount not to exceed $7,500,000 in the aggregate;

•
subject to certain exceptions, make any loans, advances or capital contributions to, or investments in, any third-party in excess of  $5,000,000;

•
sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any lien, or otherwise dispose of any of our properties or assets or any interests therein, subject to certain exceptions, including, but not limited to, those in an amount not to exceed $7,500,000 in the aggregate;

•
incur, issue, refinance, assume, guarantee or become obligated with respect to any indebtedness or prepay or cancel any indebtedness or waive any rights of substantial value under existing indebtedness, subject to certain exceptions, including, but not limited to, (i) the incurrence of additional indebtedness not to exceed $5,000,000 in the aggregate; and (ii) indebtedness under the Company’s existing revolving credit facilities, provided that the amount outstanding thereunder at any time does not exceed the amount outstanding as of the date of the Merger Agreement by greater than $5,000,000 in the aggregate;

•
except as required by applicable law, the Merger Agreement or an existing employee benefit plan, grant any increases in the compensation or benefits of any executive officers of the Company, grant or increase any bonus, severance, change in control, termination or similar compensation or benefits payable to any executive officers of the Company, accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, any compensation or benefits, or terminate or amend any existing employee benefit plan or enter into any new employee benefit plan;

•
enter into any collective bargaining agreement or recognize or certify any labor union organization or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or any of its subsidiaries;

•
settle or compromise any litigation subject to certain exceptions, including, but not limited to, routine matters in the ordinary course of business or settlements or compromises of litigation that involve the payment by the Company or any of its subsidiaries of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of  $1,500,000 individually or $3,000,000 in the aggregate;

•
make, change or revoke any election with respect to taxes, change any accounting period or method, file any amended material tax return, settle or compromise any material tax liability, enter into any closing agreement with respect to any tax, waive or extend any statute of limitations with respect to taxes or surrender any right to claim a tax refund;

•
enter into, amend the terms of, or waive any right under, or terminate certain of our contracts other than in the ordinary course of business consistent with past practice;

•
enter into any multi-resort pass alliance or agreement;

•
adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization other than the transactions contemplated by the Merger Agreement; or

•
agree to take any of the foregoing actions.

Proxy Statement and Special Meeting
The Merger Agreement provides that, as soon as practicable after July 20, 2019, the date of the Merger Agreement (but in no event later than 10 business days after July 20, 2019), the Company will prepare and file with the SEC a preliminary proxy statement, letter to shareholders, notice of meeting, form of proxy and related schedules and materials (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the Special Meeting to be held for purposes of voting upon the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby.
In addition, the Company is required to, as soon as reasonably practicable after the SEC (or the staff of the SEC) confirms that it will not review, or has no further comments on, the preliminary proxy statement, (i) establish a record date for (which must be as soon as legally permissible) and duly call, give notice of, convene and hold the Special Meeting (which meeting must be no later than 30 days following dissemination of the definitive proxy statement relating to the Special Meeting) for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby and (ii) subject to setting a record date in accordance with the terms of the Merger Agreement and in no event later than five business days after such time, mail the Proxy Statement to the holders of shares of common stock and Series A Preferred Stock as of the record date established for the Special Meeting, which shall include the Board’s recommendation that the shareholders of the Company adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby, with such mailing to be completed within 10 business days after receipt of such confirmation from the SEC (or the staff of the SEC), subject to any additional time required in connection with setting a record date pursuant to the terms of the Merger Agreement. This proxy statement fulfills such obligation.
Notwithstanding the above, the Company may adjourn or postpone the Special Meeting (i) if the Company believes in good faith (after consultation with the Company’s outside legal counsel) that it is necessary to ensure that any supplement or amendment to the Proxy Statement that is legally required (including such an amendment or supplement in response to an objection that is raised by any shareholder of the Company to the sufficiency or accuracy of the Proxy Statement) is timely provided to the shareholders of the Company, or (ii) with the consent of Parent, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; provided, however, that any such adjournment or postponement shall be for not more than, in the case of clause (i), 10 business days, and in the case of clause (ii), 20 business days or such other amount of time reasonably agreed by Company and Parent to be necessary to comply with applicable law, and, in any event, shall not be to a date that is later than three business days prior to the End Date.
Alternative Proposals; Change in Recommendation; Intervening Events
Alternative Proposals
As used in this proxy statement, an “Alternative Proposal” means any inquiry, indication of interest, offer or proposal from any third party or group of third parties (other than Parent and its subsidiaries, including Merger Sub) that: (a) is structured to permit such third party to acquire (i) 15% or more of the equity securities or consolidated total assets of the Company and its subsidiaries or (ii) any amount of equity securities in the Company which, together with any other equity interests beneficially owned by such third party, would be equal to 15% or more of the issued and outstanding equity securities in the Company; (b) involves the issuance by the Company of 15% or more of its equity securities; (c) involves any tender offer or exchange offer (other than such transactions that, if consummated, would result in the holders of the outstanding common stock immediately prior to such transaction owning more than 85% of the equity interests or aggregate voting power in the Company); (d) involves any merger, consolidation, joint venture, business combination, binding share exchange or similar transaction, in each case, involving the Company or any of its subsidiaries (other than such transactions that, if consummated, would result in the holders of the outstanding common stock immediately prior to such transaction owning more than 85% of the equity interests or aggregate voting power of the Company or, in the case of a merger, of the surviving entity in such merger); or (e) involves any recapitalization, liquidation or dissolution, in each case, of the Company or any of its subsidiaries that are operating subsidiaries and material to the business of the Company and its subsidiaries, taken as a whole.
Except as permitted by the terms of the Merger Agreement described below, the Company is not permitted to, may not allow its subsidiaries to, and is required to use its reasonable best efforts to cause its affiliates and its other representatives not to, directly or indirectly:

•
solicit, initiate, knowingly facilitate or knowingly take any action to encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal;

•
subject to certain exceptions described below:

•
conduct or engage in any discussions or negotiations with, disclose or afford access to any non-public information relating to the Company, any of its subsidiaries, negotiations with Parent or the terms of the Merger Agreement, or assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that is seeking to make, has made or could reasonably be expected to make, any Alternative Proposal;

•
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries;

•
approve, support, adopt, endorse or recommend any Alternative Proposal or other transaction that is a “control share acquisition” under the MGBCL with respect to the Company;

•
take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation inapplicable to any third-party other than Parent and its affiliates or to any transactions constituting or contemplated by an Alternative Proposal (or take any action or fail to take any action that would make any anti-takeover statute or similar regulation applicable to Parent);

•
enter into any agreement, letter of intent, term sheet or other agreement relating to any Alternative Proposal; or

•
resolve or agree to do any of the foregoing.

The Company is further required to cease any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the execution of the Merger Agreement with respect to, or that could reasonably be expected to lead to, any Alternative Proposal, and must use its commercially reasonable efforts to cause (and in any event within 48 hours of the execution of the Merger Agreement must send written notice demanding that) any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its subsidiaries to return or destroy all such information.
However, the Board, directly or indirectly through any representative, may, prior to the receipt of the Shareholder Approval and subject to the terms of the Merger Agreement described in the following paragraph: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Alternative Proposal made in writing after July 20, 2019 that did not result from a breach of the Company’s obligations under the Merger Agreement and that the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, constitutes or would reasonably be expected to result in a Superior Proposal (as defined herein); (ii) thereafter furnish to such third party non-public information relating to the Company or any of its subsidiaries pursuant to an executed confidentiality agreement (provided that promptly, and in any event within 24 hours after it furnishes such information to such third party, the Company makes available to Parent the same information to the extent not previously provided to Parent); and (iii) following receipt of and on account of a Superior Proposal, and solely to the extent permitted by under the Merger Agreement, make a Company Adverse Recommendation Change (as defined herein), in each case referred to in clauses (i) through (iii), only if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law. The Board is also permitted to disclose to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal that is a tender offer, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable law, but this permission to disclose does not permit the Board to make a Company Adverse Recommendation Change except to the extent otherwise permitted by the Merger Agreement, as described above.

Furthermore, the Board may only take the actions described in the immediately foregoing paragraph after: (a) delivering to Parent prior written notice of its intent to take such action; (b) promptly notifying Parent within 24 hours of  (i) the receipt of an Alternative Proposal, (ii) any inquiry that could reasonably be expected to lead to an Alternative Proposal, (iii) any request for non-public information relating to the Company or its subsidiaries or (iv) any request for access to the business, properties, assets, books, or records of the Company or its subsidiaries by any third party in connection with an Alternative Proposal; (c) if the Alternative Proposal is in writing, delivering to Parent a copy of the Alternative Proposal and any draft agreements and other written material received by the Company related to the Alternative Proposal; and (d) if the Alternative Proposal is oral, communicating to Parent the material terms and conditions thereof. In any of the foregoing notifications to Parent, the Company must identify the third party making the Alternative Proposal, indication or request. The Company is also required to keep Parent reasonably informed on a prompt and timely basis of the status, material terms and discussions related to any Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof.
Change in Recommendation; Intervening Events
Except as permitted by the terms of the Merger Agreement described below, the following actions are prohibited, each of which we refer to as a “Company Adverse Recommendation Change”:
•
the Company entering into, or publicly announcing its intention to enter into, a definitive agreement with respect to an Alternative Proposal; or

•
the Board or any committee thereof  (if applicable):

•
failing to make, withdrawing, withholding, amending, modifying or materially qualifying, in a manner adverse to Parent, its unanimous recommendation that the shareholders of the Company vote to adopt and approve the Merger Agreement, the Merger and the other transactions contemplated thereby;

•
failing to publicly reaffirm its unanimous recommendation of the transactions contemplated by the Merger Agreement, including the Merger, within 10 business days after the date any Alternative Proposal is first publicly disclosed by the Company or the third party making such Alternative Proposal to the Company’s shareholders, upon a written request to the Company to do so by Parent;

•
failing to include the Board’s unanimous recommendation that the shareholders of the Company vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby in the Proxy Statement that is mailed to the Company’s shareholders or proposing publicly to do so;

•
recommending, approving or endorsing an Alternative Proposal or proposing publicly to do any of the foregoing;

•
failing to reaffirm the Board’s unanimous recommendation that the shareholders of the Company vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and recommend that the shareholders of the Company reject any tender offer or exchange offer for shares of common stock within 10 business days after the commencement of such offer; or

•
making any public statement materially inconsistent with the Board’s unanimous recommendation that the shareholders of the Company vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

The Board may not effect a Company Adverse Recommendation Change unless:
•
the Company has complied with the obligations described below and as further described in Section 6.4 of the Merger Agreement;

•
the Company promptly notifies Parent, privately and in writing, at least five business days before making a Company Adverse Recommendation Change of its intention to take such action with respect to a Superior Proposal;

•
the Company provides with such notice the most current version of all then current forms of all proposed transaction documents, including any definitive agreements with respect to such Superior Proposal, any financing commitments related thereto and the identity of the third party making such Superior Proposal and its financing sources, if any;

•
during the period of five business days after which the Company provides notice to Parent, the Company makes its representatives reasonably available, negotiates with Parent in good faith, and causes its representatives to negotiate with Parent in good faith, to make such adjustments in the terms and conditions of the Merger Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes in good faith to make such adjustments (and in the event that, after commencement of such period, there is any material revision to the terms of the applicable Superior Proposal, including any revision in price or the form of consideration, the Company must provide a new notice to Parent at least three business days before the Company effects a Company Adverse Recommendation Change (it being understood that there may be multiple extensions));

•
during the period of five business days or three business days (as applicable) after which the Company provides the required notice (or notices) to Parent, Parent has not made a written bona fide offer capable of being accepted by the Company to alter the terms or conditions of the Merger Agreement such that the Alternative Proposal would cease to constitute a Superior Proposal;

•
the Board determines in good faith, after consulting with the Company’s outside legal counsel and financial advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent to the terms and conditions of the Merger Agreement during the periods of five business days or three business days (as applicable) after which the Company provides notice to Parent; and

•
if the Company enters into, or publicly announces its intention to enter into, any agreement, letter of intent, term sheet or other contract relating to any Alternative Proposal (other than an acceptable confidentiality agreement), the Company substantially concurrently terminates the Merger Agreement prior to the receipt of the Shareholder Approval, to accept a Superior Proposal; provided, that the Company has (i) substantially concurrently with such termination entered into a definitive agreement with respect to such Superior Proposal and (ii) paid the Termination Fee to Parent.

As used in this proxy statement, a “Superior Proposal” means a bona fide written inquiry, indication of interest, offer or proposal from any third party or group of third parties (other than Parent and its subsidiaries, including Merger Sub) made after July 20, 2019 for such Person or group to acquire, directly or indirectly, in a single transaction or a series of related transactions, including pursuant to a tender or exchange offer, a merger, a consolidation, business combination or recapitalization or a sale of assets, more than 50% of the equity securities or consolidated total assets of the Company and its subsidiaries that the Board determines in good faith, after considering the advice of the Company’s outside counsel and financial advisor, and after taking into account all relevant factors (including closing certainty, certainty of financing, the legal, financial, timing and regulatory aspects of the proposal, conditions to consummation, the party making the proposal and any distraction to management in helping secure third party financing), (a) would result in a transaction, if consummated, that is more favorable to the Company’s shareholders from a financial point of view (in their capacities as shareholders) than provided hereunder and (b) is reasonably likely to be consummated on the terms proposed (and after taking full account of any revisions to the terms of the Merger Agreement as contemplated by the provisions of the Merger Agreement described above).
If an event, circumstance, change, effect, development or condition occurs that materially and positively affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, which: (a) is not known by the Board on or prior to July 20, 2019; and (b) becomes known to the Board before receipt of the Shareholder Approval (an “Intervening Event”), the Board may effect a Company Adverse Recommendation Change (other than in connection with a Superior Proposal) if:
•
prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent at least five business days before taking such action of its intent to consider such action, and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action;

•
during such five business day period after the Company provides notice to Parent, the Company negotiates with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes in good faith to make such adjustments; and

•
the Board determines in good faith, after consulting with outside legal counsel and taking into account any adjustments made by Parent during such five business day period after the Company provides notice to Parent, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with the Board’s fiduciary duties under applicable law.

Notwithstanding the foregoing, none of the following events, circumstances, changes, effects, developments or conditions will constitute an Intervening Event: (i) the receipt, existence, or terms of an Alternative Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal or offer from any third party relating to or in connection with a transaction of the nature described in the definition of  “Alternative Proposal” (which, for the purposes of the definition of Intervening Event, will be read without reference to the percentage thresholds set forth in the definition thereof); (ii) any change in the price, or change in trading volume, of the Company’s common stock or the fact that the Company exceeds internal or published projections (provided, however, that clause (ii) will not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); (iii) any event, circumstance, change, effect, development or condition arising from a breach of the Merger Agreement or actions taken by either party pursuant to the covenants and agreements set forth in the Merger Agreement; or (iv) changes in the industries in which the Company operates.
Filings and Efforts to Consummate the Merger
Each of the Company, Parent and Merger Sub have agreed to use their respective reasonable best efforts to take all action and to do all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement, including preparing and filing with any governmental authority all applications, notices, petitions, filings, ruling requests and other documents, and taking all steps necessary to obtain all consents necessary to be obtained from any governmental authority to consummate the transactions contemplated by the Merger Agreement, including taking the following steps:
•
making an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement within ten business days of July 20, 2019, which filings were made on July 29, 2019;

•
making such other filings with any other governmental entities that may be required under applicable regulatory laws; and

•
supplying any additional information or documentation that may be requested pursuant to the HSR Act or any other regulatory law and using reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable regulatory law as soon as practicable (including complying with any “second request” for information or similar request pursuant to any other applicable regulatory law).

In connection with the foregoing, each of the Company and Parent has agreed to:
•
cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

•
keep each other informed with respect to any communications received from any governmental authority or in connection with any proceeding by a private party;

•
consult with each other in advance of any meeting or conference with any governmental authority or, in connection with any proceeding initiated by a private party, such private party;

•
subject to certain exceptions, permit the other to review in advance any submission, filing or communication to any governmental authority;

•
use reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date, including defending (with sufficient time for resolution in advance of the End Date) through litigation on the merits any claim asserted in any court with respect to the Merger or other transaction contemplated by the Merger Agreement by any applicable governmental authority or any private party; and

•
use reasonable best efforts to avoid or eliminate impediments under any regulatory law so as to enable the Closing to occur as soon as possible (and in any event no later than the End Date), including (i) agreeing to the sale, divestiture or disposition of such businesses, product lines, assets, contractual rights or relationships of Parent, the Company and their respective subsidiaries or (ii) otherwise taking or committing to take actions that after the Closing may limit Parent’s or its subsidiaries’ (including the Company and the Company’s subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent, the Company or their respective subsidiaries.

Notwithstanding the foregoing, Parent has the right, but not the obligation, to oppose by refusing to consent to, through litigation or otherwise any request, attempt or demand by any governmental authority or other third party for any divestiture, hold separate condition or any other restriction with respect to any assets, businesses or product lines of either Parent or the Company. Parent is required to defend any litigation instituted by any such governmental authority or other third party with respect to the legality of the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act or any other regulatory laws and is required to take any and all steps necessary to promptly vacate, reverse or overturn any adverse decree judgment, permanent injunction or other order, including agreeing to take any of the actions described above.
Parent is also required to use its reasonable best efforts, with the cooperation of and in consultation with the Company, to obtain within 60 days after July 20, 2019 either (i) written confirmation from the USFS that renewal, issuance or reissuance of the special use permits, authorizations, or consents issued or granted to the Company or its subsidiaries by the USFS with respect to the real property that the Company or the its subsidiaries are entitled to use to conduct their businesses as currently conducted (the “USFS Permits”) is not required as a consequence of consummation of the Merger, or (ii) renewed, reissued or new USFS Permits in the form of a certain USFS ski area special use permit held by the Company as of July 20, 2019 (United States Forest Service ski area special use permit FS 2700-5b (v. 12/2015), OMB No. 0596-0082).
Employee Matters
Parent is required to cause the surviving corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to provide for any Company employee that remains employed by the surviving corporation or one of its subsidiaries or affiliates, a base salary or hourly wage and incentive compensation opportunities at least equal to such compensation provided to such employee immediately prior to the Closing Date, as well as employee benefits that are not less favorable than the employee benefits provided by the Company prior to Closing or on the same terms and conditions as offered to similarly situated employees of Parent (or its applicable subsidiary or affiliate).

Following the Effective Time, Parent must, or must cause the surviving corporation and each of its subsidiaries to, give Company employees full service credit for purposes of determining eligibility and vesting and, solely for purposes of determining the amount of vacation, sick leave and other paid time off, benefit accrual and level of benefits, under any plan, program, policy, practice or arrangement sponsored or maintained by Parent or any of its affiliates, including the surviving corporation, in each case so long as such service recognition would not result in a duplication of benefits and such service need only be credited to the same extent and for the same purpose as such service was credited under a corresponding Company benefit plan. With respect to each benefit plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its subsidiaries are obligated to use commercially reasonable efforts to waive any and all eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, pre-existing condition limitations and other exclusions and limitations regarding the Company’s employees and their spouses, domestic partners and dependents to the extent waived, satisfied or not imposed under the corresponding benefit plan offered by the Company prior to the Effective Time.
If requested by Parent at least five days prior to the Closing Date, the Company must terminate its existing 401(k) plan effective no later than the day immediately preceding the Closing Date. If the Company is required to terminate its 401(k) plan, then as soon as practicable after the Closing Date (and in any event not later than 45 days thereafter), Parent is required to (or is required to cause the surviving corporation to) establish or designate a 401(k) plan under which each Company employee who was eligible to participate in the terminated 401(k) plan is eligible to participate as soon as practicable after the Closing Date (and in any event not later than 45 days thereafter). Parent is further required to cause such new 401(k) plan to accept “direct rollovers” (within the meaning of Section 401(a)(31) of the Code) of  “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) from the terminated 401(k) plan to (or on behalf of) any Company employee who remains employed by the surviving corporation, Parent or any of their respective subsidiaries or affiliates at the time of such rollover, including the amount of any unpaid balance of any participant loan made under the terminated 401(k) plan (and the related promissory note), to the extent such rollovers are elected by such Company employees.
Director and Officer Indemnification
From and after the Effective Time, each of Parent and the surviving corporation are required to indemnify and hold harmless, to the fullest extent permitted by applicable law, the individuals who served as officers and/or directors of the Company and its subsidiaries at any time prior to the Effective Time, against all claims, losses, liabilities, damages, judgments, inquiries, fines and is required to advance any fees, costs and expenses (including the reasonable attorneys’ fees, expenses and disbursements of counsel of the such director’s and/or officer’s choosing) incurred or arising in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such director’s and/or officer’s service as an officer, employee or director at or prior to the Effective Time, or services performed by such director and/or officer, at the request of the Company or any of its subsidiaries, as a fiduciary under any employee benefit plan, in each case to the extent they arise out of  (i) matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time, (ii) matters related to the Merger Agreement and the transaction contemplated thereby and (iii) actions to enforce such director’s and/or officer’s indemnification or advancement right.
For six years after the Effective Time, Parent is required to maintain in effect provisions in the surviving corporation’s articles of incorporation and by-laws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company’s articles of incorporation and by-laws as of July 20, 2019.
Directors’ and Officers’ Insurance
Prior to the Effective Time, Parent and Merger Sub are required to obtain, and fully pay the premium for, a non-cancelable extension of the Company’s existing directors’ and officers’ insurance policies and fiduciary liability insurance policies in place as of July 20, 2019, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time and on terms and conditions and with retentions and limits of liability that are at least as favorable to the insureds as those contained in the Company’s existing policies; provided that if the aggregate cost for such insurance coverage for any one policy year exceeds 300% of the current annual premium paid by the Company, Parent and Merger Sub are instead obligated to obtain corresponding policies with the best available coverage for an aggregate cost in each policy year within such six-year period of 300% of the current annual premium paid by the Company.
Access and Reports
Subject to certain exceptions and limitations, throughout the period prior to the Effective Time, the Company must, subject to certain exceptions, afford to the officers and other representatives of Parent reasonable access, during normal business hours, to the Company’s and its subsidiaries’ officers, properties, offices and other facilities and their respective books, contracts, personnel files and records, and, during such period, the Company and its subsidiaries are required to furnish all information concerning their respective business, properties and personnel as may reasonably be requested by Parent its representatives from time to time.
The Company must also give prompt notice to Parent, and Parent must give prompt notice to the Company, of any (i) notice or other communication received from any governmental authority in connection with the transactions contemplated by the Merger Agreement or from any third-party alleging that the consent of such third-party is or may be required in connection with such transactions and (ii) action, suit, claim, investigation or proceeding commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its subsidiaries which relate to the transactions contemplated by the Merger Agreement.
Other Covenants
The Merger Agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other things:
•
coordination of press releases and other public announcements or filings relating to the Merger;

•
the delisting of the Company’s common stock from Nasdaq and deregistration under the Exchange Act;

•
notification of, consultation with and participation by Parent in connection with the defense or settlement of any shareholder litigation against the Company, its subsidiaries or their respective directors or officers relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

•
actions to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any disposition of Company equity securities (including derivative securities) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act immediately prior to the Effective Time.

Conditions to Completion of the Merger
The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the Effective Time:
•
the Shareholder Approval having been obtained;

•
any waiting period applicable to the consummation of the Merger under the HSR Act having expired or been terminated; and

•
no governmental authority having jurisdiction over the Company, Parent or Merger Sub having enacted, issued, promulgated, enforced, or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement, nor shall any such proceeding seeking the same by or before any governmental authority be pending.

The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver by Parent of the following conditions on or prior to the Effective Time:
•
the representations and warranties of the Company set forth in the Merger Agreement (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) capital structure, (iii) authority, execution and delivery and enforceability, (iv) governmental permits and consents, (v) anti- takeover provisions and (vi) brokers’ fees and expenses) shall be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) at and as of the date of the Merger Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

•
subject to certain exceptions, the representations and warranties of the Company regarding its capital structure shall be true and correct at and as of July 20, 2019 and the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount;

•
the representations and warranties of the Company with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, (iii) governmental permits and consents, (iv) anti-takeover provisions and (v) brokers’ fees and expenses shall be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Closing Date as if made at and as of such time;

•
the Company performing in all material respects each of its obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

•
since July 20, 2019, there shall not have occurred any fact, circumstance, occurrence, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
the Company or its applicable subsidiaries shall have obtained any consent, transfer, renewal, issuance or reissuance with respect to the USFS Permits if required by the USFS in connection with the consummation of the Merger; provided, however, that if the USFS requires that the Company or its applicable subsidiaries obtain a renewal, issuance or reissuance of any USFS Permit, the renewed, or issued or reissued USFS Permit shall either (i) have the same or substantially similar terms and conditions as the current USFS Permit, or (ii) have the same or substantially similar terms and conditions as a certain USFS ski area special use permit held by the Company as of July 20, 2019 (United States Forest Service ski area special use permit FS 2700-5b (v. 12/2015), OMB No. 0596-0082); and

•
Parent will have received a certificate executed by the chief executive officer or chief financial officer of the Company confirming that the above conditions of Parent’s and Merger Sub’s obligations to complete the Merger, other than the condition set forth in the bullet immediately above, have been satisfied.

The Company’s obligation to complete the Merger is further subject to the satisfaction or waiver of the following conditions on or prior to the Effective Time:
•
the representations and warranties of Parent and Merger Sub (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, (iii) governmental permits and consents and (iv) brokers’ fees and expenses) shall be true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein) at and as of the date of the Merger Agreement and at and as of the

Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;
•
the representations and warranties of Parent and Merger Sub with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, (iii) governmental permits and consents and (iv) brokers’ fees and expenses shall be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Closing Date as if made at and as of such time;

•
each of Parent and Merger Sub performing in all material respects all material obligations required to be performed by each of Parent and Merger Sub under the Merger Agreement at or prior to the Closing; and

•
the Company will have received a certificate executed by the chief executive officer or chief financial officer of Parent confirming that the above conditions to the Company’s obligation to complete the Merger have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:
•
by mutual written consent of the Company, Parent and Merger Sub;

•
by either the Company or Parent:

•
if the Merger has not been consummated on or before the January 21, 2020 (such date, as may be extended as described below, the “End Date”); provided, however, such right will not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of the failure of the Merger to be consummated on or before the End Date; and provided, further, that if on the third business day prior to the End Date, the condition regarding the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act has not been satisfied, but all other conditions to Closing have been, or are capable of being, satisfied, then Parent or the Company will have the right to extend the End Date for up to two additional successive 90-day periods (which, if so validly extended, will become the End Date), in each such instance, by notifying the other party in writing of such election before the End Date;

•
if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final, nonappealable law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that such right of termination is not available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

•
if the Merger Agreement has been submitted to the shareholders of the Company for adoption at the Special Meeting and the Shareholder Approval has not been obtained (unless such Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

•
by the Company:

•
if prior to the receipt of the Shareholder Approval the Board authorizes the Company, in full compliance with the terms of the Merger Agreement, to accept a Superior Proposal; provided that the Company shall have (i) substantially concurrently with such termination entered into a definitive agreement with respect to such Superior Proposal and (ii) paid the Termination Fee to Parent; or

•
if there exists a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that certain of the Company’s conditions to the Closing of the Merger would not be satisfied and such breach is not capable of being cured by the End Date and the Company has provided Parent at least 30 days’ written notice prior to such termination stating the Company’s intention to terminate the Merger Agreement; provided that the Company shall not have the right to so terminate the Merger Agreement if the Company is in material breach of any representation, warranty, covenant or obligation under the Merger Agreement, which breach has not been cured.

•
by Parent:

•
if a Company Adverse Recommendation Change has occurred or the Company has breached its obligations regarding the restrictions on its ability to solicit, initiate, facilitate or encourage Alternative Proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals (as discussed in “—Alternative Proposals; Change in Recommendation; Intervening Events”) in any material respect; or

•
if there exists a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement such that certain of Parent’s and Merger Sub’s conditions to the Closing of the Merger would not be satisfied and such breach is not capable of being cured by the End Date and Parent has provided the Company at least 30 days’ written notice prior to such termination stating Parent’s intention to terminate the Merger Agreement; provided, that Parent shall not have the right to so terminate the Merger Agreement if Parent or Merger Sub is in material breach of any representation, warranty, covenant or obligation under the Merger Agreement, which breach has not been cured.

Termination Fees and Treatment of Expenses
The Company is required to pay a termination fee equal to $9,220,000 in the event that:
•
Parent terminates the Merger Agreement by reason of a Company Adverse Recommendation Change or the Company has breached its obligations regarding the matters set forth in “—Alternative Proposals; Change in Recommendation; Intervening Events;” or

•
the Company terminates the Merger Agreement prior to receipt of the Shareholder Approval in order to accept a Superior Proposal.

In the event that Parent or the Company terminates the Merger Agreement because the Shareholder Approval is not obtained at the Special Meeting (unless such Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof), the Company is required to reimburse all fees and expenses incurred by Parent in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to an amount not to exceed $3,000,000 in the aggregate.
If  (i) the Merger Agreement is terminated by Parent or the Company pursuant to the End Date Termination Provision or the Shareholder Approval Termination Provision and absent a pending Alternative Proposal, (ii) prior to the time of the termination of the Merger Agreement an Alternative Proposal has been publicly made, commenced, submitted or announced or made known to the Board prior to the Merger Agreement’s termination and (iii) the Company consummates a transaction with respect to such Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to such Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated, then the Company must pay Parent, within two business days following such consummation, the Termination Fee (less the amount of any Parent Expenses previously paid to Parent pursuant to the paragraph above, if any); provided that, solely for purposes of this termination fee, all references to “fifteen percent (15%)” and “eighty-five percent (85%)” in the definition of Alternative Proposal will be deemed to be references to “fifty percent (50%).”

Subject to payment by the Company of any Parent Expenses, if due, all fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers) incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees and expenses, except that (i) Parent and the Company are equally responsible for the printing and mailing costs for the Proxy Statement and (ii) Parent is responsible for all filing fees incurred with respect to the transactions contemplated by the Merger Agreement in connection with filings under the HSR Act.
Amendment; Extension; Waiver
The Merger Agreement may be amended by written agreement of Parent, Merger Sub and the Company at any time prior to the Effective Time; provided, that after the Shareholder Approval has been obtained, there can be no amendment that by law would require further approval by our shareholders without such approval having been obtained.
At any time prior to the Effective Time, any party to the Merger Agreement may, to the extent permitted under applicable law:
•
extend the time for the performance of any of the obligations or acts of the other parties to the Merger Agreement;

•
waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

•
subject to the rights and restrictions on amendment described above, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No action, delay or omission in the exercise of any right, power or remedy under the Merger Agreement may be deemed to impair any such right, power or remedy, nor will it be deemed to constitute a waiver of compliance with any provision of the Merger Agreement.
Governing Law
The Merger Agreement and any litigation that may be directly or indirectly based upon, arise out of or relate to the Merger Agreement, the Merger, or the negotiation, execution or performance thereof, shall be governed by the laws of the State of Missouri.
Specific Performance
In the event of breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to specific performance and the issuance of injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting. If shareholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from shareholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement, and approval of the Merger and the other transactions contemplated thereby. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby such that the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting as of the Record Date, voting together as a single class on an as-converted basis.
The Board unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
Market Price
Our common stock is listed for trading on Nasdaq under the symbol “SKIS.” As of the Record Date, there were [•] shares of our common stock outstanding, held by approximately [•] shareholders of record.
The table below shows, for the periods indicated, the high and low sales prices for our common stock, as reported by Nasdaq:
	Common Stock Price
	High	Low
Fiscal Year Ended April 30, 2018
First quarter	$6.10	$4.00
Second quarter	$5.28	$4.10
Third quarter	$5.78	$4.35
Fourth quarter	$5.68	$4.65
Fiscal Year Ended April 30, 2019
First quarter	$5.55	$4.60
Second quarter	$5.35	$4.45
Third quarter	$5.38	$4.49
Fourth quarter	$4.90	$4.10
Fiscal Year Ending April 30, 2020
First quarter	$11.00	$3.75
Second quarter (through August 1, 2019)	$10.89	$10.85
The closing price of our common stock on Nasdaq on July 19, 2019, the last trading day prior to the announcement of the Merger, was $5.10 per share. On [•], 2019, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our common stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares. The Common Merger Consideration is fixed at $11.00 per share of our common stock.
Dividends
Since February 2017, the Company has paid regular quarterly cash dividends on its common stock. The Company declared a cash dividend on July 2, 2019 of  $0.07 per outstanding share of its common stock payable on August 9, 2019 to common shareholders of record as of July 25, 2019. Following the payment of this dividend, the Company has agreed in the Merger Agreement to suspend the payment of any future dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series A Preferred Stock, in each case, as of July 31, 2019, by (i) each of our named executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person known by us to beneficially own more than 5% of our common stock and Series A Preferred Stock. All such information provided by the shareholders who are not executive officers or directors reflects their beneficial ownership as of the dates specified in the relevant footnotes to the table.
Applicable percentage ownership for our common stock in the following table is based on 15,227,562 shares of common stock outstanding as of July 31, 2019 and the assumed conversion of all 40,000 shares of our Series A Preferred Stock outstanding as of July 31, 2019 into 6,359,300 shares of common stock, for an aggregate of 21,586,862 shares of common stock deemed outstanding for voting purposes (excluding shares of common stock subject to vested but unsettled RSUs). Each share of Series A Preferred Stock is convertible, at the option of the holder and subject to the conditions set forth in the certificate of designation for the Series A Preferred Stock, into a number of shares of common stock equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the liquidation value of  $1,000, divided by the conversion price. The initial conversion price per share is $6.29, subject to adjustment pursuant to the terms of the certificate of designation for the Series A Preferred Stock. Each holder of Series A Preferred Stock is entitled to vote together with holders of outstanding shares of common stock, as a single class on an as-converted basis, with respect to any and all matters presented to the shareholders of the Company.
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock issuable upon exercise of the Warrants and shares of common stock issuable pursuant to RSUs that have vested or will vest within 60 days of July 31, 2019 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such securities, but are not deemed to be outstanding for purposes of calculating the percentage ownership of any other person. Applicable percentage ownership for shares of the Series A Preferred Stock is based on 40,000 shares of Series A Preferred Stock outstanding as of July 31, 2019. Beneficial ownership or voting power representing less than 1.00% is denoted with an asterisk (*).
On July 20, 2019, in connection with the execution of the Merger Agreement, certain directors and executive officers and/or their affiliates entered into Support Agreements pursuant to which they have agreed to, among other things, and subject to certain conditions, vote in favor of the proposal to the adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The shares covered by the Support Agreements constituted approximately 45% of the total shares entitled to notice of, and to vote at, the Special Meeting, as of the date of the Merger Agreement. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Support Agreements.”
The information provided in the table is based on our records, information publicly filed with the SEC and other information provided to us as of the date of this proxy statement, except where otherwise noted. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed, and the principal address for each such shareholder is c/o Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percentage	Shares	Percentage
Greater than 5% Shareholders
CAP 1 LLC and related persons(1) 14000 Quail Springs Parkway, Suite 2200 Oklahoma City, Oklahoma 73134	15,573,836	54.12%	40,000	100.00%
American Financial Group, Inc.(2) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, Ohio 45202	1,245,986	5.77%	—	—
Rutabaga Capital Management(3) 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109	1,217,403	5.64%	—	—
Scott Romberger, Bradley Leber, Alex Snyder(4) 100 Boxwood Lane, Suite 2 York, Pennsylvania 17402	1,183,432	5.48%	—	—
Named Executive Officers and Directors
Timothy D. Boyd(5)	1,251,745	5.80%	—	—
Christopher J. Bub(6)	12,025	*	—	—
Richard K. Deutsch(7)	490,511	2.27%	—	—
Stephen J. Mueller(8)	492,840	2.28%	—	—
Stanley W. Hansen(9)	37,792	*	—	—
Carl E. Kraus(10)	43,630	*	—	—
Christopher S. O’Connor(11)	42,091	*	—	—
David W. Braswell(12)	32,538	*	—	—
Rory A. Held(13)	—	—	—	—
All Directors and Executive Officers as Group (9 persons)(14)	2,403,172	11.06%	—	—

(1)
Based solely on the Schedule 13D/A jointly filed with the SEC on behalf of Cap 1 LLC, a Delaware limited liability company (“Cap 1”), Richard S. Sackler, M.D. (“Dr. Sackler”), the Richard Sackler Family Foundation, Inc., formerly known as the Richard and Beth Sackler Foundation, Inc. (the “Foundation”), and David Sackler (collectively, the “Reporting Persons” and each, a “Reporting Person”), on July 25, 2019 (the “Schedule 13D/A”). Cap 1 is wholly-owned by Crystal Fiduciary Company, LLC, as Trustees of the 1974 Irrevocable Trust A FBO BS and RSS. The beneficiaries of the 1974 Irrevocable Trust A FBO BS and RSS are Beverly Sackler, Dr. Sackler and the issue of Dr. Sackler. David Sackler is the President of Summer Road LLC, which serves as a “family office” (as defined in Investment Company Act of 1940 Rule 202(a)(11)(G)-1) and provides investment management services to Cap 1. The Schedule 13D/A reports ownership as follows: (i) Cap 1 reports sole voting and dispositive power over 15,345,041 shares of our common stock, a total which consists of  (a) 1,797,705 shares of our common stock, (b) 3,179,650 shares of our common stock issuable upon conversion of the Series A Preferred Stock issued on November 2, 2016, (c) 3,179,650 shares of our common stock issuable upon conversion of the Series A Preferred Stock issued on November 21, 2018, (d) an aggregate of 2,719,018 shares of our common stock issuable upon exercise of Warrants issued on November 2, 2016 (the “2016 Warrants”), and (e) an aggregate of 4,469,018 shares of our common stock issuable upon exercise of Warrants issued on November 21, 2018 (the “2018 Warrants,” and together with the 2016 Warrants, the “Warrants”); (ii) Dr. Sackler reports sole voting and dispositive power over 102,595 shares of our common stock; (iii) the Foundation reports sole voting and dispositive power over 26,200 shares of our common stock; and (iv) David Sackler reports sole voting and dispositive power over 100,000 shares of our common stock. The percentage of shares of our common stock beneficially owned by Cap 1 as reported in the table above assumes exercise of the Warrants in full.

(2)
Based on a Schedule 13G/A filed by the reporting person on January 25, 2019.

(3)
Based on a Schedule 13G/A filed by the reporting person on February 5, 2019.

(4)
Based on a Schedule 13G jointly filed by the Irvin S. Naylor Trust U/D/T dated 12/11/2003 F/B/O Leah R. Naylor (the “Leah Naylor Trust”), Irvin S. Naylor Trust U/D/T dated 12/11/2003 F/B/O S. Chester Naylor, II (the “S. Chester Naylor Trust”), and Irvin S. Naylor Trust U/D/T dated 12/11/2003 F/B/O Sarah R. Naylor (the “Sarah Naylor Trust,” and together with the Leah Naylor Trust and S. Chester Naylor Trust, the “Naylor Trusts”), and Scott Romberger, Bradley Leber and Alex Snyder, each as a trustee for each of the Naylor Trusts (collectively, the “Trustees”), filed by the reporting persons on August 1, 2019. Each of the Leah Naylor Trust and Sarah Naylor Trust reports sole voting and dispositive power over 378,698 shares, the S. Chester Naylor Trust reports sole voting and dispositive power over 426,036 shares, and each of the Trustees reports shared voting and dispositive power over 1,183,432 shares. The Naylor Trusts acquired all reported shares as part of the consideration payable to the Naylor Trusts by the Company in connection with the Company’s acquisition of Snow Time, Inc. on November 21, 2018. Each of the Naylor Trusts disclaims beneficial ownership of the shares held by the other Naylor Trusts, and each of the Trustees disclaims beneficial ownership of all shares reported pursuant to the terms of the Naylor Trusts.

(5)
Includes (i) 853,300 shares held by Mr. Boyd as trustee of the Timothy D. Boyd Revocable Trust U/A 8/27/1996, for which Mr. Boyd has sole voting and investment power as trustee; (ii) 107,600 shares held by Mr. Boyd’s wife, Melissa K. Boyd, as Trustee of the Timothy D. Boyd 2011 Family Trust U/A 1/28/2011, for which Ms. Boyd has sole voting and investment power as trustee; (iii) 281,400 shares held by Ms. Boyd as trustee of the Melissa K. Boyd Revocable Trust U/A 8/27/1996, for which Ms. Boyd has sole voting and investment power as trustee; and (iv) 9,445 shares received upon vesting of a portion of the RSUs granted to Mr. Boyd pursuant to the Annual Incentive Plan and held by Mr. Boyd. Mr. Boyd disclaims beneficial ownership of the 389,000 shares over which Ms. Boyd serves as trustee.

(6)
Includes 3,740 shares received upon vesting of a portion of the RSUs granted to Mr. Bub pursuant to the Annual Incentive Plan and 8,285 vested RSUs that will be settled within six months of Mr. Bub’s employment termination, subject to acceleration in accordance with the terms of the RSUs and the Equity Incentive Plan. A portion of the vested RSUs represent accumulated dividend credits.

(7)
Includes 50,000 shares pledged as security for a loan and 7,111 shares received upon vesting of a portion of the RSUs granted to Mr. Deutsch pursuant to the Annual Incentive Plan.

(8)
Represents (i) 489,100 shares held by Mr. Mueller and Beth R. Mueller, trustees of the Stephen J. Mueller Revocable Living Trust U/S dated October 5, 2012, as amended, which have been pledged as security for a loan; (ii) 3,419 shares received upon vesting of a portion of the RSUs granted to Mr. Mueller pursuant to the Annual Incentive Plan and held by Mr. Mueller; and (iii) 321 shares held by Mr. Mueller’s wife, Beth Mueller, over which she has sole voting and investment power. Mr. Mueller disclaims beneficial ownership of the 321 shares held by Ms. Mueller.

(9)
Includes 35,792 vested RSUs that will be settled within six months of the date Mr. Hansen’s Board service terminates, subject to acceleration in accordance with the terms of the RSUs and the Equity Incentive Plan. A portion of the vested RSUs represent accumulated dividend credits.

(10)
Includes 35,792 vested RSUs that will be settled within six months of the date Mr. Kraus’ Board service terminates, subject to acceleration in accordance with the terms of the RSUs and the Equity Incentive Plan. A portion of the vested RSUs represent accumulated dividend credits.

(11)
Includes 35,792 vested RSUs that will be settled within six months of the date Mr. O’Connor’s Board service terminates, subject to acceleration in accordance with the terms of the RSUs and the Equity Incentive Plan. A portion of the vested RSUs represent accumulated dividend credits.

(12)
Includes 22,538 vested RSUs that will be settled within six months of the date Mr. Braswell’s Board service terminates, subject to acceleration in accordance with the terms of the RSUs and the Equity Incentive Plan. A portion of the vested RSUs represent accumulated dividend credits.

(13)
All compensation paid to Mr. Held in connection with his service on the Board, including awards of RSUs, is paid to his employer, Summer Road LLC, pursuant to an arrangement between Mr. Held and Summer Road LLC. Mr. Held has no voting or investment power over the shares held by Summer Road LLC or Cap 1.

(14)
Includes 138,199 vested but unsettled RSUs that are subject to settlement as noted in the footnotes above.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING
According to our Amended and Restated By-laws, as amended (our “By-laws”), the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, the only matters for consideration at the Special Meeting are (i) the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and (ii) the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting. No other business will be presented for consideration at the Special Meeting.

FUTURE SHAREHOLDER PROPOSALS
We will hold our 2019 annual meeting of shareholders only if the Merger is not consummated because, if the Merger is consummated, we will be a wholly-owned subsidiary of Parent, will not have public shareholders and there will be no public participation in any future shareholder meetings. However, if the Merger is not consummated or if we are otherwise required to do so under applicable law, we will hold a 2019 annual meeting of shareholders.
Shareholders may present proper proposals for inclusion in our proxy statement for our 2019 annual meeting of shareholders and for consideration at the 2019 annual meeting of shareholders, if held, by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of shareholders, if held, our Corporate Secretary must have received the written proposal at our principal executive offices not later than April 30, 2019. In addition, shareholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to:
Peak Resorts, Inc.
Attention: Corporate Secretary
17409 Hidden Valley Drive
Wildwood, Missouri 63025
We did not receive any such proposals during the permitted time period.
Shareholders may only present a matter for consideration at our 2019 annual meeting of shareholders, if held, if certain procedures are followed. Our By-laws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our By-laws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting given by or at the direction of the Board or the persons calling the meeting pursuant to our Amended and Restated Articles of Incorporation, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, or (iii) properly brought before the annual meeting by a shareholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our By-laws. In order for a matter to be deemed properly presented by a shareholder, timely notice must have been received by our Secretary at our principal executive office (i) not earlier than July 11, 2019 and (ii) not later than August 10, 2019. In the event that we hold our 2019 annual meeting of shareholders more than 30 days before the one-year anniversary of the 2018 annual meeting of shareholders, then notice of a shareholder proposal that is not intended to be included in our proxy statement for the 2019 annual meeting of shareholders must be received no earlier than the close of business on the tenth day following the day on which notice of the date of the 2019 annual meeting of shareholders was mailed or public disclosure of the date of the 2019 annual meeting of shareholders was made, whichever first occurs. As of the date of this proxy statement, we have not received any such notice during the permitted time period.
If a shareholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name, qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve on the Board and should be directed to:
Peak Resorts, Inc.
Attention: Chair of the Nominating and Corporate Governance Committee
17409 Hidden Valley Drive
Wildwood, Missouri 63025
In addition, our By-laws permit shareholders to nominate directors for election at an annual meeting of shareholders. To nominate a director, the shareholder must provide the information required by our

By-laws. In addition, the shareholders must give timely notice to our Secretary in accordance with our By-laws, which, in general, require that the notice be received by our Secretary (i) not earlier than July 11, 2019 and (ii) not later than August 10, 2019. In the event that we hold our 2019 annual meeting of shareholders more than 30 days before the one-year anniversary of the 2018 annual meeting of shareholders, then notice of a shareholder proposal that is not intended to be included in our proxy statement for the 2019 annual meeting of shareholders must be received no earlier than the close of business on the tenth day following the day on which notice of the date of the 2019 annual meeting of shareholders was mailed or public disclosure of the date of the 2019 annual meeting of shareholders was made, whichever first occurs. As of the date of this proxy statement, we have not received any such notice during the permitted time period.
A copy of our By-laws is available on our website at www.peakresorts.com under the “Investors—Corporate Governance” section of the website. You may also contact our Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

HOUSEHOLDING
We have adopted a practice called “householding.” Unless we have received contrary instructions, this practice allows us to send a single copy of this proxy statement and certain related materials to all shareholders of record who share an address. Each shareholder in the household will continue to receive a separate proxy card. This process reduces the volume of duplicate information received at your household, helps to reduce our printing costs and mailing expenses and also helps reduce the impact of our shareholder meetings on the environment.
If you would like to receive your own set of our disclosure documents in connection with the Special Meeting or in future years, if the Merger is not consummated, please follow the instructions described below. Upon request, we will promptly deliver a separate copy to you. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our disclosure documents, please follow these instructions.
If you are a shareholder of record and would like to receive your own set of our disclosure documents in connection with the Special Meeting or in future years, if the Merger is not consummated, you may contact us by writing to Peak Resorts, Inc., Attention: Corporate Secretary, 17409 Hidden Valley Drive, Wildwood, Missouri 63025, or calling our Corporate Secretary at (636) 938-7474. Eligible shareholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a broker, bank, trustee or other nominee holds your shares, please contact your broker, bank, trustee or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following filings with the SEC are incorporated by reference herein:
•
our Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019; and

•
our Current Reports on 8-K, filed with the SEC on May 9, 2019 (other than Item 2.02 thereto), July 2, 2019 and July 22, 2019.

We also incorporate by reference any documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the Shareholders Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, proxy soliciting materials and any amendments thereto. Any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not, and will not be, incorporated by reference into this proxy statement.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access, free of charge, at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC by going to our Internet website at www.peakresorts.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this proxy statement and, therefore, is not incorporated herein by reference. You may also obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at Peak Resorts, Inc., Attention: Corporate Secretary, 17409 Hidden Valley Drive, Wildwood, Missouri 63025.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our annual, quarterly and current reports, our proxy statements or other information concerning us, without charge, by written or telephonic request directed to our Corporate Secretary at 17409 Hidden Valley Drive, Wildwood, Missouri 63025, or (636) 938-7474.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson, LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Banks, Brokers and Shareholders Call Toll-Free: (800) 509-1312

MISCELLANEOUS
Parent has supplied all of the information relating to Parent, Merger Sub and Vail Resorts in this proxy statement exclusively concerning Parent, Merger Sub and Vail Resorts. You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [·], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER
among
VAIL HOLDINGS, INC.,
VRAD HOLDINGS, INC.,
PEAK RESORTS, INC.,
and solely with respect to Section 9.14,
VAIL RESORTS, INC.
Dated as of July 20, 2019

A-i

 (continued)

A-ii

 (continued)

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 20, 2019 (this “Agreement”), is entered into among Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”), Peak Resorts, Inc., a Missouri corporation (the “Company”), and, solely for the purposes stated in Section 9.14, Vail Resorts, Inc., a Delaware corporation (“Guarantor”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.
RECITALS
WHEREAS, the respective boards of directors of Parent and Merger Sub have each, by unanimous vote of all directors present at duly called meetings of their respective boards, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are advisable, fair to and in the best interests of their respective company’s shareholders and (ii) approved this Agreement and the Transaction on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has, by unanimous vote of all directors present at a duly called meeting of the Company Board, (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the Transactions, including the Merger, on the terms and conditions set forth herein, and (iii) recommended the adoption and approval by the shareholders of the Company of this Agreement, the Merger and the other Transactions; and
WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company (the “Principal Shareholders”) are entering into one or more agreements (the “Voting Agreements”) with Parent pursuant to which, among other things, the Principal Shareholders have agreed, subject to the terms thereof, to vote all securities in the Company beneficially owned by them in favor of the approval and adoption of this Agreement and the Transactions contemplated hereby, including the Merger.
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions and to prescribe certain conditions with respect to the consummation of the Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to create a contract and to be legally bound hereby, the parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS; INTERPRETATION
Section 1.1 Certain Definitions.   For the purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement (including any waivers thereof or amendments thereto) that contains confidentiality, non-use and standstill provisions that are no less favorable to the Company and no more favorable to any such third party than those contained in the Confidentiality Agreement, and which shall not restrict the Company, any Company Subsidiaries or its or their Affiliates or Representatives from complying with the terms of this Agreement.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Alternative Proposal” means any inquiry, indication of interest, offer or proposal from any Person or group of Persons (other than Parent and its Subsidiaries, including Merger Sub) that: (a) is structured to permit such Person or group to acquire, directly or indirectly, in a single transaction or a series of related transactions, (i) fifteen percent (15%) or more of the equity securities or consolidated total assets of the Company and the Company Subsidiaries, or (ii) any amount of equity securities in the Company which, together with any other equity interests beneficially owned by such Person or group, would be equal to fifteen percent (15%) or more of the issued and outstanding equity securities in the Company; (b) involves the issuance by the Company of 15% or more of its equity securities; (c) involves any tender offer or exchange offer (other than such transactions that, if consummated, would result in the holders of the outstanding Common Stock immediately prior to such transaction owning more than eighty-five percent (85%) of the equity interests or aggregate voting power in the Company; (d) involves any merger, consolidation, joint venture, business combination, binding share exchange or similar transaction, in each case, involving the Company or any of the Company Subsidiaries (other than such transactions that, if consummated, would result in the holders of the outstanding Common Stock immediately prior to such transaction owning more than eighty-five percent (85%) of the equity interests or aggregate voting power of the Company or, in the case of a merger, of the surviving entity in such merger); or (e) involves any recapitalization, liquidation or dissolution, in each case, of the Company or any of the Company Subsidiaries that are operating Subsidiaries and material to the business of the Company and the Company Subsidiaries, taken as a whole.
“Balance Sheet Date” has the meaning set forth in Section 4.7.
“Book Entry Share” has the meaning set forth in Section 3.1(a)(iv).
“Business Day” means a day on which banks are open for business in St. Louis, Missouri and New York, New York, but does not include any day that is a Saturday, Sunday or a statutory holiday in the State of Missouri or the State of New York.
“Business IT Assets” has the meaning set forth in Section 4.16(c).
“Certificate” has the meaning set forth in Section 3.1(a)(iv).
“Certificate of Designation” means the Certificate of Designation of Series A Cumulative Preferred Stock of Peak Resorts, Inc., dated as of October 24, 2016.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Code” has the meaning set forth in Section 3.2(h).
“Common Merger Consideration” has the meaning set forth in Section 3.1(a)(i).
“Common Shares” has the meaning set forth in Section 3.1(a)(i).
“Common Stock” means the Common Stock of the Company, par value $0.01 per share.
“Company 401(k) Plan” has the meaning set forth in Section 6.11(d).
“Company Acquisition Agreement” has the meaning set forth in Section 6.4(a).
“Company Adverse Recommendation Change” means (a) the Company Board or any committee thereof  (if applicable): (i) failing to make, withdrawing, withholding, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (ii) failing to publicly reaffirm its recommendation of the Transactions, including the Merger, within ten (10) Business Days after the date any Alternative Proposal is first publicly disclosed by the Company or the Person making such Alternative Proposal to the Company’s shareholders, upon a written request to the Company to do so by Parent, (iii) failing to include the Company Board Recommendation in the Proxy Statement that is mailed to the Company’s shareholders or proposing publicly to do so; (iv) recommending, approving or endorsing an Alternative Proposal or proposing publicly to do any of the foregoing; (v) failing to reaffirm the Company Board Recommendation and recommend that the shareholders of the Company reject any tender offer or exchange offer for the shares of Common Stock within ten (10) Business Days after the commencement of such offer; or (vi) making any public statement materially inconsistent with the Company Board Recommendation, or (b) the Company entering into or publicly announcing its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement).
“Company Benefit Plan” has the meaning set forth in Section 4.10(a).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” means the recommendation of the Company Board as described in Section 4.4(c) and as ratified pursuant to Section 6.3.
“Company Bylaws” has the meaning set forth in Section 4.1.
“Company Charter” has the meaning set forth in Section 4.1.
“Company Disclosure Schedule” has the meaning set forth in Article IV.
“Company Employee” has the meaning set forth in Section 6.11(a).
“Company Financial Advisor” has the meaning set forth in Section 4.19.
“Company Intellectual Property” has the meaning set forth in Section 4.16(b).
“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has (a) resulted or would reasonably be expected to result in a material delay or impediment to the ability of the Company to consummate the Merger or the other Transactions, or (b) had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that, in the case of clause (a), a Company Material Adverse Effect shall not be deemed to include facts, circumstances, occurrences, effects, changes, events or developments arising from or related to, shareholder litigation arising from or relating to this Agreement, the Merger or any of the other Transactions, including any action alleging or asserting any misrepresentation or omission in any documents (including exhibits and all other information incorporated therein) filed with or furnished to the SEC (provided that no order, injunction or other binding decree entered by a court in such a shareholder litigation enjoins or otherwise bars the Merger from being consummated on or before the End Date) and, in the case of clause (b), a Company Material Adverse Effect shall not be deemed to include facts, circumstances, occurrences, effects, changes, events or developments arising from or related to (except, in the case of clauses (i), (ii), (iii), (iv), (v), (vi) or (ix) below, to the extent materially disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other companies in the industries and regions in which the Company and the Company Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (i) conditions affecting the United States economy generally; (ii) political conditions (or changes in such conditions) in the United States (including the State of Missouri or any state in which the Company or the Company Subsidiaries operate), declared or undeclared acts of war, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date hereof; (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates; (iv) changes required by GAAP (or interpretations thereof); (v) changes in any Laws (or interpretations thereof); (vi) changes that are generally applicable to the industries in the regions in which the Company and the Company Subsidiaries operate; (vii) any failure by the Company to meet any internal or publicly available projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the capital stock of the Company (provided that the underlying causes of such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (viii) changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (ix) the occurrence of natural disasters, force majeure events or weather conditions adverse to the business being carried on by the Company and the Company Subsidiaries; (x) the negotiation, execution or delivery of this Agreement or the compliance by the Company with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement, or taken or refrained from being taken with the prior written consent or at the direction of Parent; or (xi) the public announcement of this Agreement (including any public announcement of the parties to this Agreement), the Merger or any of the other Transactions or any public comments or other public communications by Parent of its intentions with respect to the Surviving Corporation or the business of the Company (including any public announcements made in accordance with Section 6.7), including the impact of any such public announcements, public comments or other public communications on relationships with customers, suppliers or employees of the Company or any Company Subsidiaries, provided that, for the avoidance of doubt, the failure of the representations and warranties of the Company in Section 4.5 to be true and correct or the failure of the Company to comply with its obligations under Section 6.5(f) may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein.
“Company Party” has the meaning set forth in Section 6.12.
“Company SEC Documents” has the meaning set forth in Section 4.6(a).
“Company Shareholder Approval” has the meaning set forth in Section 4.4.
“Company Shareholders Meeting” has the meaning set forth in Section 6.2(a).
“Company Subsidiary” means any Subsidiary of the Company.
“Confidentiality Agreement” means the Confidentiality Agreement dated May 17, 2019 by and between the Company and Parent.
“Consent” has the meaning set forth in Section 4.5(b).
“Contract” means any written contract, lease, sublease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument (in each case, to the extent legally binding on the parties thereto).
“D&O Insurance” has the meaning set forth in Section 6.10(c).
“Disclosed Indebtedness” means the existing Indebtedness of the Company and Company Subsidiaries set forth Section 1.1(a) of the Company Disclosure Schedule.
“Dissenting Shareholders” has the meaning set forth in Section 3.2(g).
“Dissenting Shares” has the meaning set forth in Section 3.2(g).
“DOJ” means the United States Department of Justice.
“Effective Time” has the meaning set forth in Section 2.3.
“Employee” means each director, officer or employee of the Company or any Company Subsidiary.
“End Date” has the meaning set forth in Section 8.2(a).
“Environmental Laws” means any Laws governing pollution, use of natural resources, or the protection of human health or the environment.
“Environmental Permits” means any Permit issued pursuant to any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade, business or other Person that, together with the Company or any Company Subsidiary, is (or was, at any relevant time during the past six years) treated as a single employer under Section 4001(b) of ERISA or Section 414(b), (c) or (m) of the Code.
“Equity Incentive Plan” means the Peak Resorts, Inc. 2014 Equity Incentive Plan, as amended from time to time.
“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Shares” means, collectively, (a) any Shares owned by Parent, Merger Sub or any other Subsidiary of Parent, (b) any Shares that are Dissenting Shares, and (c) any Shares owned by the Company in treasury or by any direct or indirect wholly owned Subsidiary of the Company.
“Facilities” has the meaning set forth in Section 4.15(e).
“Filed Company Contract” has the meaning set forth in Section 4.14(a).
“Filed Company SEC Documents” has the meaning set forth in Article IV.
“First Issuance Preferred Merger Consideration” has the meaning set forth in Section 3.1(a)(ii).
“First Issuance Preferred Shares” has the meaning set forth in Section 3.1(a)(ii).
“FTC” means the United States Federal Trade Commission.
“GAAP” means the United States generally accepted accounting principles.
“General Liability Policies” has the meaning set forth in Section 4.23.
“Governmental Approvals” has the meaning set forth in Section 6.5(a).
“Governmental Authority” has the meaning set forth in Section 4.5(b).
“Guarantor” has the mean set forth in the Preamble.
“Hazardous Substance” means any substance defined or regulated as a hazardous material, hazardous substance, hazardous waste, hazardous chemical, toxic substance or words of similar import under applicable Environmental Laws.
“HSR Act” has the meaning set forth in Section 5.3(b).
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all liabilities under derivatives, swap or exchange agreements, (d) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, including if the Company’s assets secure another entity’s Indebtedness, (e) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person, (f) all obligations under leases as a lessee that have been properly or must be, in accordance with GAAP, recorded as capitalized lease obligations, (g) all Indebtedness of any Person other than the Company or any of the Company Subsidiaries, the payment of which the Company or any of the Company Subsidiaries is liable, directly or indirectly, as obligor, guarantor, surety, or otherwise, and (h) all prepayment premiums and penalties and accrued interest on any of the foregoing.
“Indemnified Person” has the meaning set forth in Section 6.10.
“Information Privacy and Security Laws” means all Laws applicable to the Company or any Company Subsidiary, as the case may be, concerning the privacy, data protection, transfer or security of Personal Information, including, to the extent applicable to the Company or any Company Subsidiary, as the case may be, the following and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state data security laws, state data breach notification laws, and state consumer protection laws relating to the transfer of Personal Information, and any laws applicable to the Company or any Company Subsidiary, as the case may be concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing, and e-mail marketing).
“Intellectual Property Rights” means all intellectual property rights of every kind and description throughout the world, including rights with respect to: (a) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof  (“Patents”); (b) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, design rights and other similar designations of source of origin, together with the goodwill symbolized by any of the foregoing (“Trademark”); (c) copyrights and copyrightable subject matter (“Copyrights”); (d) trade secrets and all other confidential and proprietary information, ideas, know-how, inventions, processes, formulae, models and methodologies; (e) Internet domain names; (f) all rights in other similar intangible assets; (g) all applications and registrations for the foregoing; and (h) all rights and remedies against past, present and future infringement, misappropriation or other violation thereof.
“Intervening Event” means any event, circumstance, change, effect, development or condition that materially and positively affects the business, assets or operations of the Company and the Company Subsidiaries, taken as a whole, which: (a) is not known by the Company Board on or prior to the date of this Agreement; and (b) becomes known to the Company Board before receipt of the Company Shareholder Approval; provided, however, that in no event shall any of the following events, circumstances, changes, effects, developments or conditions constitute an Intervening Event: (i) the receipt, existence, or terms of an Alternative Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal or offer from any third party relating to or in connection with a transaction of the nature described in the definition of  “Alternative Proposal” (which, for the purposes of this Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (ii) any change in the price, or change in trading volume, of the Common Stock or the fact that the Company exceeds internal or published projections (provided, however, that this clause (ii) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); (iii) any event, circumstance, change, effect, development or condition arising from a breach of this Agreement or actions taken by either Party pursuant to the covenants and agreements set forth in this Agreement; or (iv) changes in the industries in which the Company operates.
“Intervening Event Notice Period” has the meaning set forth in Section 6.4(e).
“Knowledge of the Company” means the actual knowledge after reasonable inquiry of any of the individuals set forth on Schedule 1.1.
“Knowledge of Parent” means the actual knowledge after reasonable inquiry of any of the executive officers of Parent.
“Laws” means all applicable foreign, federal, provincial, state and local statutes, laws, ordinances, regulations, rules, resolutions, determinations, injunctions, common law rulings, awards (including awards of any arbitrator) and Orders.
“Leased Real Property” has the meaning set forth in Section 4.15(b).
“Letter of Transmittal” has the meaning set forth in Section 3.2(c)(i).
“Liens” means all pledges, liens, easements, rights-of-way, encroachments, restrictions on transfer, charges, mortgages, encumbrances, security interests, options, right of first refusal, right of way, servitudes, leases, subleases, licenses or similar encumbrances.
“Material Contract” means each Contract described in Section 4.14(b) and each Filed Company Contract.
“Merger Consideration” means the Common Merger Consideration, the First Issuance Preferred Merger Consideration, the Second Issuance Preferred Merger Consideration, the RSU Merger Consideration or the Warrant Merger Consideration, as applicable.
“Merger Sub” has the meaning set forth in the Preamble.
“MGBCL” has the meaning set forth in Section 2.1.
“Nasdaq” means the Nasdaq stock exchange.
“Obligations” has the meaning set forth in Section 9.14.
“Order” has the meaning set forth in Section 4.5(a).
“Owned Real Property” has the meaning set forth in Section 4.15(a).

“Parent” has the meaning set forth in the Preamble.
“Parent 401(k) Plan” has the meaning set forth in Section 6.11(d).
“Parent Expenses” has the meaning set forth in Section 8.6(c)
“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or taken together with other circumstances, occurrences, effects, changes, events or developments, is or would be reasonably likely to materially prevent or impair, interfere with, hinder or delay the consummation of the Merger or the other Transactions.
“Parent Plan” has the meaning set forth in Section 6.11(b).
“Paying Agent” has the meaning set forth in Section 3.2(a).
“Paying Agent Agreement” has the meaning set forth in Section 3.2(a).
“Payment Fund” has the meaning set forth in Section 3.2(b).
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Permit” has the meaning set forth in Section 4.5(b).
“Permitted Liens” means, collectively, (a) suppliers’, mechanics’, carriers’, workmen’s, legal hypothecs, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings (and if contested, adequate reserves have been established in the applicable financial statements in accordance with GAAP); (b) Liens for Taxes, utilities (including water, sewer, utility, trash and other similar charges or assessments) and other governmental charges that are not due and payable; (c) all present and future Laws, including building, land use and zoning Laws now or hereafter in effect relating to the Real Property, including any landmark designations, zoning variances and special exception and other similar requirements or restrictions or applicable land use Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities which are not violated by the current use and operation of the Real Property (except for any violations of which the Company has notice and has not cured); (d) non-exclusive licenses to Intellectual Property Rights granted by the Company or any of the Company Subsidiaries in the ordinary course of business or any immaterial licenses to Intellectual Property Rights granted by the Company or any of the Company Subsidiaries; (e) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings; (f) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business; (g) Liens resulting from applicable United States federal or state securities Laws; (h) the reservations, limitations, rights, provisos and conditions, if any, expressed in any grant or permit from any Governmental Authority or any similar authority including those reserved to or vested in any Governmental Authority; (i) Liens securing the obligations of the Company and the Company Subsidiaries under the Disclosed Indebtedness; (j) with respect to the Real Property, (i) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions (A) shown on existing title insurance policies or title reports, if copies of the same have been made available to Parent by or on behalf of the Company, or (B) which would be shown on any updated title report or title commitment and which do not materially and adversely impair the use or value of the Real Property for the purposes for which it is currently used, (ii) the Real Property Leases and (iii) any conditions (A) shown on existing surveys made available to Parent by or on behalf of the Company or (B) which would be shown on any updated surveys and which, individually or in the aggregate, do not materially and adversely impair the use or value of such Real Property for the purposes for which it is currently used; and (k) the items set forth in Section 1.1(b) of the Company Disclosure Schedule.

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any Governmental Authority.
“Personal Information” means any information, in any form, that could reasonably be used to identify, contact, or locate a single person.
“Preferred Amount” means an amount equal to the quotient of  $1,000 divided by $6.29.
“Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.01 per share.
“Privacy Policies” has the meaning set forth in Section 4.22(b).
“Proxy Statement” has the meaning set forth in Section 6.2(a).
“Real Property” means the Owned Real Property and the Leased Real Property, together with any Facilities located thereon.
“Real Property Leases” has the meaning set forth in Section 4.15(b).
“Record Date” means the date the transfer books are closed or the date that has been fixed in advance by the Company Board for the Company Shareholders Meeting, pursuant to Section 351.250 of the MGBCL or, in the absence of the Company Board so doing, then such date otherwise established by Section 351.250 of the MGBCL.
“Record Holder” means, with respect to any Shares, a Person who was, as of the Record Date, the holder of record of such Shares.
“Registered Intellectual Property Rights” has the meaning set forth in Section 4.16(a).
“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances from any source into or upon the environment.
“Representatives” means, with respect to any Person, the directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors of such Person.
“RSU” means each Restricted Stock Unit (as defined under the Equity Incentive Plan) that is granted pursuant to the Equity Incentive Plan and remains outstanding immediately prior to the Effective Time.
“RSU Holder” means a Person who holds an outstanding RSU immediately prior to the Effective Time.
“RSU Merger Consideration” has the meaning set forth in Section 3.3.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Issuance Preferred Merger Consideration” has the meaning set forth in Section 3.1(a)(iii).
“Second Issuance Preferred Shares” has the meaning set forth in Section 3.1(a)(iii).
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
“Shares” has the meaning set forth in Section 3.1(a)(iii).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Summary Articles of Merger” has the meaning set forth in Section 2.3.
“Superior Proposal Notice” has the meaning set forth in Section 6.4(d).
“Superior Proposal Notice Period” has the meaning set forth in Section 6.4(d).
“Superior Proposal” means a bona fide written inquiry, indication of interest, offer or proposal from any Person or group of Persons (other than Parent and its Subsidiaries, including Merger Sub) made after the date of this Agreement for such Person or group to acquire, directly or indirectly, in a single transaction or a series of related transactions, including pursuant to a tender or exchange offer, a merger, a consolidation, business combination or recapitalization or a sale of assets, more than 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries that the Company Board determines in good faith, after considering the advice of its outside counsel and the Company Financial Advisor, and after taking into account all relevant factors (including closing certainty, certainty of financing, the legal, financial, timing and regulatory aspects of the proposal, conditions to consummation, the party making the proposal and any distraction to management in helping secure third party financing), (x) would result in a transaction, if consummated, that is more favorable to the Company’s shareholders from a financial point of view (in their capacities as shareholders) than provided hereunder and (y) is reasonably likely to be consummated on the terms proposed (and after taking full account of any revisions to the terms of this Agreement as contemplated by Section 6.4).
“Surviving Corporation” has the meaning set forth in Section 2.1.
“Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, together with any supplements or amendments thereto, filed or required to be filed with any Governmental Authority relating to Taxes.
“Taxes” means all federal, state, local, provincial, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, pension, environmental (under Section 59A of the Code), severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts (whether disputed or not).
“Termination Fee” means $9,220,000.
“Transaction Documents” means this Agreement, the Paying Agent Agreement, the Company Disclosure Schedule, the Confidentiality Agreement, any Voting Agreements and all other agreements, certificates, instruments and documents to be executed or delivered by one or more of the parties in connection with the Transactions.
“Transactions” has the meaning set forth in the Recitals.
“USFS Permits” means the special use permits, authorizations, or consents issued or granted to the Company or the Company Subsidiaries by the United States Forest Service with respect to the real property that the Company or the Company Subsidiaries are entitled to use to conduct their businesses as currently conducted, each of which is listed on Section 4.13(b) of the Company Disclosure Schedule.
“USFS Permitted Property” means the national forest land described in the USFS Permits.
“Warrants” has the meaning set forth in Section 3.4.
“Warrant Merger Consideration” has the meaning set forth in Section 3.4.
“Water Rights” means all right, title and interest in and to any and all water, water rights, ditches, ditch rights, reservoirs, storage rights, wells, well rights, well permits, underground and ground water rights, springs, spring rights, ditch and/or reservoir contracts and contract rights, plans for augmentation and exchange or water taps appurtenant to or used on or in connection with the Real Property or the Facilities located thereon.

Section 1.2 Interpretation; Article and Section References.   Any reference in this Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time. Any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date in accordance with the terms hereof and thereof. The headings contained herein are for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All preamble, recital, article, section, paragraph, annex, exhibit and schedule references are to the preambles, recitals, articles, sections, paragraphs, annexes, exhibits and schedules of this Agreement unless otherwise specified. All references herein to “dollars” or “$” are to United States dollars. All references herein to any period of days will mean the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. All references herein to a “party” or “parties” are to a party or parties to this Agreement unless otherwise specified. Words in the singular will be held to include the plural and vice versa. Words of one gender will be held to include the other genders as the context requires. The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The word “or” will not be exclusive. Any accounting term used in this Agreement will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder will be computed, unless otherwise specifically provided herein, in accordance with GAAP. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. Unless otherwise specified, any amounts to be deposited with Paying Agent, or paid and delivered or disbursed accordance with Article III, will be deposited or paid and delivered or disbursed by wire transfer of immediately available funds to the recipient thereof.
ARTICLE II
THE MERGER
Section 2.1 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General and Business Corporation Law of the State of Missouri (the “MGBCL”), including Section 351.410 to Section 351.458 of the MGBCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).
Section 2.2 Closing.   The closing of the Merger (the “Closing”) will occur remotely via the electronic exchange of documents and signatures, as soon as reasonably practicable, but in no event later than two Business Days after satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of all conditions to the obligations of the parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of such conditions), or on such other date as the parties may mutually agree in writing. The day on which the Closing occurs is referred to as the “Closing Date.”
Section 2.3 Effective Time.   Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the parties shall file a summary articles of merger (the “Summary Articles of Merger”), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the MGBCL, and shall make all other filings and recordings required under the MGBCL. The Merger shall become effective on such date and time as the Summary Articles of Merger is filed with the Secretary of State of the State of Missouri or at such later date and time as Parent and the Company shall agree and specify in the Summary Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 2.4 Effects of the Merger.   The Merger shall have the effects set forth in the applicable provisions of the MGBCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.
Section 2.5 Articles of Incorporation and Bylaws.   At the Effective Time, the articles of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read identically to (except with respect to any changes necessary so that they shall be in compliance with Section 6.10) the articles of incorporation and bylaws of Merger Sub as of the date hereof and as so amended shall be the articles of incorporation and bylaws of Surviving Corporation until thereafter amended as provided therein or by applicable Laws (and subject to Section 6.10).
Section 2.6 Officers.   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
Section 2.7 Directors.   The directors of Merger Sub immediately prior to the Effective Time shall be, and the parties shall take, and cause to be taken, all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
ARTICLE III
EFFECT OF THE TRANSACTIONS ON CAPITAL STOCK
Section 3.1 Effect of the Merger on Capital Stock.
(a) Conversion of Common Stock and Preferred Stock.   At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company:
(i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (collectively, “Common Shares”), other than Common Shares that are Excluded Shares, shall be converted into the right to receive $11.00 in cash, without interest (the “Common Merger Consideration”);
(ii) each share of Preferred Stock issued on November 2, 2016 that is outstanding immediately prior to the Effective Time (collectively, “First Issuance Preferred Shares”), other than First Issuance Preferred Shares that are Excluded Shares, shall be converted into the right to receive an amount equal to the sum of: (A) the product of the Common Merger Consideration multiplied by the Preferred Amount; plus (B) the aggregate amount of all accrued and unpaid dividends on such First Issuance Preferred Share as of the Effective Time, in cash without interest (the “First Issuance Preferred Merger Consideration”);
(iii) each share of Preferred Stock issued on November 21, 2018 that is outstanding immediately prior to the Effective Time (collectively, “Second Issuance Preferred Shares” and, together with the Common Shares and First Issuance Preferred Shares, the “Shares”)), other than Second Issuance Preferred Shares that are Excluded Shares, shall be converted into the right to receive an amount equal to the sum of: (A) the product of the Common Merger Consideration multiplied by the Preferred Amount; plus (B) the aggregate amount of all accrued and unpaid dividends on such Second Issuance Preferred Share as of the Effective Time, if any, in cash without interest (the “Second Issuance Preferred Merger Consideration”); and
(iv) (A) all of the Shares, other than Excluded Shares, shall cease to be outstanding, shall be automatically canceled and shall cease to exist, (B) each certificate (each a “Certificate”) representing any such Shares shall be deemed to represent only the right to receive, upon surrender of such Certificate in accordance with Section 3.2(c), the applicable Merger Consideration, and (C) each holder of  (x) any Certificates representing any such Shares or (y) any such Shares not represented by certificates (each, a “Book Entry Share”) will cease to have any rights with respect to any such Certificate or Book Entry Shares, except the right to receive the applicable Merger Consideration upon surrender of such Book-Entry Share or Certificate in accordance with Section 3.2(c).
(b) Treatment of Excluded Common Stock and Preferred Stock.   Except as provided in the second sentence of this Section 3.1(b), at the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company, each Excluded Share shall cease to be outstanding, shall be automatically canceled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holders of any Dissenting Shares to demand appraisal with respect to such Dissenting Shares or to receive the applicable Merger Consideration as contemplated by Section 3.2(g). Each Excluded Share that is owned by any direct or indirect wholly-owned Subsidiary of the Company shall remain outstanding, and no cash or other consideration shall be delivered in exchange therefor.
(c) Treatment of Merger Sub Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
Section 3.2 Payment.
(a) Paying Agent.   Not fewer than three Business Days before the Closing Date, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent for the payment of the amounts to be paid pursuant to Section 3.1(a) (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent on terms and conditions that are satisfactory to the Company in its reasonable discretion (the “Paying Agent Agreement”). Parent shall be responsible for all fees and expenses of the Paying Agent.
(b) Payment Fund.   At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent an amount, in cash, sufficient to make all payments pursuant to this Article III (such amount, the “Payment Fund”). If a Dissenting Shareholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Section 351.455 of the MGBCL with respect to any Dissenting Shares, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of  (i) the number of Dissenting Shares for which the Dissenting Shareholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Section 351.455 of the MGBCL and (ii) the applicable Merger Consideration for such Dissenting Shares. The Paying Agent shall invest the Payment Fund as directed by Parent; provided that such investments shall be (A) in obligations of or guaranteed by the United States of America, (B) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, (C) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 or (D) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the aggregate amounts payable under this Article III shall be promptly returned to Parent (or its designee). To the extent that there are any losses with respect to any such investments, or the Payment Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under this Article III, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make such aggregate payments under this Article III.
(c) Payment Procedures.
(i) Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, Parent shall cause to be mailed to each record holder, as of the

Effective Time, of Shares that have converted pursuant to Section 3.1(a) into the right to receive the applicable Merger Consideration with respect thereto a letter of transmittal in customary form containing instructions for use in effecting the surrender of the Certificates or transfer of Book-Entry Shares (the “Letter of Transmittal”). The Letter of Transmittal shall specify that delivery of Shares shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares with respect to such Shares to the Paying Agent.
(ii) Upon surrender to the Paying Agent of a Certificate representing any Shares that have been converted in the right to receive Merger Consideration pursuant to Section 3.1(a), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, Parent shall cause the Paying Agent to deliver to the record holder of such Certificate a check or wire transfer for the amount of applicable Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be canceled.
(iii) Upon receipt by Paying Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) with respect to any Book-Entry Shares representing any Shares that have been converted in the right to receive Merger Consideration pursuant to Section 3.1(a), Parent shall cause the Paying Agent to deliver to the record holder of such Book-Entry Shares a check or wire transfer for the amount of Merger Consideration that such record holder is entitled to receive pursuant to Section 3.1(a) of this Agreement in respect of such Book-Entry Shares, and such Book-Entry Shares shall then be canceled.
(iv) No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Parent or the Paying Agent that such tax either has been paid or is not applicable.
(v) Promptly after the Effective Time, and in any event, not later than the first Business Day after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation an amount, in cash, sufficient to make all payments pursuant to Section 3.3, and Parent shall cause, promptly after the receipt of such payment by the Surviving Corporation, and in any event no later than ten Business Days following the Closing Date, each RSU Holder to be paid through a payroll or other appropriate account of the Surviving Corporation or any its Affiliates an amount equal to the RSU Merger Consideration, less withholdings for any applicable Taxes.
(vi) Promptly after the Effective Time, and in any event, not later than the first Business Day after the Effective Time, the Paying Agent shall pay to each holder of any Warrants an amount equal to: (A) the Warrant Merger Consideration; multiplied by (B) the number of Warrants held by such holder.
(d) Transfers.   From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of any Shares. If, after the Effective Time, any Person presents to the Surviving Corporation, Parent or Paying Agent any Certificates for transfer or any transfer instructions relating to Shares canceled in the Merger, such Person shall be given a copy of the Letter of Transmittal and directed to comply with the instructions in that letter of transmittal in order to receive any cash to which such Person is entitled pursuant to this Article III.
(e) Termination of Payment Fund.   Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the record holders of Shares as of the Effective Time (other than Excluded Shares) for 12 months after the Effective Time shall be delivered to the

Surviving Corporation (or its designee). Any record holder of Shares as of the Effective Time (other than Excluded Shares) who has not complied with this Article III prior to the date that is twelve months after the Effective Time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as a general creditor thereof for payment of the applicable Merger Consideration for such Shares upon compliance with the instructions in the Letter of Transmittal, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any record holder of Shares as of the Effective Time for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.
(f) Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article III; provided that Parent or the Paying Agent may, in its respective discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in customary amount or an indemnity on terms reasonably requested by Parent or the Paying Agent.
(g) Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, any Shares which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 351.455 of the MGBCL (the “Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive the applicable Merger Consideration, but instead such holder shall be entitled only to such rights as are accorded under Section 351.455 of the MGBCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 351.455 of the MGBCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal under the MGBCL. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be treated as if they had been converted into the right to receive, as of the Effective Time, the applicable Merger Consideration for each such Share, in accordance with Section 3.1, without interest. The Company shall give Parent prompt notice of any demand for appraisal or attempted withdrawal of such demand that is received by the Company relating to Company shareholders’ rights of appraisal. Parent shall have the right to participate in all negotiations and proceedings with respect to demands for appraisal by Company shareholders under the MGBCL. Except to the extent required by applicable Law, the Company shall not voluntarily offer to make or make any payment with respect to any demand for appraisal without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.
(h) Withholding Rights.   Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled, without duplication, to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any other applicable state, local or non-U.S. tax law. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be (i) timely remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Authority, and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be.
Section 3.3 Treatment of RSUs.   Prior to the Effective Time, the Company Board (or, if applicable, a committee of Company Board) shall take such actions as are necessary to cause each outstanding RSU to become fully vested immediately prior to the Effective Time. At the Effective Time: (a) each RSU Holder’s

RSUs shall be cancelled and extinguished in exchange for the right to receive an amount, in cash, without interest, equal to (i) the Common Merger Consideration, multiplied by (ii) the number of RSUs held by such RSU Holder (the “RSU Merger Consideration”), subject to such RSU Holder’s fulfillment of the requirements set forth in this Section 3.3 and less withholdings for any applicable Taxes; and (b) each RSU Holder shall cease to have any rights with respect thereto, except the right to receive the RSU Merger Consideration. In order to receive the RSU Merger Consideration in accordance with this Section 3.3, an RSU Holder must provide the Company with an executed written consent to the treatment of such RSU Holder’s RSUs in accordance with this Section 3.3 prior to the Effective Time. Promptly after the date hereof, the Company will provide each RSU Holder with the form of written consent for execution by such RSU Holder prior to the Effective Time.
Section 3.4 Treatment of Warrants.   At the Effective Time, each warrant to purchase shares of Common Stock that is listed on Section 3.4 of the Company Disclosure Schedule and that is issued and outstanding immediately prior to the Effective Time (collectively, the “Warrants”), will be cancelled with the consent of the holder thereof in exchange for the right to receive an amount in cash, without interest, equal to the product of: (a) the aggregate number of Common Shares in respect of such Warrant; multiplied by (b) the excess of the Common Merger Consideration over the per share exercise price under such Warrant (the “Warrant Merger Consideration”).
Section 3.5 Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the applicable Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except (i) as set forth in the Company SEC Documents filed after April 30, 2017 and prior to the date of this Agreement, but excluding any disclosures set forth in any “risk factor,” “forward-looking statement” or other precautionary statements of risk (the “Filed Company SEC Documents”) or (ii) as set forth in the disclosure schedule delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Agreement, and the disclosure in any section or subsection shall be deemed to qualify any other section in this Agreement to the extent that it is reasonably apparent from the text of such disclosures that such disclosure also qualifies or applies to such other section or subsection.
Section 4.1 Organization, Standing and Power.   The Company is duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and conduct its businesses as and where presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or character of the properties owned or leased by it make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company (the “Company Charter”) and bylaws of the Company (the “Company Bylaws”) in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or Company Bylaws, in each case, in any material respect.
Section 4.2 Company Subsidiaries.
(a) Section 4.2(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation, formation or organization, as applicable, of each Company Subsidiary. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Section 4.2(a) of the Company Disclosure Schedule, are wholly-owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, free and clear of all Liens, other than Liens arising under the Disclosed Indebtedness and Liens resulting from applicable United States federal or state securities Laws.
(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries and except as set forth on Section 4.2(b) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, in each case, other than securities of a publicly traded company held for investment by the Company or the Company Subsidiaries in the ordinary course of business.
Section 4.3 Capital Structure.
(a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, and 40,000 shares of Preferred Stock. At the close of business on July 18, 2019, (i) 15,227,562 shares of Common Stock were issued and outstanding; (ii) 40,000 shares of Preferred Stock were issued and outstanding; (iii) 7,188,036 shares of Common Stock were reserved for issuance pursuant to the Warrants; (iv) 6,359,300 shares of Common Stock were reserved for issuance pursuant to the conversion of Preferred Stock; and (v) 459,027 shares of Common Stock were issuable upon the vesting or settlement of outstanding RSUs. Except as set forth on Section 4.3(a) of the Company Disclosure Schedule, all outstanding shares of Common Stock and Preferred Stock are, and, at the time of issuance, all shares of Common Stock that may be issued upon the vesting or settlement of any RSUs or Warrants will be, duly authorized, validly issued, fully paid and nonassessable, not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right.
(b) Except as set forth in Section 4.3(a) and in Section 4.3(b) of the Company Disclosure Schedule, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (iii) any rights issued by, or other obligations of, the Company or any Company Subsidiary that are linked in any way to the price of any class of capital stock of the Company or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary. There are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s shareholders may vote.
(c) Except as set forth on Section 4.3(c) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to (i) any agreement with respect to the voting or issuance of, or restricting the transfer of, or providing registration rights with respect to, any capital stock or voting securities of, or other equity interests in, the Company or (ii) any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company.
Section 4.4 Authority; Execution and Delivery; Enforceability.   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject, in the case of the Merger, to the receipt of the approval of the holders of two-thirds of the outstanding shares of Common Stock and Preferred Stock entitled to vote on such matter voting together as a single class on an as-converted basis (the “Company Shareholder Approval”). The Company Board has adopted resolutions, by unanimous vote of all directors present at a meeting duly called at which a quorum of directors of the Company was present, (a) determining that the terms of this Agreement, the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (b) approving and declaring advisable the execution, delivery and performance of this Agreement and the Transactions, including the Merger, on the terms and conditions set forth herein, and (c) recommending that the shareholders of the Company vote to adopt and approve this Agreement, the Merger and the other Transactions. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the Summary Articles of Merger as required by the MGBCL). The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 4.5 No Conflicts; Consents.
(a) Except as set forth on Section 4.5(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or require any consent, approval or waiver by any Person under, constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company or any Company Subsidiary is entitled under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of  (i) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Shareholder Approval is obtained), (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 4.5(b), any judgment, writ, injunction, award, order or decree (“Order”), Permit or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Shareholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) No governmental franchises, licenses, permits, authorizations, variances, exemptions, waivers, notices, government identification numbers or approvals (each a “Permit” and collectively, the “Permits”) consents, approvals, clearances, waivers or Orders (collectively, with the Permits, the “Consents” and each, a “Consent”) of or from, or registration, declaration, notice or filing made to or with any federal, national, state, municipal, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, tribunal, administrative agency, subdivision, or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Authority”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder, or the consummation of the Merger and the other Transactions, other than (i) the filings with the SEC required under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder; (ii) filings under the HSR Act; (iii) the filings under the MGBCL; (iv) compliance with the Nasdaq rules and regulations, as applicable; (v) any consent, transfer, renewal, issuance or reissuance with respect to the USFS Permits as required by the United States Forest Service in connection with the consummation of the Merger; and (vi) such other Consents, registrations, declarations, notices or filings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c) The Company Shareholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary for the adoption of this Agreement and the consummation of the Transactions, including the Merger.
Section 4.6 SEC Documents.
(a) The Company has furnished or filed all reports, certifications, schedules, forms, statements and other documents (including amendments, exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since April 30, 2017 (such documents, together with any documents furnished or filed with the SEC during such period by the Company, including those furnished or filed on a voluntary basis on a Current Report on Form 8-K, but excluding the Proxy Statement, being collectively referred to as the “Company SEC Documents”).
(b) Each Company SEC Document (i) at the time filed or furnished (or in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed or furnished (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents complied at the time it was filed as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c) As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of any ongoing SEC review or investigation.
(d) Since April 30, 2017, the Company has complied in all material respects with all current applicable Nasdaq listing and corporate governance rules and regulations. The Company is in compliance, in all material respects, with the applicable requirements of the Sarbanes-Oxley Act.
(e) The Company has established and maintains a system of  “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(f) Except for such items that are of the type to be set forth in the notes to the consolidated financial statements of the Company, the Company is not a party to any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC).
(g) The “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.
(h) The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board, (i) any significant deficiencies or material weaknesses in its internal controls and procedures over financial reporting and (ii) any written allegation of fraud that involves management of the Company or other employees of the Company or any Company Subsidiary who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures.
Section 4.7 Undisclosed Liabilities.   Neither the Company nor any Company Subsidiary has any liabilities which would be required to be reflected on the consolidated balance sheet of the Company and the Company Subsidiaries prepared in accordance with GAAP), except for liabilities: (a) reflected or reserved against in the consolidated balance sheet of the Company as of April 30, 2019 (the “Balance Sheet Date”) (including the footnotes thereto) included in the Company SEC Documents; (b) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice; (c) under this Agreement or incurred in connection with the Transactions; (d) arising under any Material Contract (other than to the extent arising from an alleged or actual breach thereof by, or claim for indemnification against, the Company or any Company Subsidiary); or (e) that would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.
Section 4.8 Absence of Certain Changes or Events.   Except as set forth in Section 4.8 of the Company Disclosure Schedule, from Balance Sheet Date to the date of this Agreement, (a) there has not occurred a Company Material Adverse Effect, (b) except for actions taken in connection with this Agreement and the Transactions each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course consistent with past practice in all material respects, and (c) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.1(b)(i)(B), Section 6.1(b)(ii), Section 6.1(b)(iii), Section 6.1(b)(v), Section 6.1(b)(vi), Section 6.1(b)(vii), Section 6.1(b)(viii), Section 6.1(b)(ix)(i-ii) or Section 6.1(b)(xii).
Section 4.9 Taxes.
(a) (i) Since January 1, 2014, each of the Company and each Company Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects; (ii) since January 1, 2014, each of the Company and each Company Subsidiary has paid all material Taxes required to have been paid by it (whether or not shown on any such Tax Return); (iii) no material deficiency or other proposed assessment or adjustment for any Tax has been asserted or assessed or proposed in writing by a taxing authority against the Company or any Company Subsidiary which deficiency has not been paid; (iv) since January 1, 2014, neither the Company nor any Company Subsidiary has failed to withhold, collect or timely remit any amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to (or amounts received from) a vendor, employee, independent contractor, creditor, shareholder or any other Person; (v) since January 1, 2014, no claim has been made in writing by any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns; and (vi) neither the Company nor any Company Subsidiary has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law) or as a transferee or successor, by Contract (other than Contracts exempted from the representations in Section 4.9(a) or otherwise).

(b) Neither the Company nor any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and Company Subsidiaries or customary gross-up or tax indemnity provisions in any credit agreement, sale agreement, employment agreement or similar commercial contract the primary purpose of which does not relate to Taxes). Neither the Company nor any Company Subsidiary is or, since January 1, 2014, has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group of which the Company or a Company Subsidiary is or was the common parent).
(c) Within the past two years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(d) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or a similar provision of state or foreign Law).
(e) There are no material Liens for Taxes (other than Permitted Liens) on any of the assets of the Company or any Company Subsidiary.
(f) Since January 1, 2014, neither the Company nor any Company Subsidiary has consented to extend the time, or is the beneficiary of any extension of time (in each case other than (i) pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business or (ii) time periods that, as so extended, have lapsed before the date of this Agreement), in which any Taxes may be assessed or collected by any taxing authority.
(g) Neither the Company nor any Company Subsidiary has (i) agreed to or is required to make any adjustments with respect to any Tax period or the portion of any Tax period beginning on or after the Closing Date pursuant to Section 481(a) of the Code or any similar provision of Law; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any Company Subsidiary which is still in effect; or (iii) filed, or has pending, any ruling requests with any taxing authority relating to Taxes, including any request to change any accounting method which is still in effect.
(h) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period or the portion of any Tax period beginning on or after the Closing Date as a result of any (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount received outside of the ordinary course of business prior to the Closing; or (iii) to the Company’s Knowledge, deferred intercompany transactions (within the meaning of Treasury Regulation Section 1.1502-13) occurring or generated, as applicable, prior to the Closing.
(i) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.
Section 4.10 Employee Benefits.
(a) Section 4.10(a) of the Company Disclosure Schedule sets forth a list of all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other profit sharing, pension, retirement, employment, bonus, deferred compensation, incentive compensation, option, equity or equity-based award, retention, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, accident, disability or sick leave, cafeteria, fringe benefit or other employee benefit plan, program, agreement or arrangement, whether written or unwritten, in each case (i) that is maintained, sponsored, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any Employees (or their beneficiaries or eligible dependents) or any individual independent contractor of the Company or any Company Subsidiary or (ii) with respect to which the Company or any Company Subsidiary has a material liability (including contingent liability); provided, that in no event shall a Company Benefit Plan include any plan, program or arrangement sponsored, maintained, administered or operated by a Governmental Authority or required to be contributed to by the Company or any Company Subsidiary pursuant to applicable Law.
(b) With respect to each Company Benefit Plan identified in Section 4.10(a) of the Company Disclosure Schedule, copies of the following have been made available to Parent (to the extent applicable to such Plan): (i) the current plan document and all amendments thereto; (ii) the current trust agreement, insurance contract or annuity contract serving as a funding vehicle for such Company Benefit Plan; (iii) the most recent summary plan description, and any summaries of material modifications related thereto, distributed to participants in such Company Benefit Plan; (iv) the most recently filed Form 5500 (and all schedules thereto); and (v) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination, opinion or advisory letter received from the United States Internal Revenue Service. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan is amendable and terminable in accordance with its terms (as made available pursuant to this Section 4.10(b)) without liability to the Company or Company Subsidiary (except for benefits accrued through the date of termination or amendment and administrative expenses related thereto).
(c) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in accordance with its terms and in compliance with applicable Law (including ERISA and the Code); (ii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the United States Internal Revenue Service or utilizes a prototype or volume submitter plan document that is the subject of a favorable opinion or advisory letter issued by the United States Internal Revenue Service to the sponsor of such prototype or volume submitter plan, and, to the Knowledge of the Company, nothing has occurred since the most recent such determination, opinion or advisory letter that would reasonably be expected to result in any such letter being revoked; (iii) none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other Person (A) has engaged in a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan, or (B) breached any fiduciary duty imposed upon it by ERISA with respect to any Company Benefit Plan; (iv) the Company and each Company Subsidiary is in compliance with the applicable provisions of the Patient Protection and Affordable Care Act; (v) there are no pending or, to the Knowledge of the Company, threatened lawsuits or claims against or governmental investigations otherwise involving any Company Benefit Plan (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings); and (vi) neither the Company nor any Company Subsidiary is subject to any excise Tax or penalty under Sections 4976 through 4980H of the Code or Title I of ERISA.
(d) During the last six years, none of the Company, any Company Subsidiary or any ERISA Affiliate has sponsored, maintained, contributed to, or been required to contribute to, nor does the Company or any Company Subsidiary have any liability (including contingent liability) under (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iii) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
(e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) will (i) except as required by this Agreement, entitle any Employee to any payment or benefit; (ii) except as required by this Agreement, accelerate the time of payment, funding or vesting of, or increase the amount of, any amounts due to any such Employee; or (iii) result in any amounts payable or benefits provided to any such Employee that would be nondeductible for federal income Tax purposes by virtue of Section 280G of the Code
(f) (i) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is and has been in compliance with Section 409A of the Code; and (ii) no corrections of violations of Section 409A of the Code have occurred.
Section 4.11 Litigation.   There is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened against (a) the Company or any Company Subsidiary or any of their respective properties (including any properties owned, operated, leased or licensed by the Company or any Company Subsidiary) or assets, or (b) any present or former officer or director of the Company or any Company Subsidiaries in their respective capacities as such, that in each of cases (a) and (b), individually or in the aggregate, has had or would reasonably be expected to result in a Company Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of the Company, investigation by any Governmental Authority involving (x) the Company or any Company Subsidiary or any of their respective properties (including any properties owned, operated, leased or licensed by the Company or any Company Subsidiary) or assets, or (y) any present or former officer or director of the Company or any Company Subsidiaries in their respective capacities as such, that in each of cases (x) and (y), individually or in the aggregate, has had or would reasonably be expected to result in a Company Material Adverse Effect.
Section 4.12 Compliance with Applicable Laws.   Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since April 30, 2016 through the date hereof, (i) the business of the Company and the Company Subsidiaries has been conducted in accordance with all applicable Laws and material Permits, (ii) neither the Company nor any Company Subsidiaries has received written notice of any violation of applicable Laws or material Permits, and (ii) neither the Company nor any Company Subsidiary has been subject to a pending, or to Company’s Knowledge, threatened investigation by any Governmental Authority with respect to a violation of applicable Laws or material Permits. The Company and the Company Subsidiaries hold all material federal, state and local Permits necessary for the Company and the Company Subsidiaries to own, lease, and operate their respective properties and assets, and to carry on their business as now conducted, except for those the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.13 Environmental Matters.
(a) The Company and the Company Subsidiaries: (i) are in compliance with, and since April 30, 2014 have complied, with all applicable Environmental Laws and Environmental Permits; (ii) possess all Environmental Permits required to own and operate the business and assets of the Company and the Company Subsidiaries and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify, suspend or terminate any Environmental Permit; (iii) have not received any written notice or notice of investigation from or by any Person that investigates whether or alleges that the Company or any Company Subsidiary is in violation of or is liable under any applicable Environmental Law or Environmental Permit or with respect to Hazardous Substances; and (iv) to the Knowledge of the Company there has been no Release of a Hazardous Substance that would reasonably be expected to result in material liability to the Company or any Company Subsidiary, including with respect to Hazardous Substances sent or arranged for disposal, transportation or treatment by the Company or any Company Subsidiary; except with respect to any of the foregoing under (i), (ii), (iii) or (iv) as would not reasonably be expected to have a Company Material Adverse Effect.
(b) Section 4.13(b) of the Company Disclosure Schedule sets forth a true and correct list of all USFS Permits. The Company has made available to Parent copies of the USFS Permits that are true, correct and complete in all material respects, subject to any modifications to the fees or other amounts payable thereunder which may have been imposed under applicable Law. The interest of the Company and the Company Subsidiaries, as permitted under the USFS Permits, is not subject to any Lien.
Section 4.14 Contracts.
(a) As of the date of this Agreement, each of the Company’s “material contracts” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (each, a “Filed Company Contract”) has been filed with the SEC.

(b) Section 4.14(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the following types of Contracts to which the Company or any Company Subsidiary is a party as of the date of this Agreement:
(i) each Contract that restricts in any material respect the ability of the Company or any Company Subsidiaries to compete in any material line of business or geographic area and that is material to the Company and the Company Subsidiaries, taken as a whole;
(ii) each Contract pursuant to which any amount of Indebtedness of the Company or any of the Company Subsidiaries in excess of  $2,000,000 is outstanding or may be incurred by its terms, other than any such Contract solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;
(iii) each material partnership, joint venture or similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Company Subsidiaries or securities of a publicly-traded company held for investment by the Company or any Company Subsidiaries;
(iv) other than any Contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents), each material Contract between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of either the Company or any of the Company Subsidiaries, (B) record or beneficial owner of more than 5% of the shares of Common Stock outstanding as of the date of such Contract, or (C) to the Knowledge of the Company, any Affiliate of any such executive officer, director or record or beneficial owner of more than 5% of the shares of Common Stock outstanding as of the date hereof  (other than the Company or any of the Company Subsidiaries);
(v) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries of any material business or any material amount of assets outside the ordinary course of business, in each case, with material obligations remaining to be performed after the date of this Agreement;
(vi) other than Contracts for ordinary repair and maintenance, each Contract providing for the development or construction of, or additions or expansions to, any real property, under which the Company or any of the Company Subsidiaries has, or expects to incur, an obligation in excess of  $3,000,000 in the aggregate;
(vii) other than Contracts described in the foregoing Section 4.14(b)(vi), any Contract that obligates the Company or any of the Company Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any Company Subsidiary), in each case, in excess of  $2,000,000;
(viii) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any securities, material assets, material rights or material properties of the Company or any Company Subsidiary;
(ix) any Contract (each a “Management Agreement”) whereby the Company or any Company Subsidiary manages any material real property owned or partially owned by a third party and to which the Company or any Company Subsidiary is a party or by which any of them is bound; and
(x) any Contract with a supplier of the Company or any Company Subsidiary (excluding insurance providers and providers of legal services) that represented at least $600,000 in total spend by the Company and the Company Subsidiaries, on a consolidated basis, during the twelve (12)-month period ended April 30, 2019, other than purchase orders, sales orders and similar Contracts.
(c) The Company has made available to Parent prior to the date of this Agreement a complete and correct copy of each Material Contract (including all amendments, modifications, extensions, and renewals thereto and waivers thereunder) as in effect on the date of this Agreement. Except as would not be material to the Company and the Company Subsidiaries, taken as whole, (i) each Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Material Contract is in full force and effect and (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clauses (i) or (ii), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the ordinary course of business consistent with past practice. Except as would not be material to the Company and the Company Subsidiaries, taken as whole, the Company has not received, as of the date of this Agreement, any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract.
Section 4.15 Properties.
(a) Section 4.15(a) of the Company Disclosure Schedule contains, as of the date of this Agreement, a complete and correct list of all real property owned in fee simple in whole or in part by the Company and each Company Subsidiary (such real property, the “Owned Real Property”). For the avoidance of doubt, such list need not include full legal descriptions of such real property to be deemed complete and correct. Except as set forth in Section 4.15(a) of the Company Disclosure Schedule and other than Permitted Liens: (i) the Company and each Company Subsidiary has fee simple title to the Owned Real Property; (ii) all of the Owned Real Property is owned free and clear of all Liens, except for Permitted Liens; (iii) the Company or the applicable Company Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iv) other than the rights of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and (v) neither the Company nor any Company Subsidiary is a party to any agreement or option to purchase any real property or interest therein relating to the business of the Company and the Company Subsidiaries.
(b) Section 4.15(b) of the Company Disclosure Schedule contains, as of the date of this Agreement, a true and complete list of all leases, ground leases, subleases, sub-subleases, licenses and any other occupancy agreements to which the Company or any Company Subsidiary is a party and pursuant to which such base rent payments thereunder are in excess of  $100,000 per annum (collectively, the “Real Property Leases” and such real property leased pursuant to each Real Property Lease, the “Leased Real Property”). Copies of all Real Property Leases (including all material amendments, modifications or guarantees, and all related prime or master leases) have been made available to Parent.
(c) Each Real Property Lease: (i) is in full force and effect and constitutes the valid and legally binding obligation of the Company or the applicable Company Subsidiary which is a party thereto, as applicable, enforceable in accordance with its terms, subject to (A) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (ii) except with respect to any Permitted Liens with respect to the Real Property Leases, has not been assigned or taken as a security interest in any manner by the Company or any of the applicable Company Subsidiaries. Except as set forth on Section 4.15(c) of the Company Disclosure Schedule, other than Permitted Liens, neither the Company nor any applicable Company Subsidiary has assigned, subleased or otherwise transferred, in whole or in part, any Real Property Lease or any interest therein.
(d) Except as set forth on Section 4.15(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received or given any written notice of any material default that is outstanding and, to the Knowledge of the Company, no event has occurred or circumstance exists that with notice or lapse of time, or both, would constitute a material default by the Company or any Company Subsidiary, in each case, during the past eighteen months prior to the date hereof, under any Real Property Lease, Management Agreement or USFS Permit and, to the Knowledge of the Company, no other party is in material default thereunder. To the Company’s Knowledge, no party to any Real Estate Lease, Management Agreement or any USFS Permit has exercised any termination rights with respect thereto.
(e) Except as set forth on Section 4.15(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority alleging any material defect or deficiencies or any material violation of any building, zoning, fire safety, health safety or other applicable law with respect to any structures, buildings, fixtures, equipment and other improvements (collectively, the “Facilities”) located on the Owned Real Property, the Leased Real Property or the USFS Permitted Property that are material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as now being conducted and for which remain uncured.
(f) Except as would not materially and adversely impair the operations of the business of the Company and the Company Subsidiaries as the same is currently conducted, all chairlifts, buildings, access roads, snow-making operations, ski runs and other material Facilities used in connection with the business of the Company and the Company Subsidiaries as now being conducted, are located on (i) Owned Real Property, Leased Real Property or the USFS Permitted Property, or (ii) recorded easements or other written agreements in favor of the Company or a Company Subsidiary that allow the existence, operation and maintenance of the applicable chair lifts, buildings, access roads, snow-making equipment, ski runs or other Facilities.
(g) The Real Property constitutes all of the material real property used in the business of the Company and the Company Subsidiaries as currently conducted and is sufficient for the operation thereof as currently conducted. With respect to the Real Property, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority threatening a suspension, revocation, modification or cancellation of any certificates of occupancy, permits, licenses, franchises, approvals and authorizations which would materially and adversely affect the operation of the business of the Company as currently conducted and which remains uncured. To the Company’s Knowledge, there does not exist any pending or threatened condemnation or eminent domain proceedings, lawsuits or similar administrative actions that affects any of the Real Property in any material respects and neither the Company nor any Company Subsidiary has received any written notice of the intention of any Governmental Authority to take or use any of the Real Property on a permanent basis or in any way which would materially and adversely affect the use of the Real Property as currently conducted.
(h) To the Knowledge of the Company, the Company and the Company Subsidiaries possess (whether by ownership in fee, lease, license, permit or contract) all material Water Rights as are necessary and sufficient (based on historical availability of water pursuant to such Water Rights) for the operation of the business of the Company and the Company Subsidiaries as currently conducted. The Company and the Company Subsidiaries have (i) the right to use and control all of such Water Rights, (ii) filed or caused to be filed all material forms and documents required by applicable Law or any Governmental Authority to preserve such Water Rights; and (iii) have obtained, maintained and are in compliance in all material respects with all necessary Consents for groundwater and surface water withdrawals and for the storage facilities and dams that are needed for the operation of the business of the Company and the Company Subsidiaries as such business is currently conducted. To the Knowledge of the Company, there is no written notice or threat from any Governmental Authority of the imminent and material diminution of the Water Rights held by the Company or the Company Subsidiaries.
Section 4.16 Intellectual Property.
(a) Section 4.16 of the Company Disclosure Schedule sets forth a complete and correct (in all material respects) list, as of the date hereof, of all registrations and currently pending applications for registration for Patents, Trademarks, Copyrights and Internet domain names owned by the Company or the Company Subsidiaries (“Registered Intellectual Property Rights”) indicating for each such item the applicable owner, filing or registration number and filing jurisdiction. All such applications and registrations for Registered Intellectual Property Rights are subsisting. To the Knowledge of the Company, all such registrations for Intellectual Property Rights are, to the extent applicable, enforceable and valid.
(b) The Company or a Company Subsidiary (individually or collectively) is the sole and exclusive owner of all right, title and interest in and to each of the Registered Intellectual Property Rights and all other material Intellectual Property Rights owned or purported to be owned by the Company or a Company Subsidiary (collectively, the “Company Intellectual Property”), in each case free and clear of all Liens other than Permitted Liens, except that the foregoing representations does not pertain to any interference, infringement, misappropriation or violation of any Intellectual Property by the Company or any Company Subsidiary.
(c) Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and the Company Subsidiaries, to the Knowledge of the Company, (i) neither the operation of the business of the Company and the Company Subsidiaries, nor the Registered Intellectual Property Rights, nor any other products or services of the Company and the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties, and (ii) as of the date hereof, there are no suits, actions, claims, threats or proceedings pending or, to the Knowledge of the Company, threatened in writing that allege any such infringement, misappropriation or violation (except for issues raised during the ex parte prosecution proceedings of applications for Registered Intellectual Property Rights. The foregoing representation and warranty in this Section 4.16(c) is the sole representation and warranty herein with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any Company Subsidiary. None of the Company Intellectual Property that is material to the business of the Company or any Company Subsidiary is subject to any outstanding Order or stipulation restricting or limiting in any material respect the ownership, use or licensing thereof by the Company or any Company Subsidiary as currently or contemplated to be used or licensed, as applicable.
(d) The Company and the Company Subsidiaries have taken commercially reasonable steps to maintain and protect (i) any trade secrets held by the Company or the Company Subsidiaries, and (ii) the security of their information technology systems, including the data stored therein or transmitted thereby, and provide for the continuity, integrity, and security thereof.
(e) The Company and the Company Subsidiaries have sufficient rights in all material respects to use all material Intellectual Property Rights, software (including software hosted by third party services providers), middleware and systems, information technology equipment, outsourced technology services, and associated documentation as used in connection with the operation of their businesses (the “Business IT Assets”), except that the foregoing representations does not pertain to any interference, infringement, misappropriation or violation of any Intellectual Property Rights by the Company or any Company Subsidiary.
Section 4.17 Labor Matters.
(a) Neither the Company nor any Company Subsidiary is party to or bound by any collective bargaining agreements or labor agreements and no such agreement is currently being negotiated by the Company or any Company Subsidiary, nor has either of them experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other labor union disputes.
(b) As of the date of this Agreement, with respect to employees of the Company or any Company Subsidiary (i) there are no, and during the prior two years there have not been any, strikes, work stoppages, picketing, walkouts or lockouts pending or, to the Knowledge of the Company, threatened in writing, and (ii) to the Knowledge of the Company, no labor organization or group of employees has made a presently pending written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding or, to the Knowledge of the Company, threatened in writing, to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

(c) The Company and each Company Subsidiary is and, since April 30, 2016, has been in compliance in all material respects with all Employee employment agreements and applicable employment Laws, including laws respecting wages and hours, worker classification, withholding of Taxes and requirements under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) and any other similar applicable Laws of any jurisdiction, except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has, in the last three (3) years, effectuated a “plant closing” or “mass layoff” (as defined in the WARN Act), nor has the Company or any Company Subsidiary engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law.
Section 4.18 Anti-Takeover Provisions.   Assuming the accuracy of the representation contained in Section 5.7, no further action is required by the Company Board or any committee thereof or the shareholders of the Company to render inapplicable the provisions of Section 351.459 of the MGBCL to the extent, if any, such provisions would otherwise be applicable to this Agreement, the Voting and Support Agreements, the Merger or the other Transactions.
Section 4.19 Brokers’ Fees and Expenses.   No broker, investment banker, financial advisor or other Person, other than Moelis & Company LLC (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of the Company.
Section 4.20 Opinion of Financial Advisor.   The Company has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the Merger Consideration was fair, from a financial point of view to the shareholders of the Company, and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. A copy of such opinion will made available to Parent promptly following receipt thereof by the Company solely for informational purposes.
Section 4.21 Interested Party Transactions.   Except as disclosed in the Company SEC Documents, since April 30, 2017, no event has occurred and no relationship exists that would be required to be disclosed in a Company SEC Document under Item 404 of Regulation S-K promulgated by the SEC.
Section 4.22 Privacy and Data Security.
(a) To the Knowledge of the Company, as of the date hereof, at no time since April 30, 2017 to the date of this Agreement, has there been any material data security breach of any Business IT Assets or material unauthorized access, use, or disclosure of any Personal Information owned, used, maintained, received, or controlled by or on behalf of the Company or any Company Subsidiary, including any unauthorized access, use or disclosure of Personal Information that would constitute a breach, in each case, for which notification to individuals or Governmental Authorities is required under any applicable Information Privacy and Security Laws or Contracts to which the Company or any Company Subsidiary is a party.
(b) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company’s and each Company Subsidiary’s collection, maintenance, transmission, transfer, use, disclosure, storage, disposal and security of Personal Information has complied in all material respects since April 30, 2017 to the date of this Agreement with (i) Information Privacy and Security Laws, (ii) Contracts to which the Company or any Company Subsidiary is a party that govern that Personal Information, and (iii) applicable privacy policies or disclosures posted to websites maintained by the Company or any Company Subsidiary that govern Personal Information processed by the Company or the Company Subsidiary (the “Privacy Policies”). Since April 30, 2017 to the date of this Agreement, no suit, claim, action, proceeding, arbitration, mediation or, to the Knowledge of the Company, investigation is pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary relating to the processing or security of Personal Information, except as would not individually or in the aggregate, reasonably be expected to result in material liability to the Company and the Company Subsidiaries.

(c) Included in the Business IT Assets are standalone databases which contain a records of known customers of any of the product or service offerings of the businesses conducted by the Company and the Company Subsidiaries, all of which are free and clear of all restrictions or limitations on the use of such databases in all material respects other than restrictions or limitations required under applicable Law, or the Privacy Policies or other contractual commitments under which such information as collected.
Section 4.23 Insurance.   Except as would not be material to the Company and the Company Subsidiaries, (a) all material insurance policies of the Company and the Company Subsidiaries currently in effect are legal, valid, binding and enforceable in accordance with their terms and in full force and effect, (b) all premiums due and payable thereunder have been paid, and (c) neither the Company nor any Company Subsidiary is in breach or default thereunder (including any such breach or default with respect to the payment of premiums or the giving of notice). Neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any such insurance policy of the Company or any Company Subsidiaries. The Company has made available to Parent true and complete copies of each of the insurance policies set forth on Section 4.23(a) of the Company Disclosure Schedule (the “General Liability Policies”). With respect to the General Liability Policies, except as set forth on Section 4.23(b) of the Company Disclosure Schedule, there are no claims pending, and during the current policy year there have been no claims made or paid under the General Liability Policies, and no letters of representation have been received by the Company, any Company Subsidiary or, to the Knowledge of the Company, the insurance providers for the General Liability Policies, in relation to any claim against the Company or any Company Subsidiary. Section 4.23(b) of the Company Disclosure Schedule sets forth all litigation against the Company or any Company Subsidiary for occurrences subject to the General Liability Policies since January 1, 2015, and, to the Knowledge of the Company, all other pending, or to the Knowledge of the Company, threatened litigation matters that would reasonably be expected to give rise to a claim under the General Liability Policies.
Section 4.24 No Other Representations or Warranties.   Except for the representations and warranties contained in this Article IV or in any certificate delivered by the Company to Parent and Merger Sub (and notwithstanding the delivery or disclosure to Parent or its Representatives of any documentation, projections, estimates, budgets or other information), and each of Parent and Merger Sub acknowledges that (a) none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other Transactions, and Parent and Merger Sub are not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement, (b) no person has been authorized by the Company, the Company Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available to Parent or its Representatives in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and in making its determination to proceed with the Transactions, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and the terms of this Agreement and has not relied directly or indirectly on any materials or information made available to Parent or its Representatives by or on behalf of the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article V are true and correct.
Section 5.1 Organization, Standing and Power.   Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its properties and assets and conduct its businesses as and where presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.2 Authority; Execution and Delivery; Enforceability.   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other Transactions. The board of directors of Parent has adopted resolutions, by unanimous vote of the directors present at a meeting duly called at which a quorum of directors of Parent was present, (a) approving the execution, delivery and performance of this Agreement and (b) determining that entering into this Agreement is in the best interests of Parent and its shareholders. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The board of directors of Merger Sub has unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement; (ii) determining that the terms of this Agreement are in the best interests of Merger Sub and Parent, as its sole shareholder; (iii) declaring this Agreement advisable; and (iv) recommending that Parent, as sole shareholder of Merger Sub, adopt this Agreement and directing that this Agreement be submitted to Parent, as sole shareholder of Merger Sub, for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn. No other corporate proceedings (including, for the avoidance of doubt, any shareholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other Transactions (except for the filing of the Summary Articles of Merger in accordance with the relevant provisions of the MGBCL). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 5.3 No Conflicts; Consents.
(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or (solely with respect to clause (ii)) give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of: (i) the governing or organizational documents of Parent or Merger Sub; (ii) any Contract to which any of Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 5.3(b), as of the date hereof, any Order, Law or Permit, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consents of or from, or registration, declaration, notice or filing made to or with any Governmental Authority, is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) the filings required in connection with the USFS Permits and (iii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.4 Litigation.   There is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of Parent, investigation by any Governmental Authority involving Parent or Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
Section 5.5 Brokers’ Fees and Expenses.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.6 Merger Sub.   Parent is the sole shareholder of Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
Section 5.7 Ownership of Common Stock.   None of Parent, Merger Sub or any of their respective Affiliates has been, at any time during the five years prior to the date hereof, an “interested shareholder” of the Company, as defined in Section 351.459 of the MGBCL. As of the date of this Agreement, none of Parent or Merger Sub owns any shares of capital stock of the Company or has any rights to acquire any shares of capital stock of the Company (except pursuant to this Agreement).
Section 5.8 Sufficient Funds.   Neither Parent nor Merger Sub’s obligations hereunder are subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the completion of the Transactions. Parent has, and will have prior to the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to consummate the Merger and any other Transactions, including the payment of the Merger Consideration in accordance with Article III, and to pay any related fees and expenses, and there is not, nor will there be, any restriction on the use of such cash or cash equivalents for such purpose.
Section 5.9 No Other Representations or Warranties.   Except for the representations and warranties contained in this Article V or in any certificate delivered by Parent or Merger Sub to the Company (and notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, projections, estimates, budgets or other information), the Company acknowledges that (a) none of Parent, the Subsidiaries of Parent (including Merger Sub) or any other Person on behalf of Parent makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other Transactions and the Company is not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement and (b) no person has been authorized by Parent, the Subsidiaries of Parent (including Merger Sub) or any other Person on behalf of Parent to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity.

ARTICLE VI
COVENANTS
Section 6.1 Conduct of Business.   From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, and except as set forth in Section 6.1 of the Company Disclosure Schedule, as any other provision of this Agreement contemplates, permits or provides or as required by applicable Law, or to the extent Parent has consented in writing thereto (such consent not to be unreasonably withheld, delayed or conditioned), or for transactions in the ordinary course of business consistent with past practice between or among the Company and any Company Subsidiaries or between or among any Company Subsidiaries:
(a) the Company shall, and shall cause the Company Subsidiaries, to conduct the business of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice in all material respects; and
(b) without limiting the generality of the foregoing (and provided that no action or failure to take action with respect to matters specifically addressed by any of the provisions of this Section 6.1(b) shall constitute a breach under Section 6.1(a) unless such action or failure to take action would otherwise constitute a breach of Section 6.1(a)), the Company shall not, and shall not permit any Company Subsidiary to, take any of the following actions:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (x) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and (y) the accrual of dividends on any of the Preferred Stock pursuant to Section 4.01 of the Certificate of Designation; (B) split, combine, subdivide, recapitalize or reclassify any of its capital stock, securities convertible into or exchangeable or exercisable for any of its capital stock or any other equity interests of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than the issuance of Common Stock upon vesting of RSUs in existence as of the date of this Agreement in accordance with the terms thereof; or (C) purchase, redeem, exchange or otherwise acquire, or offer to purchase, redeem, exchange or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests (excluding the settlement by the Company of RSUs in accordance with the terms thereof in effect as of the date of this Agreement or the withholding of Shares to satisfy Tax obligations with respect to RSUs);
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Liens imposed by applicable securities Laws): (A) any shares of capital stock of the Company or any Company Subsidiary other than the issuance of Common Stock upon vesting of RSUs in existence as of the date of this Agreement in accordance with the terms thereof; (B) any new RSUs or other equity interests of the Company or any Company Subsidiary; (C) any securities convertible into or exchangeable or exercisable for capital stock or other equity interests in, the Company or any Company Subsidiary; or (D) any warrants, calls, options or other rights to acquire any capital stock or other equity interests in the Company or any Company Subsidiary;
(iii) amend the Company Charter or the Company Bylaws or similar applicable organizational documents of any Company Subsidiary, except as may be required by Law or the rules and regulations of the SEC or the Nasdaq;
(iv) make or adopt any material change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law (or interpretations thereof);
(v) directly or indirectly acquire any equity interest in, or any material business or assets of, any Person or division thereof, except (A) acquisitions in the ordinary course of business consistent with past practice or as contemplated in any current capital expenditures plan approved by the Company Board and made available to Parent; (B) acquisitions pursuant to Contracts in existence on the date of this Agreement; (C) acquisitions in an amount not to exceed $7,500,000 in the aggregate; or (D) acquisitions with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;
(vi) make any loans, advances or capital contributions to, or investments in, any other Person in excess of  $5,000,000 (other than (A) loans or advances between or among any of the Company and the Company Subsidiaries made in the ordinary course of business consistent with past practices and (B) capital contributions to or investments in any Company Subsidiaries made in the ordinary course of business consistent with past practices);
(vii) except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred under Section 6.1(b)(viii), sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets or any interests therein other than (A) in the ordinary course of business consistent with past practice; (B) in an amount not to exceed $7,500,000 in the aggregate; or (C) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;
(viii) incur, issue, refinance, assume, guarantee or become obligated with respect to any material Indebtedness or prepay or cancel any material Indebtedness or waive any rights of substantial value to the Company and the Company Subsidiaries, taken as a whole, except for (A) the incurrence of additional Indebtedness not to exceed $5,000,000 in the aggregate; (B) Indebtedness under the Company’s existing revolving credit facilities, provided that the amount outstanding thereunder at any time does not exceed the amount outstanding as of the date hereof by greater than $5,000,000 in the aggregate; or (C) Indebtedness between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;
(ix) except as required by applicable Law, this Agreement or any Company Benefit Plan, (A) grant any increases in the compensation or benefits of any executive officers of the Company; (B) grant or increase any bonus, severance, change in control, termination or similar compensation or benefits payable to any executive officers of the Company; (C) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, any compensation or benefits under any Company Benefit Plan, other than in the ordinary course of business consistent with past practices; or (D) terminate or amend in any material respect any Company Benefit Plan (or enter into any plan, program, agreement, or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof);
(x) enter into any collective bargaining agreement or recognize or certify any labor union organization or group of employees of the Company or any Company Subsidiary as the bargaining representative for any employees of the Company or any Company Subsidiaries;
(xi) except as permitted by Section 6.12, settle or compromise any litigation, other than routine matters in the ordinary course of business or settlements or compromises of litigation that involve the payment by the Company or any Company Subsidiary of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of  $1,500,000 individually or $3,000,000 in the aggregate, excluding, in all cases, claims and litigation with respect to which an insurer (but neither the Company nor any Company Subsidiary) has the sole and exclusive right to control the decision to settle;
(xii) make, change or revoke any material election with respect to Taxes, change any accounting period or method, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any material Tax, waive or extend any statute of limitations with respect to Taxes or surrender any right to claim a material Tax refund;
(xiii) enter into, amend any material term, or waive any material right under, or terminate any Material Contract other than in the ordinary course of business consistent with past practice;

(xiv) enter into any multi-resort pass alliance or agreement;
(xv) adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization of the Company (other than the Transactions); or
(xvi) agree to take any of the foregoing actions.
Section 6.2 Proxy Statement.
(a) As soon as reasonably practicable following the date of this Agreement (but in no event later than ten Business Days from the date of this Agreement), the Company shall, in consultation with Parent, prepare and file with the SEC in preliminary form a proxy statement, letter to stockholders, notice of meeting, form of proxy and related schedules and materials (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the meeting of the Company’s shareholders held for the purpose of approving and adopting this Agreement and the Transactions, including the Merger (the “Company Shareholders Meeting”). Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement, and such information, at the date the Proxy Statement is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof and file all necessary amendments thereto in connection with such SEC comments. The Company shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement and any request by the SEC (or the staff of the SEC) for any amendment to the Proxy Statement or for additional information and shall consult with Parent regarding, and provide Parent with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), responding to any comments of the SEC (or the staff of the SEC) with respect thereto, or disseminating any other materials used in connection with the Company Shareholders Meeting that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 promulgated under the Exchange Act or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and the Company shall give reasonable and good faith consideration to all such comments, but, for the avoidance of doubt, the Company shall not be obligated to incorporate any such comments, unless such comments are necessary to cause such documents to comply with the terms of this Agreement. The Company shall as promptly as practicable (but, subject to setting a record date pursuant to Section 6.3, in no event later than five (5) Business Days) after the date on which the SEC (or the staff of the SEC) confirms that it will not review or has no further comments on the Proxy Statement, commence mailing to the Record Holders the Proxy Statement and all other proxy materials for the Company Shareholders Meeting, with such mailing to be completed within ten (10) Business Days after receipt of such confirmation from the SEC (or the staff of the SEC), subject to any additional time required in connection with setting a record date pursuant to Section 6.3.
(b) At the time it is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting, the Company shall have caused the Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, any obligations of the Company with respect to this Section 6.2(b) do not extend to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

(c) If at any time prior to the Company Shareholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.
Section 6.3 Company Shareholders Meeting.   Subject to Section 6.4, as soon as reasonably practical after the date hereof, but by no later than 5:00PM Eastern Time on August 1, 2019, the Company Board shall ratify by unanimous action of the Company Board the Company Board Recommendation and deliver written evidence of the same to Parent. The Company, acting through the Company Board (or a committee thereof), shall (a) as soon as reasonably practicable following confirmation by the SEC (or the staff of the SEC) that it will not review or has no further comments on the Proxy Statement take all action necessary to set a record date for (which record date shall be as soon as legally permissible), duly call, give notice of, convene and hold the Company Shareholders Meeting, the date of such Company Shareholder Meeting to be no later than thirty days after the date the definitive Proxy Statement is first disseminated to the Company’s shareholders (unless such meeting is adjourned in accordance with this Section 6.3), and (b) subject to Section 6.4, include in the Proxy Statement the Company Board Recommendation, and solicit and use its reasonable best efforts to obtain the Company Shareholder Approval at the Company Shareholder Meeting. Unless the Agreement has been duly terminated in accordance with the terms herein, the Company shall, subject to the right of the Company Board to modify its recommendation in a manner adverse to Parent under the circumstances specified in Section 6.4(d), use its reasonable best efforts to solicit from the shareholders of the Company proxies in favor of the proposal to adopt this Agreement and approve the Merger and the Transactions and to secure the Company Shareholder Approval (it being understood that the foregoing shall not require the Company Board to recommend in favor of the adoption of this Agreement, if a Company Adverse Recommendation Change has been effected in accordance with Section 6.4(d)). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting (i) if the Company believes in good faith (after consultation with the Company’s outside legal counsel) that it is necessary to ensure that any supplement or amendment to the Proxy Statement that is legally required (including such an amendment or supplement in response to an objection that is raised by any shareholder of the Company to the sufficiency or accuracy of the Proxy Statement) is timely provided to the shareholders of the Company or (ii) with the consent of Parent, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Common Stock or Preferred Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting; provided, however, that any such adjournment or postponement shall be for not more than, in the case of clause (i), ten (10) Business Days, and in the case of clause (ii), twenty (20) Business Days or such other amount of time reasonably agreed by Company and Parent to be necessary to comply with applicable Law, and, in any event, shall not be to a date that is later than three (3) Business Days prior to the End Date. During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under this Section 6.3 and Section 6.4. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s shareholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the shareholders of the Company at the Company Shareholders Meeting.
Section 6.4 Acquisition Proposals.
(a) The Company shall not and shall cause its directors, officers, employees and the Company Subsidiaries not to, and shall use its reasonable best efforts to cause its Affiliates and its and the Company Subsidiaries’ respective other Representatives not to, directly or indirectly, solicit, initiate, knowingly facilitate or knowingly take any action to encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal, or, subject to Section 6.4(b): (i) conduct or engage in any discussions or negotiations with, disclose or afford access to any non-public information relating to the Company, any Company Subsidiary, negotiations with Parent or the terms of this Agreement, or assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that is seeking to make, has made or could reasonably be expected to make, any Alternative Proposal; (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiaries; (iii) approve, support, adopt, endorse or recommend any Alternative Proposal or other transaction that is a “control share acquisition” under the MGBCL with respect to the Company; (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation inapplicable to any Person other than Parent and its Affiliates or to any transactions constituting or contemplated by an Alternative Proposal (or take any action or fail to take any action that would make any anti-takeover statute or similar regulation applicable to Parent); (v) enter into any agreement, letter of intent, term sheet or other Contract relating to any Alternative Proposal (each, a “Company Acquisition Agreement”) or (vi) resolve or agree to do any of the foregoing. Except as expressly permitted by this Section 6.4, the Company Board shall not effect a Company Adverse Recommendation Change. The Company shall, and shall cause its directors, officers, employees and the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Affiliates and Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to, or that could reasonably be expected to lead to, any Alternative Proposal, and the Company shall use its commercially reasonable efforts to cause (and in any event within 48 hours of the execution of this Agreement shall send written notice demanding that) any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any Company Subsidiary that was furnished by or on behalf of the Company and the Company Subsidiaries to return or destroy all such information.
(b) Notwithstanding Section 6.4(a), prior to the receipt of the Company Shareholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 6.4(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Alternative Proposal made in writing after the date hereof that did not result from a breach of Section 6.4(a) that the Company Board determines in good faith, after consultation with outside legal counsel and the Company Financial Advisor, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to the Company or any Company Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (provided that promptly (and in any event within twenty-four (24) hours after it furnishes such information to such third party) the Company makes available to Parent the same information to the extent not previously provided to Parent and its Representatives); or (iii) following receipt of and on account of a Superior Proposal, and solely to the extent permitted by Sections 6.4(c) and 6.4(d), make a Company Adverse Recommendation Change, but, in each case referred to in the foregoing clauses (i) through (iii), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal that is a tender offer, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law; provided that this sentence shall not permit the Company Board to make a Company Adverse Recommendation Change except to the extent expressly permitted by this Section 6.4.
(c) The Company Board shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.4(b) unless the Company shall have (i) delivered to Parent a prior written notice advising Parent that it intends to take such action, (ii) promptly notified Parent (but in any event within twenty-four (24) hours) of any inquiry that could reasonably be expected to lead to an Alternative Proposal, any request for non-public information relating to the Company or any Company Subsidiary or for access to the business, properties, assets, books, or records of the Company or any Company

Subsidiaries by any third party in connection with an Alternative Proposal, (iii) promptly notified Parent (but in any event within twenty-four (24) hours) in writing of the receipt of an Alternative Proposal, (iv) if the Alternative Proposal is in writing, delivered to Parent a copy of the Alternative Proposal and any draft agreements and other written material received by the Company related to the Alternative Proposal, (v) if the Alternative Proposal is oral, communicated to Parent the material terms and conditions thereof. In any such notifications to Parent, the Company shall identify the third party making the Alternative Proposal, indication or request. The Company shall keep Parent reasonably informed on a prompt and timely basis of the status, material terms and discussions related to any such Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof.
(d) Except as expressly permitted by Section 6.4(e), the Company Board shall not effect a Company Adverse Recommendation Change unless: (i) the Company has complied with its obligations set forth in this Section 6.4; (ii) the Company promptly notifies Parent, privately and in writing, at least five (5) Business Days before making a Company Adverse Recommendation Change (such period of at least five (5) Business Days commencing upon delivery of such notice and ending immediately prior to any Company Adverse Recommendation Change, the “Superior Proposal Notice Period”), of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received an Alternative Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change, in each case, absent any specific revisions to the terms and conditions of this Agreement, describing in reasonable detail the reasons therefor (any such notice, including the attachments contemplated in the following clause (iii), a “Superior Proposal Notice”); (iii) the Company attaches to such Superior Proposal Notice the most current version of all then current forms of all proposed transaction documents, including any definitive agreements with respect to such Superior Proposal, any financing commitments related thereto and the identity of the third party making such Superior Proposal and its financing sources, if any; (iv) during the Superior Proposal Notice Period, the Company makes its Representatives reasonably available, negotiates with Parent in good faith, and causes its Representatives to negotiate with Parent in good faith, to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes in good faith to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of the applicable Superior Proposal, including any revision in price or the form of consideration, the Superior Proposal as modified by any such material revision shall require a new Superior Proposal Notice and a new Superior Proposal Notice Period shall commence upon delivery of such new Superior Proposal Notice, and, in such case, the Superior Proposal Notice Period shall be deemed to be at least three (3) Business Days before the Company effects a Company Adverse Recommendation Change (it being understood that there may be multiple Superior Proposal Notices and Superior Proposal Notice Periods)); (v) Parent has not, during the applicable Superior Proposal Notice Period, made a written bona fide offer capable of being accepted by the Company to alter the terms or conditions of this Agreement such that such Alternative Proposal would cease to constitute a Superior Proposal; (vi) the Company Board determines in good faith, after consulting with outside legal counsel and the Company Financial Advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period to the terms and conditions of this Agreement; and (vii) in the case of a Company Adverse Recommendation Change pursuant to clause (b) of the definition thereof, the Company substantially concurrently terminates this Agreement in accordance with Section 8.3(a).
(e) In response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Company Shareholder Approval, the Company Board may effect a Company Adverse Recommendation Change (other than pursuant to clause (b) of the definition thereof) if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, privately and in writing, at least five Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes in good faith to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Company shall notify Parent of such material development and the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three Business Days remains in the Intervening Event Notice Period subsequent to the time the Company notifies Parent of any such material development); and (iii) the Company Board determines in good faith, after consulting with outside legal counsel and taking into account any adjustments made by Parent during the Intervening Event Notice Period, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Alternative Proposal may be made solely and exclusively pursuant to Section 6.4(d) only, and may not be made pursuant to this Section 6.4(e), and any Company Adverse Recommendation Change may only be made pursuant to this Section 6.4 and no other provisions of this Agreement.
Section 6.5 Filings; Efforts to Consummate.
(a) Subject to the terms and conditions herein provided, each of Parent and the Company shall use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate, and make effective as reasonably promptly as practicable after the date hereof, the Transactions, including (i) preparing and filing with a Governmental Authority as reasonably promptly as practicable all applications, notices, petitions, filings, ruling requests, and other documents necessary to consummate the Transactions and to obtain as reasonably promptly as practicable all Consents necessary to be obtained from any Governmental Authority in order to consummate the Transactions (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten Business Days of the date of this Agreement, unless otherwise agreed by the parties, and (B) make all other filings that are required to be made in order to consummate the Transactions pursuant to other Regulatory Laws with respect to the Transactions as reasonably promptly as practicable. Parent and the Company shall supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as practicable (including complying with any “second request” for information or similar request from a Governmental Authority pursuant to other Regulatory Laws).
(b) In connection with the actions referenced in Section 6.5(a) to obtain all Governmental Approvals for the Transactions under the HSR Act or any other Regulatory Laws, each of Parent and the Company shall: (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and its counsel promptly informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other person, give the other party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided that materials may be redacted to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.5(b) as “Outside Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Parent shall determine the strategy to be pursued for obtaining and lead the effort to obtain all Governmental Approvals for the Transactions under the HSR Act or any other Regulatory Laws and the Company shall take all reasonable actions to support Parent in connection therewith.
(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.5(a) and Section 6.5(b), Parent and the Company shall use reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the End Date, including defending (with sufficient time for resolution in advance of the End Date) through litigation on the merits any claim asserted in any court with respect to the Transactions by the FTC, the DOJ or any other applicable Governmental Authority or any private party; and (ii) avoid or eliminate impediments under any Regulatory Law so as to enable the Closing to occur as soon as possible (and in any event no later than the End Date), including (A) agreeing to the sale, divestiture or disposition of such businesses, product lines, assets, contractual rights, or relationships of Parent, the Company and their respective Subsidiaries or (B) otherwise taking or committing to take actions that after the Closing may limit Parent’s or its Subsidiaries’ (including the Company and the Company Subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent, the Company or their respective Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Parent shall have the right, but not the obligation, to oppose by refusing to consent to, through litigation or otherwise any request, attempt or demand by any Governmental Authority or other Person for any divestiture, hold separate condition or any other restriction with respect to any assets, businesses or product lines of either Parent or the Company. Parent shall have the obligation to defend litigation instituted by such Governmental Authority or other Person with respect to the legality of the Transactions under the HSR Act or any other Regulatory Laws and shall take any and all steps necessary to promptly vacate, reverse or overturn any adverse decree judgment, permanent injunction or other Order, including agreeing to take any of the actions set forth in the foregoing clauses (A) and (B) in this Section 6.5(c).
(d) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of: (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Article VII, and such written notice shall specify the condition which has failed or will fail to be satisfied; (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions to the extent such consent is material to the Company and the Company Subsidiaries, taken as a whole; and (iii) any material written notice from any Governmental Authority in connection with the Transactions; provided that the delivery of any notice pursuant to this Section 6.5(d) shall not limit or otherwise affect the remedies available hereunder to Parent or the Company.
(e) Parent shall use its reasonable best efforts, with the cooperation of and in consultation with the Company, to obtain within sixty (60) days of from the date hereof: (i) written confirmation from the United States Forest Service that renewal, issuance or reissuance of the USFS Permits is not required as a consequence of consummation of the Merger, or (ii) renewed, reissued, or new USFS Permits on United States Forest Service form ski area special use permit FS 2700-5b (v. 12/2015), OMB No. 0596-0082.

(f) The Company will use its commercially reasonable efforts, and will cause each Company Subsidiary to use its commercially reasonable efforts, to obtain waivers or consents (as applicable) from the applicable third parties with respect to each Contract listed on Section 4.5(a) of the Company Disclosure Schedule; provided that, in connection with obtaining any such waivers or consents (as applicable), the Company will not agree to any change to any such Contract that would be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or, after the Merger, Parent, the Surviving Corporation and their respective Subsidiaries, taken as a whole, in each case without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.6 Access and Reports.
(a) Subject to applicable Law and applicable contractual restrictions in effect on the date hereof, upon reasonable notice, the Company shall (and shall cause the Company Subsidiaries to) afford to the officers and other authorized Representatives of Parent, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its and the Company Subsidiaries’ officers and its and the Company Subsidiaries’ properties, offices and other facilities and its and the Company Subsidiaries’ books, contracts, personnel files and records, and, during such period, the Company shall (and shall cause the Company Subsidiaries to) furnish promptly all information concerning its and the Company Subsidiaries’ business, properties and personnel as may reasonably be requested by Parent and its Representatives from time to time; provided that any such access shall be coordinated through one of the persons listed on Section 6.6 of the Company Disclosure Schedule and provided, further, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; and provided, further, that the foregoing shall not require the Company to (i) (A) permit any inspection that, in the reasonable judgment of the Company, would be materially disruptive to the business or operations of the Company or any of the Company Subsidiaries, or (B) disclose any information that would, in the reasonable judgment of the Company, result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) disclose any information that would, in the reasonable judgment of the Company, be prohibited by applicable Law or be reasonably likely to result in the waiver of the protection of attorney-client, work product or other legal privilege or (iii) prior to the Effective Time and except as otherwise required by applicable Law or legal process, provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement. The Company and Parent shall cooperate in good faith to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. The Confidentiality Agreement shall apply with respect to information furnished by the Company hereunder.
(b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any (i) notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (ii) action, suit, claim, investigation or proceeding commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions.
Section 6.7 Public Announcements.   Except with respect to any Company Adverse Recommendation Change or announcement made with respect to any Alternative Proposal, Superior Proposal or related matters in accordance with Section 6.4 (in which case, the Company shall provide Parent notice of any such Company Adverse Recommendation Change or announcement in accordance with Section 6.4(d)) or any dispute between the parties regarding this Agreement or the Transactions, Parent and the Company shall provide an opportunity for the other party to review and comment upon any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to providing such opportunity to review and comment, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the Transactions shall be in a form mutually agreed to by the Company and Parent. Nothing in this Section 6.7 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the Transactions.
Section 6.8 Stock Exchange Delisting; Deregistration.   Each of the Company and Parent shall cause the Company’s securities to be delisted from the Nasdaq and deregistered under the Exchange Act as soon as practicable following the Effective Time.
Section 6.9 Expenses.   All fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers, but excluding any Parent Expenses, if due in accordance with Section 8.6(c)) incurred in connection with this Agreement and the Transactions will be paid by the party incurring such fees and expenses; provided, however, that (a) Parent and the Company shall be equally responsible for the printing and mailing costs for the Proxy Statement and (b) Parent shall be responsible for all filing fees incurred with respect to the Transactions in connection with the HSR Act.
Section 6.10 Director and Officer Indemnification and Insurance.
(a) From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law, the present and former officers and directors of the Company or any Company Subsidiary, and any person who becomes an officer or director of the Company or any Company Subsidiary prior to the Effective Time (each, an “Indemnified Person”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and any fees, costs and expenses (including the reasonable attorneys’ fees, expenses and disbursements of counsel of the respective Indemnified Party’s choosing) incurred or arising in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Party’s service as an officer, employee or director at or prior to the Effective Time, or services performed by such Indemnified Party, at the request of the Company or any Company Subsidiary, as a fiduciary under any Company Benefit Plan, in each case to the extent they arise out of  (i) matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time, (ii) matters related to this Agreement and the Transactions and (iii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party. In the event of any such claim, action, suit or proceeding, (A) each Indemnified Person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding within ten Business Days of receipt by the Surviving Corporation from such Indemnified Person of a request therefor, provided that the Indemnified Person provides an undertaking to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Person is not entitled to indemnification under applicable Law and (B) Parent and the Surviving Corporation shall use their respective best efforts to cooperate in the defense of any such matter.
(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s articles of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company’s articles of incorporation and bylaws as of the date of this Agreement.
(c) Prior to the Effective Time, Parent and Merger Sub shall obtain, and fully pay the premium for, a non-cancelable extension of the Company’s directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, the “D&O Insurance”) in place as of the date hereof, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time and on terms and conditions and with retentions and limits of liability that are at least as favorable to the insureds as those contained in the Company’s D&O Insurance policies in effect as of the date hereof; provided that if the aggregate cost for such insurance coverage in respect of any one policy year exceeds 300% of the current annual premium paid by the Company, Parent and Merger Sub shall instead be obligated to obtain D&O Insurance with the best available coverage with respect to matters occurring at or prior to the Effective Time for an aggregate cost in respect of each policy year within such six-year period of 300% of the current annual premium paid by the Company.

(d) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the Transactions) now existing in favor of any Indemnified Person as provided in any agreement in effect on the date hereof  (and made available to Parent prior to the date hereof) between the Company or any Company Subsidiary, on the one hand, and any Indemnified Person, on the other hand, will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and continue in full force and effect in accordance with their terms.
(e) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.
(f) The rights of Indemnified Parties to indemnification and insurance pursuant to this Section 6.10 are expressly intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives and are a contract right of each Indemnified Party as a third-party beneficiary of this Agreement, and those rights to indemnification and insurance shall exist in addition to and without limiting any and all rights to indemnification granted or arising under the Company Charter, the Company Bylaws or the Surviving Corporation’s articles of incorporation or bylaws, or by operation of law. The provisions of this Section 6.10 shall survive the consummation of the Merger
(g) Notwithstanding anything herein to the contrary, in the event that any claim for indemnification is asserted or made on or prior to the sixth anniversary of the Effective Time, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.
Section 6.11 Employee Matters.
(a) During the period beginning on the Closing Date and ending on the date that is 12 months after the Closing Date, Parent shall, or shall cause one of its Subsidiaries or Affiliates (including, the Company, the Surviving Corporation and their respective Subsidiaries) to, provide each Employee who is employed by the Company or any Company Subsidiary on the Closing Date (each, a “Company Employee”) to the extent that the Company Employee remains employed by the Surviving Corporation, Parent or any of their respective Subsidiaries or Affiliates with (i) a base salary or hourly wage rate, as applicable, that is at least equal to the base salary or hourly wage rate provided to such Company Employee immediately prior to the Closing Date; (ii) incentive compensation opportunities (including bonus, commission and other incentive compensation opportunities) that are at least equal to the incentive compensation opportunities in effect for such Company Employee immediately prior to the Closing Date (it being understood that Parent will make, or cause one of its Subsidiaries or Affiliates (including the Company, the Surviving Corporation and their respective Subsidiaries) to make, the applicable payment in respect of such incentive compensation opportunities that are earned or accrued in the 12-month period after the Closing Date at the time(s) they would be payable in the ordinary course even if such payment date is after the conclusion of such 12-month period); and (iii) employee benefits that are (x) not less favorable than the employee benefits provided to such Company Employee under the Company Benefit Plans immediately prior to the Closing Date (or, if a Company 401(k) Plan is terminated, then with respect to such plan, immediately prior to its termination) or (y) on the same terms and conditions as offered to similarly situated employees of Parent (or its Subsidiaries or Affiliates).
(b) Parent and its Affiliates (including the Company, the Surviving Corporation and their respective Subsidiaries) shall treat, and shall cause each plan, program, policy, practice and arrangement sponsored or maintained by Parent or any of its Affiliates (including the Company, the Surviving Corporation and any of their respective Subsidiaries) on or after the Closing Date and in which any Company Employee (or the spouse, domestic partner or dependent of any Company Employee) participates or is eligible to participate (each, a “Parent Plan”) to treat, for purposes of eligibility, vesting and, solely for the purposes of determining the amount of vacation, sick leave and other paid time off, benefit accrual and level of benefits, all service with the Company and the Company Subsidiaries (and any predecessor employers if the Company, any Company Subsidiary or any Company Benefit Plan provides past service credit) prior to the Closing Date as service with Parent and its Subsidiaries and Affiliates; provided, however, that such service need not be counted to the extent it would result in duplication of benefits and such service need only be credited to the same extent and for the same purpose as such service was credited under the corresponding Company Benefit Plan.
(c) Parent and its Affiliates (including the Company, the Surviving Corporation and their respective Subsidiaries and Affiliates) shall use commercially reasonable efforts to cause each Parent Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, to waive any and all eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, pre-existing condition limitations and other exclusions and limitations regarding the Company Employees and their spouses, domestic partners and dependents to the extent waived, satisfied or not imposed under the corresponding Company Benefit Plan.
(d) If requested by Parent at least five days prior to the Closing Date, the Company shall adopt resolutions terminating any and all Company Benefit Plans described in Section 401(k) of the Code (each, a “Company 401(k) Plan”), effective no later than the day immediately preceding the Closing Date. If the Company is required to terminate any Company 401(k) Plan pursuant to this Section 6.11(d), then as soon as practicable after the Closing Date (and in any event not later than 45 days thereafter), Parent will establish or designate, or will cause the Surviving Corporation or one of Parent’s other Subsidiaries or Affiliates to establish or designate, a defined contribution plan that includes a cash or deferred arrangement and that satisfies the requirement of Sections 401(a) and 401(k) of the Code (the “Parent 401(k) Plan”). Each Company Employee who was eligible to participate in such terminated Company 401(k) Plan immediately prior to the termination of such plan shall become eligible to participate in the Parent 401(k) Plan as soon as practicable after the Closing Date (and in any event not later than 45 days thereafter). Parent shall cause the Parent 401(k) Plan to accept “direct rollovers” (within the meaning of Section 401(a)(31) of the Code) of  “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) from such Company 401(k) Plan to (or on behalf of) Company Employees who remain employed by the Surviving Corporation, Parent or any of their respective Subsidiaries or Affiliates at the time of such rollover, including the amount of any unpaid balance of any participant loan made under such Company 401(k) Plan (and the related promissory note), to the extent such rollovers are elected by such Company Employees.
(e) Parent shall, or shall cause the Surviving Corporation to, comply with the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, provincial, state or local Law, with respect to “employment losses” which would constitute a “mass layoff” or “plant closing” (each as defined in such Act) occurring at or after the Effective Time.
(f) No provision of this Agreement shall (i) create any right in any Company Employee or any other Employee of the Company or any Company Subsidiary to continued employment by or service with Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, or prevent Parent, the Company, the Surviving Corporation or their respective Subsidiaries or Affiliates from terminating the employment of any Company Employee or any other Employee of the Company or any Company Subsidiary for any reason; (ii) require Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to continue any particular Company Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date (subject to the other provisions of this Section 6.11); or (iii) be treated as an amendment to any Company Benefit Plan or any other employee benefit plan, policy, program, agreement or arrangement of Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or Affiliates.

Section 6.12 Transaction Litigation.   Subject to entry into a customary joint defense agreement, the Company shall give Parent the opportunity to consult with the Company and participate in the defense or settlement of any shareholder litigation against the Company, any Company Subsidiary or their respective directors or officers (each, a “Company Party”) relating to this Agreement, the Merger or the other Transactions. None of the Company, any Company Subsidiary or any Representative of the Company shall compromise, settle or come to an arrangement regarding any such shareholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Company may compromise, settle or come to an agreement regarding shareholder litigation made or pending against a Company Party, if each of the following conditions are met: (i) the resolution of all such litigation requires payment from the Company or any of the Company Subsidiaries or Representatives in an amount not to exceed the amount set forth in Section 6.12 of the Company Disclosure Schedule or the provision of disclosures to the shareholders of the Company relating to the Merger (provided that Parent shall be given reasonable opportunity to review and comment on any supplemental disclosure and the Company shall consider in good faith any reasonable changes thereto proposed by Parent); (ii) the settlement provides for no injunctive or similar relief prohibiting or mandating certain action by the Company, Parent, Merger Sub, Guarantor, the Surviving Corporation or any of their respective Affiliates, Subsidiaries or Representatives; (iii) the settlement provides that Parent and its Subsidiaries and Representatives are released from all liability in connection therewith with prejudice; (iv) none of Parent, Merger Sub, the Company, and their respective Subsidiaries and Representatives are required to admit any wrongdoing as part of the settlement, and (v) the withdrawal or dismissal (with prejudice) of all shareholder claims and actions then pending relating to this Agreement, the Merger or the other Transactions.
Section 6.13 Rule 16b-3 Approval.   Prior to the Closing, the Company and the Company Board or a committee thereof, shall use its reasonable best efforts to take all actions to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any disposition of Company equity securities (including derivative securities) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act immediately prior to the Effective Time.
Section 6.14 Obligations of Merger Sub and the Surviving Corporation.   Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.
Section 6.15 No Control of Other Party’s Business.   Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE VII
CONDITIONS TO THE MERGER
Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Effective Time of each of the following conditions:
(a) Company Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
(b) Regulatory Approvals.   Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.
(c) No Governmental Proceedings.   No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other Transactions, nor shall any such proceeding seeking the same by or before any Governmental Authority be pending.

Section 7.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The respective obligations of each of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 4.1, Section 4.3, Section 4.4, Section 4.5(b), Section 4.18 and Section 4.19) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(ii) The representations and warranties of the Company contained in Section 4.3 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount.
(iii) The representations and warranties of the Company contained in the first sentence of Section 4.1, Section 4.4, Section 4.5(b), Section 4.18 and Section 4.19 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time.
(b) Performance of Obligations.   The Company shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Closing
(c) No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any fact, circumstance, occurrence, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) USFS Permits.   The Company or the Company Subsidiaries shall have obtained any consent, transfer, renewal, issuance or reissuance with respect to the USFS Permits if required by the United States Forest Service in connection with the consummation of the Merger; provided, however, that if the United States Forest Service requires that the Company or the Company Subsidiaries obtain a renewal, issuance or reissuance of any USFS Permit, the renewed, or issued or reissued USFS Permit shall either (i) have the same or substantially similar terms and conditions as the current USFS Permit, or (ii) have the same or substantially similar terms and conditions as United States Forest Service form ski area special use permit FS 2700-5b (v. 12/2015), OMB No. 0596-0082.
(e) Company Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
Section 7.3 Conditions to Company’s Obligation to Effect the Merger.   The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 5.1, Section 5.2, Section 5.3(b) and Section 5.5) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(ii) The representations and warranties of Parent and Merger Sub contained in the first sentence of Section 5.1, Section 5.2, Section 5.3(b) and Section 5.5 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time.
(b) Performance of Obligations.   Each of Parent and Merger Sub shall have performed in all material respects all material obligations required to be performed by each of Parent and Merger Sub under this Agreement at or prior to the Closing.
(c) Parent Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION
Section 8.1 Termination by Mutual Consent.   This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Company Shareholder Approval) by the mutual written consent of Parent, Merger Sub, and the Company.
Section 8.2 Termination by Parent or the Company.   This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Company Shareholder Approval):
(a) if the Merger has not been consummated on or before January 21, 2020 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of the failure of the Merger to be consummated on or before the End Date; and provided, further, that if on the third Business Day prior to the End Date, the condition set forth in Section 7.1(b) shall not have been satisfied, but all other conditions to Closing shall be satisfied or shall be capable of being satisfied upon satisfaction of the condition to Closing set forth in such sections, then Parent or the Company shall have the right to extend the End Date for up to two additional successive ninety (90)-day periods (which, if so validly extended, shall become the “End Date” for all purposes under this Agreement, and for purposes of any second extension, such extension may only be made if on the third Business Day prior to the End Date, as first extended, the condition set forth in Section 7.1(b) shall not have been satisfied, but all other conditions to Closing shall be satisfied or shall be capable of being satisfied upon satisfaction of the condition to Closing set forth in such sections), in each such instance, by notifying the other party in writing of such election before the End Date;
(b) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c) if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Company Shareholder Approval shall not have been obtained at such meeting (unless such Company Shareholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 8.3 Termination by the Company.   This Agreement may be terminated by the Company at any time prior to the Effective Time:
(a) if prior to the receipt of the Company Shareholder Approval at the Company Shareholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, to accept a Superior Proposal; provided, that the Company shall have (i) substantially concurrently with such termination entered into a definitive agreement with respect to such Superior Proposal and (ii) paid any amounts due under Section 8.6(b); or
(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or Section 7.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.3(b); provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
Section 8.4 Termination by Parent.   This Agreement may be terminated by Parent (with any termination by Parent also being an effective termination by Merger Sub):
(a) If a Company Adverse Recommendation Change shall have occurred or the Company shall have breached its obligations set forth in Section 6.4 in any material respect; or
(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or Section 7.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.4(b); provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
Section 8.5 Notice of Termination; Effect of Termination.
(a) In the event of termination of this Agreement as provided in Section 8.2, Section 8.3 or Section 8.4, the terminating party shall deliver written notice thereof to the other party or parties (as applicable), specifying with particularity the reason for such termination and the provision hereof pursuant to which such termination is made, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice to such other party or parties.
(b) If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 4.24, Section 5.9, this Section 8.5, Section 8.6 and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.
Section 8.6 Termination Fee.
(a) If this Agreement is terminated by Parent pursuant to Section 8.4(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within five Business Days after such termination, a fee in an amount equal to the Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), prior to or simultaneously with such termination, the Termination Fee.
(c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.2(c), then the Company shall pay to or as directed by Parent all of the fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers) incurred in connection with this Agreement and the Transactions in an amount not to exceed $3,000,000 in the aggregate (the “Parent Expenses”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, prior to or substantially concurrently with the termination of this Agreement.
(d) If  (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.2(a) or Section 8.2(c), (ii) after the date of this Agreement and prior to the time of the termination of this Agreement an Alternative Proposal shall have been publicly made, commenced, submitted or announced or made known to the Company Board prior to this Agreement’s termination and (iii) the Company consummates a transaction with respect to such Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to such Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated, then the Company shall pay to Parent, within two Business Days following such consummation, the Termination Fee (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.6(c), if any); provided that, solely for purposes of this Section 8.6(d), all references to “fifteen percent (15%)” and “eighty-five percent (85%)” in the definition of Alternative Proposal shall be deemed to be references to “fifty percent (50%).”
(e) The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.
(f) Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Parent Expenses or Termination Fee becomes payable and are paid by the Company pursuant to this Section 8.6, the Parent Expenses and Termination Fee, as the case may be, shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Survival.   None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.1 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 9.2 Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by electronic mail to the parties at the following addresses:
(a)   if to the Company, to:
Peak Resorts, Inc.
17409 Hidden Valley Drive
Wildwood, Missouri 63025
Attention: Timothy Boyd

with a copy, which will not constitute notice for purposes hereof, to:
Perkins Coie LLP
1900 Sixteenth Street
Suite 1400
Denver, Colorado 80202
Attention: Jeff Beuche and Jason Day
Email: jbeuche@perkinscoie.com and jday@perkinscoie.com
(b)   if to Parent or Merger Sub, to:
Vail Holdings, Inc.
390 Interlocken Crescent, Suite 1000
Broomfield, Colorado 80021
Attention: Executive Vice President and General Counsel
with a copy, which will not constitute notice for purposes hereof, to:
Wilmer Cutler Pickering Hale and Dorr LLP
1225 Seventeenth Street
Suite 2600
Denver, Colorado 80202
Attention: Keith Trammell
Email: keith.trammell@wilmerhale.com
or to such other address as any party shall specify by written notice so given. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. Mountain Time and such day is a Business Day in the place of receipt; provided, that notices, requests or other communications provided by electronic mail shall be deemed received upon delivery. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 9.3 Assignment; Binding Effect; Benefit.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in violation of this Agreement is void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors. Except for the provisions of Section 6.10 and this Section 9.3, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) the right of the shareholders of the Company to receive the aggregate Merger Consideration after the Closing (a claim that may not be made unless and until the Effective Time shall have occurred), (ii) the rights of the holders of RSUs to receive the amounts set forth in and pursuant to Section 3.3 (a claim that may not be made unless and until the Effective Time shall have occurred) and (iii) the rights of the holders of Warrants to receive the amounts set forth in and pursuant to Section 3.4 (a claim that may not be made unless and until the Effective Time shall have occurred). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.4 without notice or liability to any Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.4 Extension; Waivers.   At any time prior to the Effective Time, each party may, to the extent permissible under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto (as applicable), (b) waive any inaccuracies in the representations and warranties made by any other party hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any other party hereto contained herein; provided that any agreement by a party to any such waiver or extension shall be valid only if set forth in an instrument in writing duly executed by the party against whom the waiver is to be effective. Subject to the foregoing, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
Section 9.5 Amendments.   This Agreement may be amended by the parties hereto, by action taken or authorized by their boards of directors, at any time prior to the Effective Time; provided, however, that after the Company Shareholder Approval, no amendment that by Law requires further approval by the Company shareholders may be made without such approval having been obtained. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.
Section 9.6 Entire Agreement.   This Agreement and the other Transaction Documents constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Each exhibit and schedule to this Agreement will be considered incorporated into this Agreement.
Section 9.7 Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
Section 9.8 Severability.   If any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement, to the extent possible, in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party.
Section 9.9 Governing Law.   This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic Laws of the State of Missouri, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Missouri.
Section 9.10 Enforcement of Agreement.
(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and hereby agree that, unless this Agreement has been terminated in accordance with Article VIII, in the event of any breach or threatened breach by the Company, on the one hand, or Parent and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(b) Each of the parties agrees that it will not raise any objection to the availability of the equitable remedy of specific performance or other equitable relief as provided herein, including objections on the basis that (i) either party has an adequate remedy at law or equity or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction. The remedies available each of the parties pursuant to this Section 9.10 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit any of the parties from, in the alternative, seeking to terminate this Agreement and collect the Parent Expenses and the Termination Fee, if applicable, pursuant to Section 8.6. The parties hereto further agree that nothing set forth in this Section 9.10 shall require any party hereto to institute any proceeding for specific performance under this Section 9.10 prior to or as a condition to exercising any termination right under Article VIII (or receipt of any amounts due pursuant to Section 8.6), nor shall the commencement of any legal action or legal proceeding pursuant to this Section 9.12 or anything set forth in this Section 9.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII.
Section 9.11 Consent to Jurisdiction and Venue.   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of the State of Missouri located in St. Louis County, Missouri, or the Federal court of the United States of America located in the Eastern District of Missouri, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or any of the Transactions or any other transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Missouri state court or, to the extent permitted by applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Missouri state or Federal court, and (d) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Missouri state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.
Section 9.12 Waiver of Jury Trial.   EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREFOR.
Section 9.13 No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the parties hereto, and no Person who is not a party to this Agreement, including any director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney or other Representative of any party to this Agreement that is not itself a party to this Agreement, shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representation made or alleged to be made in connection herewith.
Section 9.14 Guarantor.   Guarantor absolutely, unconditionally and irrevocably guarantees to the Company, as the primary obligor and not merely as surety, the due and punctual observance, payment, performance and discharge of the obligations of Parent pursuant to this Agreement (the “Obligations”).

If Parent fails to pay or perform the Obligations when due, then all of Guarantor’s liabilities to the Company hereunder in respect of such Obligations shall, at the Company’s option, become immediately due and payable and the Company may at any time and from time to time take any and all actions available hereunder or under applicable law to enforce and collect the Obligations from Guarantor. In furtherance of the foregoing, Guarantor acknowledges that the Company may, in its sole discretion, bring and prosecute a separate action or actions against Guarantor for the full amount of the Obligations, regardless of whether any action is brought against Parent. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement.
[Remainder of page intentionally left blank.]

The parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.
VAIL HOLDINGS, INC.
By:
/s/ David T. Shapiro

Name: David T. Shapiro
Title:   Executive Vice President and General Counsel
VRAD HOLDINGS, INC.
By:
/s/ David T. Shapiro

Name: David T. Shapiro
Title:   Secretary
VAIL RESORTS, INC. (solely with respect to Section 9.14)
By:
/s/ David T. Shapiro

Name: David T. Shapiro
Title:   Executive Vice President, General Counsel and Secretary
PEAK RESORTS, INC.
By:
/s/ Timothy D. Boyd

Name: Timothy D. Boyd
Title:   President & CEO
[Signature Page to Agreement and Plan of Merger]

Annex B
July 19, 2019
Board of Directors
Peak Resorts, Inc.
17409 Hidden Valley Drive
Wildwood, MO 63025
Gentlemen:
You have requested our opinion as to the fairness from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Peak Resorts, Inc. (the “Company”), other than the Principal Shareholders (as defined in the Agreement (as defined below)) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by Vail Holdings, Inc. (“Parent”), VRAD Holdings, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), the Company, and, solely for purposes of Section 9.14 thereof, Vail Resorts, Inc. (“Guarantor”). As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock (other than Excluded Shares (as defined in the Agreement)) will be converted into the right to receive $11.00 in cash (the “Consideration”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company, including certain publicly available research analysts’ financial forecasts; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company generally; (iv) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (v) considered the results of efforts by or on behalf of the Company, including by us at the Company’s direction, to solicit indications of interest from third parties with respect to a possible acquisition of all or a portion of the Company; (vi) reviewed the financial terms of certain other transactions that we deemed relevant; (vii) reviewed a draft, dated July 19, 2019, of the Agreement and drafts, dated July 17, 2019 and July 18, 2019, of the Voting Agreements (as defined in the Merger Agreement) proposed to be entered into by certain shareholders of the Company; (viii) participated in certain discussions and negotiations among representatives of the Company and Parent; and (ix) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of  (and have not independently verified) any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement, the Voting Agreements or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than the Principal Shareholders). Nor have we considered, and we do not express any opinion with respect to, any value that may be attributable to any control rights or governance rights of any holders of Company Common Stock or associated with any substantial holding thereof. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement and the Voting Agreements will not differ from the drafts that we have reviewed in any respect material to our analysis, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement and the Voting Agreements will comply with all the material terms thereof. We have assumed, with your consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Guarantor. In the future, we may provide investment banking or other services to the Company or Guarantor and may receive compensation for such services.
This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than the Principal Shareholders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders, other than the Principal Shareholders.
Very truly yours,
/s/ MOELIS & COMPANY LLC
MOELIS & COMPANY LLC

Annex C
SECTION 351.455 OF THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI
§ 351.455. Shareholder entitled to appraisal and payment of fair value, when—remedy exclusive, when.
1.   Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:
(1)   Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;
(2)   Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;
(3)   Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and
(4)   Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder’s shares as of the day before the date on which the vote was taken approving the merger or consolidation.
2.   The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:
(1)   Fails to file a written objection prior to or at such meeting;
(2)   Fails to make demand within the twenty-day period; or
(3)   In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;
shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.
3.   Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.
4.   If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.
5.   If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit.
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Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.
6.   The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
7.   When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.
C-2

PEAK RESORTS VOTE 000004ENDORSEMENT_LINESACKPACK MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. C123456789 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card. Votes submitted electronically must bereceived by 11:59 p.m. Eastern DaylightTime, on [TBD], 2019. OnlineGo to www.investorvote.com/skisor scan the QR code — login details arelocated in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/skis Special Meeting Proxy Card1234 5678 9012 345IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends A a vote FOR the following proposals: For Against AbstainFor Against Abstain 1. The proposal to adopt the Merger Agreement and approve theMerger and the other transactions contemplated thereby. 2. The proposal to adjourn the Special Meeting to a later date ordates, if necessary or appropriate, to solicit additional proxies ifthere are insufficient votes to adopt the Merger Agreement andapprove the Merger and the other transactions contemplatedthereby at the time of the Special Meeting. BAuthorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.C1234567890J N T0 2 D V4 2 7 6 7 0MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND033UMB+

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement are available at http://ir.peakresorts.com/docs Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/skis IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of Special Meeting of ShareholdersProxy Solicited by Board of Directors for use at the Special Meeting — [TBD], 2019, [TBD] Central Time17409 Hidden Valley Drive, Wildwood, Missouri 63025Timothy Boyd and Christopher Bub, or either of them, each with the power of substitution, are hereby authorized to represent and vote all of the shares ofthe undersigned that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at theSpecial Meeting of the Shareholders of Peak Resorts, Inc. to be held on [TBD], 2019, at [TBD], Central Time, or any adjournment or postponement thereof.Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the proxies will have authorityto vote in accordance with the Board of Directors’ recommendation FOR each of proposals 1 and 2.(Items to be voted appear on reverse side.) C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right ifyou plan to attend theSpecial Meeting.+